FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-05

Dated August 10, 2022	BBCMS 2022-C17

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2022-C17
$905,003,064 (Approximate Mortgage Pool Balance)

$803,190,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2022-C17

Barclays Capital Real Estate Inc.

Argentic Real Estate Finance LLC

Bank of Montreal

KeyBank National Association

LMF Commercial, LLC

Societe Generale Financial Corporation

BSPRT CMBS Finance, LLC

UBS AG

Mortgage Loan Sellers

Barclays		KeyBanc Capital Markets
Société Générale
UBS Securities LLC		BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager		Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 10, 2022	BBCMS 2022-C17

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, BMO Capital Markets Corp, KeyBanc Capital Markets Inc., Drexel Hamilton, LLC or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2022-C17 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$9,177,000	$8,880,000	$297,000	30.000%	2.86	10/22-6/27	37.7%	17.0%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$68,038,000	$65,836,000	$2,202,000	30.000%	4.89	6/27-8/27	37.7%	17.0%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$27,121,000	$26,243,000	$878,000	30.000%	6.89	7/29-1/30	37.7%	17.0%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	37.7%	17.0%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	37.7%	17.0%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$17,866,000	$17,287,000	$579,000	30.000%	7.41	8/27-4/32	37.7%	17.0%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$633,502,000(8)	$613,000,000	$20,502,000	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$169,688,000(9)	$164,195,000	$5,493,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf)	$85,975,000	$83,192,000	$2,783,000	20.500%	9.94	8/32-8/32	42.9%	15.0%
B	NR / AA-sf / AA-(sf)	$46,381,000	$44,880,000	$1,501,000	15.375%	9.94	8/32-8/32	45.6%	14.1%
C	NR / A-sf / A-(sf)	$37,332,000	$36,123,000	$1,209,000	11.250%	9.94	8/32-8/32	47.8%	13.4%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D	NR / BBB-sf / BBB-(sf)	$40,725,000(11)	$39,406,000	$1,319,000	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB-(sf)	$20,362,000(12)	$19,703,000	$659,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$16,969,000	$16,419,000	$550,000	9.375%	9.94	8/32-8/32	48.8%	13.1%
E	NR / BBB-sf / BBB-(sf)	$23,756,000	$22,987,000	$769,000	6.750%	9.94	8/32-8/32	50.3%	12.8%
F	NR / BB-sf / BB-(sf)	$20,362,000	$19,703,000	$659,000	4.500%	9.94	8/32-8/32	51.5%	12.5%
G-RR	NR / B-sf / B-(sf)	$9,050,000	$8,757,000	$293,000	3.500%	9.98	8/32-9/32	52.0%	12.3%
H-RR	NR / NR / NR	$31,676,063	$30,651,000	$1,025,063	0.000%	10.02	9/32-9/32	53.9%	11.9%

Privately Offered Loan-Specific Certificates(10)

Class	Expected Ratings (Moody’s)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(13)	Underwritten NOI Debt Yield(14)
PWV-A	A3(sf)	$27,300,000	58.947%	4.94	8/27-8/27	37.4%	10.7%
PWV-B	Baa3(sf)	$31,100,000	12.180%	4.94	8/27-8/27	42.8%	9.4%
PWV-RR	NR	$8,100,000	0.000%	4.94	8/27-8/27	44.2%	9.1%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.

(2)	On the Closing Date, Argentic Real Estate Finance LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters the pooled certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus.

(3)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the Park West Village mortgage loan (the “Trust Subordinate Companion Loan”). None of the Class PWV-A, Class PWV-B or Class PWV-RR certificates (collectively, the “Loan-Specific Certificates”) provide credit support to any other class of certificates except to the extent of the subordination of the Trust Subordinate Companion loan (in which the Loan-Specific Certificates each represent an interest) to the Park West Village mortgage loan. The initial credit support percentages of the Loan-Specific Certificates are based on the Trust Subordinate Companion Loan.

(4)	Assumes 0% CPR / 0% CDR and a September 8, 2022 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated August 11, 2022 (the “Preliminary Prospectus”).

(5)	The “Certificate Principal to Value Ratio” for any Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Pooled Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Indicative Capital Structure

Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The “Underwritten NOI Debt Yield” for any Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $511,300,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 - $250,000,000	$0 - $241,910,000	$0 - $8,090,000	N/A – 9.72	N/A – 11/31-6/32
Class A-5	$261,300,000– $511,300,000	$252,844,000-$494,754,000	$8,456,000-$16,546,000	9.84 – 9.78	6/32-8/32 – 11/31-8/32
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(10)	The Classes of Certificates set forth under “Privately Offered Certificates” and “Privately Offered Loan-Specific Certificates” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.

(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(13)	The “Certificate Principal to Value Ratio” for any Class of Loan-Specific Certificates is calculated as the product of (a) the Cut-off Date LTV for the Park West Village whole loan and (b) a fraction, the numerator of which is the sum of (i) the initial Certificate Balance of such class of the Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class and (ii) the principal balance as of the Cut-off Date of the Park West Village mortgage loan and the Park West Village pari passu companion loans, and the denominator of which is the sum of (i) the total initial Certificate Balance of all classes of Loan-Specific Certificates and (ii) the principal balance as of the Cut-off Date of the Park West Village mortgage loan and the Park West Village pari passu companion loans and the Park West Village non-trust subordinate companion loan.

(14)	The “Underwritten NOI Debt Yield” for any class of Loan-Specific Certificates is calculated as the product of (a) the Underwritten NOI Debt Yield for the Park West Village whole loan and (b) a fraction, the numerator of which is the sum of (i) the total initial Certificate Balance of all classes of Loan-Specific Certificates and (ii) the principal balance as of the Cut-off Date of the Park West Village mortgage loan, the Park West Village pari passu companion loans and the Park West Village non-trust subordinate companion loan, and the denominator of which is the sum of (i) the initial Certificate Balance of such class of the Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class and (ii) the principal balance as of the Cut-off Date of the Park West Village mortgage loan and the Park West Village pari passu companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Summary of Transaction Terms

Securities Offered:	$803,190,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and UBS Securities LLC.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Argentic Real Estate Finance LLC (“AREF”) (23.8%), Bank of Montreal (“BMO”) (15.9%), Barclays Capital Real Estate Inc. (“Barclays”) (15.4%), KeyBank National Association (“KeyBank”) (13.5%), LMF Commercial, LLC (“LMF”) (10.2%), Societe Generale Financial Corporation (“SGFC”) (9.6%), BSPRT CMBS Finance, LLC (“BSPRT”) (8.7%), and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (3.0%).
Master Servicer:	KeyBank National Association.
Special Servicer:	Argentic Services Company LP (other than with respect to the Park West Village whole loan) and KeyBank National Association (with respect to the Park West Village whole loan).
Directing Certificateholder:	Argentic Securities Income USA 2 LLC (or its affiliate).
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

For a discussion on the manner in which AREF, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Pooled Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 1.77% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR and H-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 3.24% of the certificate balance or notional amount of each class of Pooled Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about September 8, 2022.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2022, or in the case of any mortgage loan that has its first due date after September 2022, the date that would have been its due date in September 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2022.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2022.
Assumed Final Distribution Date:	The Distribution Date in September 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2055.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Pooled Certificates”) and the Class PWV-A, Class PWV-B and Class PWV-RR Certificates (the “Loan-Specific Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Loan-Specific Certificates and the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Summary of Transaction Terms

Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans and the Trust Subordinate Companion Loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
AREF	10	19	$215,186,328	23.8%	$215,186,328	23.8%
BMO	5	6	$135,000,000	14.9%	$143,500,000	15.9%
Barclays	13	26	$117,974,550	13.0%	$139,724,550	15.4%
KeyBank	6	38	$122,005,359	13.5%	$122,005,359	13.5%
LMF	8	8	$70,266,740	7.8%	$92,016,740	10.2%
SGFC	4	4	$55,625,000	6.1%	$87,125,000	9.6%
BSPRT	4	7	$78,445,086	8.7%	$78,445,086	8.7%
LMF, Barclays	1	1	$43,500,000	4.8%	-	-
SGFC, BMO	1	9	$40,000,000	4.4%	-	-
UBS AG	1	1	$27,000,000	3.0%	$27,000,000	3.0%
Total:	53	119	$905,003,064	100.0%	$905,003,064	100.0%
Loan Pool
Initial Pool Balance (“IPB”):	$905,003,064
Number of Mortgage Loans:	53
Number of Mortgaged Properties:	119
Average Cut-off Date Balance per Mortgage Loan:	$17,075,530
Weighted Average Current Mortgage Rate:	5.55571%
10 Largest Mortgage Loans as % of IPB:	42.3%
Weighted Average Remaining Term to Maturity:	112 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.92x
Weighted Average UW NOI Debt Yield(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	53.9%
Weighted Average Maturity Date LTV(1)(3):	52.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	11.5%
% of Mortgage Loans with Single Tenants(4):	15.9%
% of Mortgage Loans secured by Multiple Properties:	29.3%
Amortization
Weighted Average Original Amortization Term(5):	357 months
Weighted Average Remaining Amortization Term(5):	356 months
% of Mortgage Loans with Interest-Only:	73.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	14.2%
% of Mortgage Loans with Amortizing Balloon:	11.9%
Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	60.7%
% of Mortgage Loans with Springing Lockboxes:	28.6%
% of Mortgage Loans with Soft Lockboxes:	10.8%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	81.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	49.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	69.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	32.1%
(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(5)	Excludes 36 mortgage loans that are interest-only for the entire term.

(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan Nos. 1 and 19, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Park West Village	New York, NY	BMO	1	$47,500,000	5.2%	850	Multifamily	2.60x	12.3%	32.6%	32.6%
2	The Garland Hotel	North Hollywood, CA	AREF	1	$45,000,000	5.0%	257	Hospitality	2.59x	17.6%	43.3%	43.3%
3	4141 NE 2nd Avenue	Miami, FL	LMF, Barclays	1	$43,500,000	4.8%	112,896	Mixed Use	2.06x	11.8%	51.5%	51.5%
4	Chase St. & Cardone	Various, Various	AREF	2	$42,000,000	4.6%	1,759,500	Industrial	1.95x	12.6%	63.2%	63.2%
5	A&R Hospitality Portfolio	Various, Various	SGFC, BMO	9	$40,000,000	4.4%	724	Hospitality	2.06x	16.4%	46.9%	43.2%
6	Hamilton Portfolio	Chattanooga, TN	BSPRT	4	$40,000,000	4.4%	473,274	Retail	1.51x	11.5%	59.6%	53.3%
7	Green Valley Corporate Center North	Henderson, NV	KeyBank	1	$37,000,000	4.1%	181,434	Office	1.96x	10.9%	60.7%	60.7%
8	Autokiniton Industrial Portfolio	Various, Various	Barclays	2	$30,000,000	3.3%	1,443,573	Industrial	1.72x	10.4%	60.9%	60.9%
9	2100 Wharton Street	Pittsburgh, PA	AREF	1	$29,500,000	3.3%	241,305	Office	1.59x	10.2%	59.1%	59.1%
10	Chidlaw Building	Colorado Springs, CO	LMF	1	$27,976,854	3.1%	281,144	Mixed Use	1.49x	11.6%	58.0%	49.3%

	Top 3 Total/Weighted Average			3	$136,000,000	15.0%			2.42x	13.9%	42.2%	42.2%
	Top 5 Total/Weighted Average			14	$218,000,000	24.1%			2.27x	14.1%	47.1%	46.4%
	Top 10 Total/Weighted Average			23	$382,476,854	42.3%			2.01x	12.7%	52.5%	50.8%
	Non-Top 10 Total/Weighted Average			96	$522,526,210	57.7%			1.86x	11.2%	55.0%	52.9%

(1)	In the case of Loan Nos. 1, 5, 6 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 7, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Park West Village	BMO	$47,500,000	$187,500,000	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$140,000,000
5	A&R Hospitality Portfolio	SGFC, BMO	$40,000,000	$63,000,000	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$23,000,000
6	Hamilton Portfolio	BSPRT	$40,000,000	$65,000,000	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$25,000,000
8	Autokiniton Industrial Portfolio	Barclays	$30,000,000	$41,000,000	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$11,000,000
11	3075 Olcott	UBS AG	$27,000,000	$142,000,000	BMO 2022-C2	Midland	Rialto	BBCMS 2022-C16 BMO 2022-C2	$65,000,000 $50,000,000
13	Bell Works	BMO	$25,000,000	$210,000,000	BMARK 2022-B35	KeyBank	KeyBank	BMARK 2022-B35 CGCMT 2022-GC48 BBCMS 2022-C16 BMO 2022-C2 Future Securitization(s)	$50,000,000 $40,000,000 $40,000,000 $30,000,000 $25,000,000
14	KB Portfolio	KeyBank	$25,000,000	$80,000,000	BMO 2022-C2	Midland	Rialto	BMO 2022-C2	$55,000,000
16	Saks Fulfillment Center	BMO	$22,500,000	$60,000,000	(2)	(2)	(2)	Future Securitization(s)	$37,500,000
18	Crossgates Commons	AREF	$21,924,338	$31,889,947	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$10,000,000
19	Yorkshire & Lexington Towers	BMO	$20,000,000	$318,000,000	CGCMT 2022-GC48	Midland	Rialto	CGCMT 2022-GC48 BBCMS 2022-C16 BMO 2022-C2 BMARK 2022-B36(3) Future Securitization(s)	$60,000,000 $65,000,000 $70,000,000 $66,000,000 $37,000,000
20	39 Broadway	Barclays	$20,000,000	$85,000,000	BMARK 2022-B36	Midland	Midland	BMARK 2022-B36(3)	$65,000,000
21	3455 Veterans Memorial Highway	BMO	$20,000,000	$30,000,000	BBCMS 2022-C17	KeyBank	Argentic	Future Securitization(s)	$10,000,000
32	The Shoppes at Eagle Point	BSPRT	$9,955,086	$39,820,343	BBCMS 2022-C16	Midland	LNR	BBCMS 2022-C16	$30,000,000

(1)	In the case of Loan Nos. 1 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 16, the related Whole Loan will be serviced under the BBCMS 2022-C17 pooling and servicing agreement until such time that the lead servicing pari passu companion loan or subordinate companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is the loan seller or an affiliate of the loan seller as holder of the companion loans.

(3)	The BMARK 2022-B36 securitization is expected to close on August 23, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut- off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Park West Village	$47,500,000	$140,000,000	$177,500,000	$365,000,000	2.60x	1.34x	32.6%	63.5%	12.3%	6.3%
7	Green Valley Corporate Center North	$37,000,000	NAP	$15,700,000	NAP(1)	1.96x	NAP(1)	60.7%	NAP(1)	10.9%	NAP(1)
19	Yorkshire & Lexington Towers	$20,000,000	$298,000,000	$396,000,000	$714,000,000	3.61x	1.20x	33.3%	74.8%	11.1%	5.0%
(1)	In the case of Loan No. 1, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan No. 7, the bridge loan is secured only by a pledge of the economic interest in the related borrower, no monthly debt payments are due, and the principal balance must be paid down to a balance of (a) $10,205,000 on or before October 24, 2022, (b) $7,850,000 on or before November 23, 2022 and (c) $3,925,000 on or before December 23, 2022, with all remaining unpaid principal and all accrued interest due at the final maturity date of January 26, 2023; therefore, Total Debt Cut-off Date Balance and Total Debt Characteristics are not applicable. In the case of Loan No. 19, subordinate debt represents one or more Subordinate Companion Loans and mezzanine loan(s).

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	6	$160,900,000	17.8%	1.72x	9.9%	60.9%	60.9%
	CBD	3	44,656,250	4.9	2.00x	11.6%	48.4%	48.4%
	Medical	9	11,525,250	1.3	1.72x	8.9%	55.6%	55.6%
	Subtotal:	18	$217,081,500	24.0%	1.78x	10.2%	58.0%	58.0%
Retail	Anchored	11	$124,208,994	13.7%	1.70x	12.1%	56.2%	49.4%
	Single Tenant	28	57,526,500	6.4	1.76x	9.5%	54.1%	54.1%
	Unanchored	3	21,148,532	2.3	1.61x	11.3%	58.7%	55.6%
	Shadow Anchored	9	11,015,000	1.2	3.00x	17.8%	40.3%	40.3%
	Subtotal:	51	$213,899,027	23.6%	1.77x	11.6%	55.1%	50.8%
Hospitality	Limited Service	9	$55,352,420	6.1%	2.29x	17.4%	50.1%	45.9%
	Full Service	1	45,000,000	5.0	2.59x	17.6%	43.3%	43.3%
	Extended Stay	4	29,441,984	3.3	2.18x	16.1%	44.4%	42.5%
	Subtotal:	14	$129,794,404	14.3%	2.37x	17.2%	46.4%	44.2%
Industrial	Manufacturing	3	$55,710,000	6.2%	1.83x	11.4%	62.0%	62.0%
	Warehouse	2	28,379,550	3.1	1.72x	10.6%	54.6%	54.6%
	Warehouse / Distribution	1	16,290,000	1.8	1.95x	12.6%	63.2%	63.2%
	Flex	2	11,250,000	1.2	1.37x	9.9%	70.5%	63.4%
	Subtotal:	8	$111,629,550	12.3%	1.77x	11.2%	61.1%	60.4%
Multifamily	High Rise	3	$67,500,000	7.5%	2.90x	11.9%	32.8%	32.8%
	Mid Rise	1	11,500,000	1.3	1.54x	8.8%	68.0%	68.0%
	Garden	1	9,990,000	1.1	1.77x	10.1%	47.6%	47.6%
	Subtotal:	5	$88,990,000	9.8%	2.60x	11.3%	39.0%	39.0%
Mixed Use	Retail / Office	1	$43,500,000	4.8%	2.06x	11.8%	51.5%	51.5%
	Office / Industrial	1	27,976,854	3.1	1.49x	11.6%	58.0%	49.3%
	Multifamily / Retail	1	5,850,000	0.6	1.51x	9.5%	55.5%	55.5%
	Office / Retail	1	5,000,000	0.6	1.90x	14.3%	49.0%	44.0%
	Subtotal:	4	$82,326,854	9.1%	1.82x	11.7%	53.8%	50.6%
Self Storage		8	$28,381,729	3.1%	1.40x	9.4%	59.9%	57.5%
Manufactured Housing		10	$18,700,000	2.1%	1.23x	9.3%	61.2%	56.8%
Other	Leased Fee	1	$14,200,000	1.6%	1.61x	9.4%	58.9%	58.9%
Total / Weighted Average:		119	$905,003,064	100.0%	1.92x	11.9%	53.9%	52.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	11	$166,074,338	18.4%	2.23x	11.4%	45.7%	44.1%
Florida	7	114,718,094	12.7%	2.01x	13.0%	48.7%	46.7%
Texas	9	78,355,792	8.7%	1.82x	11.4%	58.9%	58.4%
California	3	73,732,500	8.1%	2.23x	14.1%	49.5%	49.5%
Alabama	13	56,193,030	6.2%	2.11x	15.9%	49.4%	45.7%
Pennsylvania	4	54,718,750	6.0%	1.64x	10.3%	56.6%	56.6%
Tennessee	6	50,845,086	5.6%	1.51x	11.3%	58.7%	51.8%
Nevada	2	46,917,500	5.2%	1.89x	10.4%	60.0%	60.0%
Michigan	5	34,440,192	3.8%	1.66x	10.6%	62.9%	60.3%
Indiana	2	31,992,472	3.5%	1.84x	12.4%	64.5%	62.4%
Colorado	1	27,976,854	3.1%	1.49x	11.6%	58.0%	49.3%
New Jersey	1	25,000,000	2.8%	1.68x	9.4%	62.6%	62.6%
Arizona	1	19,000,000	2.1%	2.01x	12.5%	55.9%	55.9%
Kentucky	2	15,908,850	1.8%	1.68x	9.7%	59.7%	59.7%
Ohio	9	15,674,341	1.7%	1.80x	11.3%	58.1%	56.3%
Connecticut	1	14,200,000	1.6%	1.61x	9.4%	58.9%	58.9%
Georgia	2	9,578,518	1.1%	2.51x	18.3%	62.4%	54.5%
Illinois	6	8,028,438	0.9%	1.47x	9.8%	61.5%	57.8%
Rhode Island	1	7,300,000	0.8%	1.11x	7.2%	66.4%	66.4%
Missouri	4	6,977,000	0.8%	2.23x	11.6%	46.5%	46.5%
Virginia	2	5,467,000	0.6%	1.52x	10.2%	66.5%	60.7%
Maine	1	5,150,000	0.6%	1.34x	8.2%	59.0%	59.0%
Maryland	1	5,150,000	0.6%	1.59x	8.5%	60.2%	60.2%
Iowa	5	4,838,979	0.5%	1.78x	10.4%	55.1%	53.1%
Washington	1	4,600,000	0.5%	1.30x	9.5%	43.8%	41.0%
New Hampshire	3	3,770,000	0.4%	1.57x	9.5%	57.5%	57.5%
Minnesota	5	3,640,000	0.4%	2.19x	11.3%	46.8%	46.8%
Mississippi	2	3,472,393	0.4%	1.92x	13.0%	62.1%	54.7%
North Carolina	2	3,423,000	0.4%	1.76x	9.6%	51.0%	51.0%
Vermont	1	2,300,000	0.3%	1.55x	9.8%	57.5%	57.5%
Louisiana	1	1,372,813	0.2%	1.62x	8.4%	57.6%	57.6%
Wisconsin	1	1,218,125	0.1%	1.62x	8.4%	57.6%	57.6%
Arkansas	1	769,000	0.1%	2.19x	11.3%	46.8%	46.8%
New Mexico	1	765,000	0.1%	2.19x	11.3%	46.8%	46.8%
Nebraska	1	725,000	0.1%	3.00x	17.8%	40.3%	40.3%
Massachusetts	1	710,000	0.1%	3.00x	17.8%	40.3%	40.3%
Total / Weighted Average:	119	$905,003,064	100.0%	1.92x	11.9%	53.9%	52.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,490,393	-	$4,999,999	6	$22,145,393	2.4%	5.55159%	114	1.56x	10.3%	57.3%	54.1%
$5,000,000	-	$9,999,999	17	118,008,241	13.0%	5.85948%	117	1.59x	10.9%	60.1%	56.3%
$10,000,000	-	$19,999,999	9	129,775,000	14.3%	5.76898%	118	2.11x	13.1%	50.5%	49.9%
$20,000,000	-	$29,999,999	13	310,074,429	34.3%	5.37980%	111	1.81x	10.5%	55.4%	53.1%
$30,000,000	-	$39,999,999	2	67,000,000	7.4%	5.39746%	119	1.85x	10.7%	60.8%	60.8%
$40,000,000	-	$47,500,000	6	258,000,000	28.5%	5.56236%	107	2.15x	13.7%	49.0%	47.5%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.04000	-	3.49900	1	$20,000,000	2.2%	3.04000%	57	3.61x	11.1%	33.3%	33.3%
3.50000	-	4.99900	3	75,003,393	8.3%	4.71471%	68	2.44x	12.0%	38.5%	38.2%
5.00000	-	5.50000	15	242,669,636	26.8%	5.25476%	117	1.90x	10.8%	53.8%	53.3%
5.50000	-	5.99900	21	391,653,294	43.3%	5.77881%	118	1.86x	12.5%	56.8%	54.3%
6.00000	-	6.49900	12	168,286,854	18.6%	6.09359%	119	1.65x	11.7%	56.1%	53.3%
6.50000	-	6.71000	1	7,389,887	0.8%	6.71000%	118	1.97x	17.1%	67.2%	58.2%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	2	$67,500,000	7.5%	4.17296%	58	2.90x	11.9%	32.8%	32.8%
84	1	25,013,000	2.8%	4.85000%	82	2.19x	11.3%	46.8%	46.8%
114	1	5,150,000	0.6%	5.27000%	110	1.59x	8.5%	60.2%	60.2%
120	49	807,340,064	89.2%	5.69501%	118	1.83x	11.9%	55.9%	53.8%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	88	4	$95,003,393	10.5%	4.36215%	65	2.68x	11.8%	37.4%	37.1%
110	-	116	7	81,949,636	9.1%	5.24543%	115	1.61x	9.1%	59.8%	58.6%
117	-	120	42	728,050,035	80.4%	5.74639%	118	1.85x	12.2%	55.4%	53.3%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
330	1	21,924,338	2.4%	5.75000%	117	1.60x	12.9%	67.0%	54.4%
360	16	214,166,175	23.7%	5.93258%	118	1.61x	12.5%	57.9%	51.3%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
	0		36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
327	-	328	2	24,414,732	2.7%	5.63168%	114	1.62x	13.0%	67.1%	54.7%
356	-	360	15	211,675,782	23.4%	5.94838%	118	1.61x	12.5%	57.8%	51.2%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$668,912,550	73.9%	5.42868%	110	2.03x	11.6%	52.2%	52.2%
Interest Only, Amortizing Balloon	9	128,831,729	14.2%	5.93692%	118	1.62x	12.4%	56.8%	51.7%
Amortizing Balloon	8	107,258,785	11.9%	5.89005%	117	1.60x	12.7%	61.1%	51.4%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.11x	-	1.59x	19	$230,756,378	25.5%	5.88222%	118	1.44x	10.3%	60.2%	55.5%
1.60x	-	1.69x	8	144,439,338	16.0%	5.38823%	117	1.63x	9.7%	60.5%	58.6%
1.70x	-	1.79x	7	97,459,550	10.8%	5.78728%	118	1.73x	10.5%	58.1%	58.1%
1.80x	-	1.89x	1	2,490,393	0.3%	4.59000%	88	1.81x	13.7%	68.2%	57.8%
1.90x	-	1.99x	4	91,389,887	10.1%	5.71350%	118	1.95x	12.4%	61.7%	60.7%
2.00x	-	2.49x	7	179,688,000	19.9%	5.55472%	114	2.11x	13.2%	47.9%	47.1%
2.50x	-	2.99x	5	126,229,518	13.9%	5.29099%	96	2.60x	15.5%	39.1%	38.5%
3.00x	-	3.61x	2	32,550,000	3.6%	3.95378%	80	3.37x	13.7%	36.0%	36.0%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
29.5%	-	49.9%	14	$288,078,000	31.8%	5.24991%	101	2.44x	14.2%	41.1%	40.4%
50.0%	-	59.9%	19	331,228,905	36.6%	5.71371%	118	1.64x	10.5%	56.6%	54.1%
60.0%	-	64.9%	9	190,839,550	21.1%	5.57921%	118	1.80x	10.7%	61.9%	61.9%
65.0%	-	69.9%	8	78,466,608	8.7%	5.94537%	117	1.60x	12.1%	67.3%	59.9%
70.0%	-	70.5%	3	16,390,000	1.8%	5.59857%	117	1.34x	9.6%	70.4%	63.3%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
29.5%	-	49.9%	17	$349,770,176	38.6%	5.36458%	104	2.26x	13.7%	43.8%	41.7%
50.0%	-	59.9%	21	315,103,337	34.8%	5.70078%	117	1.71x	11.0%	58.2%	55.6%
60.0%	-	64.9%	13	221,329,550	24.5%	5.62401%	118	1.73x	10.5%	62.8%	62.0%
65.0%	-	68.0%	2	18,800,000	2.1%	5.87617%	118	1.37x	8.2%	67.4%	67.4%
Total / Weighted Average:			53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	43	$691,684,783	76.4%	5.50912%	112	1.91x	11.5%	54.3%	52.5%
Yield Maintenance	7	123,318,280	13.6%	5.64737%	110	2.02x	13.3%	51.4%	48.7%
Defeasance or Yield Maintenance	3	90,000,000	9.9%	5.78822%	119	1.84x	12.8%	54.6%	53.0%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	30	$606,626,637	67.0%	5.50001%	110	1.97x	12.1%	51.2%	49.1%
Acquisition	20	259,276,427	28.6%	5.64039%	118	1.86x	11.5%	59.2%	57.9%
Recapitalization	2	25,000,000	2.8%	5.63200%	119	1.66x	10.2%	58.3%	57.3%
Acquisition/Refinance	1	14,100,000	1.6%	6.26000%	118	1.21x	9.2%	66.9%	61.9%
Total / Weighted Average:	53	$905,003,064	100.0%	5.55571%	112	1.92x	11.9%	53.9%	52.1%

(1)	In the case of Loan Nos. 1, 5, 6, 8, 11, 13, 14, 16, 18, 19, 20, 21 and 32, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos.1, 7 and 19, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s), bridge loan and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 12, 14, 24, 27 and 37, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	AREF	The Garland Hotel	North Hollywood, CA	Hospitality	$45,000,000.	5.0%	MSBAM 2013-C11
3	LMF	4141 NE 2nd Avenue	Miami, FL	Mixed Use	$43,500,000.	4.8%	UBSBB 2013-C6
6.04	BSPRT	Hamilton Crossing	Chattanooga, TN	Retail	$7,192,660.	0.8%	WFRBS 2011-C4
9	AREF	2100 Wharton Street	Pittsburgh, PA	Office	$29,500,000	3.3%	JPMBB 2014-C24
15	KeyBank	Village Crossroads	Lady Lake, FL	Retail	$23,760,237	2.6%	COMM 2012-CR5
17	AREF	The Overlook	Austin, TX	Office	$22,400,000	2.5%	AREIT 2018-CRE2; UBSBB 2012-C4
18	AREF	Crossgates Commons	Albany, NY	Retail	$21,924,338	2.4%	CGCMT 2017-B1; BANK 2017-BNK5
19.01	BMO	Yorkshire Towers	New York, NY	Multifamily	$17,211,740	1.9%	CSAIL 2017-CX10, UBSCM 2017-C5,
							UBSCM 2017-C6, CCUBS 2017-C1,
							UBSCM 2018-C8, CSAIL 2018-CX11
19.02	BMO	Lexington Towers	New York, NY	Multifamily	$2,788,260	0.3%	CSAIL 2017-CX10, UBSCM 2017-C5
							UBSCM 2017-C6, CCUBS 2017-C1,
							UBSCM 2018-C8, CSAIL 2018-CX11
31	BSPRT	Cortez Village Townhomes	Fort Pierce, FL	Multifamily	$9,990,000	1.1%	COMM 2014-CR17
34	AREF	Main Square	Houston, TX	Retail	$7,500,000	0.8%	MSBAM 2015-C24
38	LMF	CVS Rhode Island	Johnston, RI	Retail	$7,300,000	0.8%	BSPRT 2021-FL6
48	LMF	Cresthaven Mobile Home Park	Bellingham, WA	Manufactured Housing	$4,600,000	0.5%	ACRES 2021-FL1

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Class A-2 and Class A-3(1)

Class A-2
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	Park West Village	New York, NY	$47,500,000	5.2%	$47,500,000	69.8%	60	59	2.60x	12.3%	32.6%	32.6%
19	Yorkshire & Lexington Towers	New York, NY	$20,000,000	2.2%	$20,000,000	29.4%	60	57	3.61x	11.1%	33.3%	33.3%
Total / Weighted Average:			$67,500,000	7.5%	$67,500,000	99.2%	60	58	2.90x	11.9%	32.8%	32.8%

(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Pooled Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

Class A-3

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
12	InCommercial Portfolio	Various, Various	$25,013,000	2.8%	$25,013,000	92.2%	84	82	2.19x	11.3%	46.8%	46.8%
53	Eastgate Plaza	Meridian, MS	$2,490,393	0.3%	$2,108,637	7.8%	120	88	1.81x	13.7%	68.2%	57.8%
Total / Weighted Average:			$27,503,393	3.0%	$27,121,637	100.0%	87	83	2.16x	11.5%	48.7%	47.8%

(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Pooled Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R Certificates (collectively, the “Pooled Certificates”) will be entitled to distributions solely with respect to the mortgage loans. The term “mortgage loan” herein will exclude the Trust Subordinate Companion Loan.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Pooled Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Pooled Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates (collectively, the “Pooled Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

No class of Pooled Certificates will be entitled to distribution paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advances on and allocated to the Trust Subordinate Companion Loan in accordance with the intercreditor agreement relating to the Park West Village Whole Loan.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, the payments in respect of principal of the Pooled Principal Balance Certificates will be distributed:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the payments in respect of principal of the Pooled Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates and the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above, according to the allocations set forth in the Preliminary Prospectus.

No yield maintenance charges will be distributed to the Class F, Class X-F, Class G-RR, Class H-RR or Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-SB Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

With respect to the Park West Village Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to Note B-B (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), second, to the Trust Subordinate Companion Loan, and third, pro rata, between the related mortgage loan and the related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan or Trust Subordinate Companion Loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan or the Trust Subordinate Companion Loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan or Trust Subordinate Companion Loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan or Trust Subordinate Companion Loan, as applicable, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan (other than the Trust Subordinate Companion Loan).
■ Whole Loans:

Thirteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Park West Village Whole Loan”, the “A&R Hospitality Portfolio Whole Loan”, the “Hamilton Portfolio Whole Loan”, the “Autokiniton Industrial Portfolio Whole Loan”, the “3075 Olcott Whole Loan”, the “Bell Works Whole Loan”, the “KB Portfolio Whole Loan”, the “Saks Fulfillment Center Whole Loan”, the “Crossgates Commons Whole Loan”, the “Yorkshire & Lexington Towers Whole Loan”, the “39 Broadway Whole Loan”, the “3455 Veterans Memorial Highway Whole Loan” and “The Shoppes at Eagle Point Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Park West Village Whole Loan and the Yorkshire & Lexington Towers Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Park West Village Companion Loans, the A&R Hospitality Portfolio Pari Passu Companion Loans, the Hamilton Portfolio Pari Passu Companion Loans, the Autokiniton Industrial Portfolio Pari Passu Companion Loans, the Crossgates Commons Pari Passu Companion Loans and the 3455 Veterans Memorial Highway Pari Passu Companion Loans are each referred to as “Serviced Companion Loans”.

The Park West Village Whole Loan, the A&R Hospitality Portfolio Whole Loan, the Hamilton Portfolio Whole Loan, the Autokiniton Industrial Portfolio Whole Loan, the Crossgates Commons Whole Loan and the 3455 Veterans Memorial Highway Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2022-C17 transaction (the “Pooling and Servicing Agreement”).

The Saks Fulfillment Center Whole Loan (a “Servicing Shift Whole Loan”) will initially be serviced under the Pooling and Servicing Agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan (such date, a “Servicing Shift Date”). Following the related Servicing Shift Date, each Servicing Shift Whole Loan will be a Non-Serviced Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

Loan. The holder of the controlling companion loan prior to the Servicing Shift Date will be the “Loan-Specific Directing Certificateholder”.

The 3075 Olcott Whole Loan, the Bell Works Whole Loan, the KB Portfolio Whole Loan, the Yorkshire & Lexington Towers Whole Loan, the 39 Broadway Whole Loan and The Shoppes at Eagle Point Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (including the holders of the Loan-Specific Certificates) (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan or Trust Subordinate Companion Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders (including the Loan-Specific Certificateholders) and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans and the trust subordinate companion loan serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2022-C17 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes G-RR and H-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each mortgage loan (other than the Park West Village Whole Loan, any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (iii) with respect to the Park West Village Whole Loan, (x) for so long as no Park West Village Note B-B control appraisal period exists, the holder or holders of a majority of the Park West Village Note B-B (by principal balance), (y) for so long as a Park West Village Note B-B control appraisal period exists but no Park West Village Note B-A control appraisal period exists, the Park West Village loan-specific controlling class representative and (z) for so long as both a Park West Village Note B-B control appraisal period and a Park West Village Note B-A control appraisal period exist, the Controlling Class Certificateholder selected pursuant to clause (ii) of the definition of “Directing Certificateholder”.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder (except for purposes of determining (i) whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder and (ii) whether the Park West Village Whole Loan is an Excluded Loan prior to the occurrence and continuance of a Park West Village Note B-A control appraisal period), (b) the holder of the majority of the Controlling Class is a Borrower Party (except for purposes of determining whether the Park West Village Whole Loan is an Excluded Loan prior to the occurrence and continuance of a Park West Village Note B-A control appraisal period) or (c) with respect to the Park West Village Whole Loan during a Park West Village Note B-B control appraisal period but prior to the continuation of a Park West Village Note B-A control appraisal period, the Park West Village loan-specific controlling class representative is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, with respect to a Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to such Risk Retention Consultation Party (or with respect to the Park West Village Whole Loan prior to the continuation of a Park West Village Control Appraisal Period, the Park West Village controlling class representative) is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	Argentic Securities Income USA 2 LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans, the Park West Village Mortgage Loan and any Servicing Shift Mortgage Loan). Park West Village Grand Avenue Partners, LLC is expected to be appointed as the directing certificateholder with respect to the Park West Village Mortgage Loan.
■ Controlling Class:	The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the pooled principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur (a) with respect to any mortgage loan (other than any Serviced AB Whole Loan) when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans and (b) with respect to the Park West Village Whole Loan, when both a Park West Village Note B-A control appraisal period has occurred and is continuing and the events described in clause (a) are continuing.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event” in the Preliminary Prospectus) or the entry into of a COVID Modification Agreement will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement (a) defers up to nine monthly debt service payments but no greater than nine monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur (a) with respect to any mortgage loan other than the Park West Village Whole Loan, when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans and (b) with respect to the Park West Village Whole Loan, when both (i) a Park West Village Note B-A Consultation Termination Event has occurred and (ii) the events described above in clause (a) are continuing.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur (a) with respect to any mortgage loan or Serviced Whole Loan (but not the Trust Subordinate Companion Loan), when the Certificate Balance of the Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate and (b) with respect to the Park West Village Whole Loan, when the Certificate Balance of the Class PWV-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class PWV-RR certificates) is reduced to 25% or less of the initial Certificate Balance of the Class PWV-RR Certificates.
■ Appraised-Out Class:	A Class of Control Eligible Certificates or Park West Village loan-specific control eligible certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class or Park West Village controlling class, as applicable.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates or Park West Village loan-specific control eligible certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class or Park West Village loan-specific control eligible certificates. Except with respect to certain rights of the Park West Village subordinate companion loan holders and holders of the Class PWV-RR certificates, the holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

In addition, with respect to the Park West Village Whole Loan, the holder of the related subordinate companion loans and the holder of the Class PWV-RR certificates may each, in certain circumstances, post collateral to avoid a change of control as described in the Preliminary Prospectus.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

▪   reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

▪   reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

▪   recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

▪   preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

▪   to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

▪   to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Retaining Parties, any subsequent third party purchaser, the third party purchaser with respect to the Park West Village Trust Subordinate Companion Loan or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Pooled Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Pooled Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Pooled Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event but when no Park West Village Note B-A control appraisal period is continuing, upon (a) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights of all Classes of Pooled Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Pooled Principal Balance Certificates requesting a vote to replace the Special Servicer (other than with respect to the Park West Village Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer (other than with respect to the Park West Village Whole Loan) with a qualified replacement special servicer designated by such holders of Certificates.

With respect to the Park West Village Whole Loan, during the occurrence of a Park West Village Note B-A control appraisal period, the special servicer with respect to the Park West Village Whole Loan may be removed by a vote of all certificateholders pursuant to the process described in the preceding paragraph.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Pooled Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2022-C17 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan or Trust Subordinate Companion Loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan or the Trust Subordinate Companion Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan or Trust Subordinate Companion Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2022-C17

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan and the Trust Subordinate Companion Loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Structural Overview

payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪   special notices,

▪   summaries of any final asset status reports,

▪   appraisals in connection with Appraisal Reduction Events (as described in the Preliminary Prospectus) plus any second appraisals ordered,

▪   an “Investor Q&A Forum,”

▪   a voluntary investor registry, and

▪   SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/		Title:	Fee
KBRA):	Aa3(sf)/BBB-sf/BBB+(sf)	Property Type – Subtype:	Multifamily – High Rise
Original Principal Balance(1):	$47,500,000	Net Rentable Area (Units):	850
Cut-off Date Principal Balance(1):	$47,500,000	Location:	New York, NY
% of IPB:	5.2%	Year Built / Renovated:	1950, 1958, 1963 / 2014
Loan Purpose:	Refinance	Occupancy:	94.7%
Borrowers:	CF PWV LLC and SM PWV LLC	Occupancy Date:	7/22/2022
Borrower Sponsors:	Meyer Chetrit and	4th Most Recent NOI (As of):	$16,725,571 (12/31/2019)
	Amended and Restated 2013	3rd Most Recent NOI (As of):	$14,592,031 (12/31/2020)
	LG Revocable Trust	2nd Most Recent NOI (As of):	$13,357,008 (12/31/2021)
Interest Rate:	4.65000%	Most Recent NOI (As of)(5):	$15,491,417 (TTM 5/31/2022)
Note Date:	8/3/2022	UW Economic Occupancy:	91.3%
Maturity Date:	8/6/2027	UW Revenues:	$32,787,176
Interest-only Period:	60 months	UW Expenses:	$9,786,898
Original Term:	60 months	UW NOI(5):	$23,000,278
Original Amortization Term:	None	UW NCF(5):	$23,000,278
Amortization Type:	Interest Only	Appraised Value / Per Unit:	$575,000,000 / $676,471
Call Protection(2):	L(25),D(30),O(5)	Appraisal Date:	1/20/2022
Lockbox / Cash Management:	Soft (Residential); Hard	Appraised Value / Per Unit:	$575,000,000 / $676,471
	(Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1)(3):	$140,000,000 / $177,500,000
Additional Debt Type(1)(3):	Pari Passu / Subordinate

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$919,476	$459,738	N/A	Cut-off Date Loan / Unit:	$220,588	$429,412
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$220,588	$429,412
Replacement Reserves:	$850,000	$0	N/A	Cut-off Date LTV:	32.6%	63.5%
Other Reserves:	$12,778,500	Springing	N/A	Maturity Date LTV:	32.6%	63.5%
				UW NCF DSCR(5):	2.60x	1.34x
				UW NOI Debt Yield(5):	12.3%	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$187,500,000	49.2%	Existing Loan Payoff	$321,864,741	84.5%
Subordinate Notes	177,500,000	46.6	Closing Costs	44,400,316	11.7
Sponsor Equity	15,813,033	4.2	Upfront Reserves	14,547,976	3.8
Total Sources	$380,813,033	100.0%	Total Uses	$380,813,033	100.0%

(1)	The Park West Village Senior Loan (as defined below), with an original aggregate principal balance of $187,500,000, is part of the Park West Village Whole Loan (as defined below). The Financial Information in the chart above reflects the Park West Village Senior Loan and the Park West Village Whole Loan. For additional information, see “The Loan” below.

(2)	Defeasance of the Park West Village Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Park West Village Whole Loan to be securitized and (b) September 6, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

(3)	The subordinate notes consist of (i) the B-A Note with an original principal balance of $66,500,000 and (ii) the B-B note with an original principal balance of $111,000,000, which is junior to the B-A Note in right of payment. The B-A note will be contributed to the BBCMS 2022-C17 trust and backs only the related loan-specific certificates. For additional information, see “The Loan” below.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NOI is greater than Most Recent NOI due in part to the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property (as defined below). Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (with a balance of $4,920,000 at origination of the Park West Village Whole Loan) (as defined below) of $4,919,913. The Park West Village Senior Loan UW NCF DSCR and Park West Village Whole Loan UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 2.05x and 1.05x respectively. The Park West Village Senior Loan UW NOI Debt Yield and Park West Village Whole Loan UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.6% and 5.0%, respectively. Please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The Loan. The Park West Village mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) that is evidenced by 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Trust Subordinate Companion Note”) and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Non-Trust Subordinate Companion Note” and together with the Park West Village Trust Subordinate Companion Note, the “Park West Village Subordinate Companion Loans”). The Park West Village Senior Loan was co-originated on August 3, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Park West Village Trust Subordinate Companion Note was originated on August 3, 2022 by BMO. The Park West Village Non-Trust Subordinate Companion Note was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management (“PWV Grand Avenue”). The Park West Village Whole Loan is secured by a first lien mortgage on the borrowers’ fee simple interest in three, 16-story multifamily buildings consisting of 850 residential units and one commercial unit located in the Upper West Side neighborhood of New York, New York (collectively, the “Park West Village Property”).

The Park West Village Mortgage Loan is evidenced by the non-controlling promissory Notes A-1, A-11 and A-12, with an aggregate principal balance as of the Cut-off Date of $47,500,000. The remaining Park West Village pari passu senior promissory notes are to be contributed – or are expected to be contributed – to other securitization trusts, as set forth in the table below. The Park West Village Trust Subordinate Companion Note will also be contributed to the BBCMS 2022-C17 securitization trust but will not be included in the mortgage pool. Payments allocated to the Park West Village Trust Subordinate Companion Note will be paid only to the holders of the loan-specific certificates backed by the Park West Village Trust Subordinate Companion Note. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Trust Subordinate Companion Note and the Park West Village Non-Trust Subordinate Companion Note, and the Park West Village Trust Subordinate Companion Note is senior in right of payment to the Park West Village Non-Trust Subordinate Companion Note. The Park West Village Non-Trust Subordinate Companion Note will be the initial controlling note and PWV Grand Avenue, as the holder of such initial controlling note, will be entitled to exercise certain control rights with respect to the Park West Village Whole Loan under the related co-lender agreement. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization. For additional information, see “Subordinate Debt” below. The relationship between the holders of the Park West Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$17,500,000	$17,500,000	BBCMS 2022-C17	Yes
A-2(2)	$15,000,000	$15,000,000	BMO	No
A-3(2)	$15,000,000	$15,000,000	BMO	No
A-4(2)	$15,000,000	$15,000,000	BMO	No
A-5(2)	$17,500,000	$17,500,000	CREFI	No
A-6(2)	$15,000,000	$15,000,000	CREFI	No
A-7(2)	$15,000,000	$15,000,000	CREFI	No
A-8(2)	$15,000,000	$15,000,000	CREFI	No
A-9(2)	$17,500,000	$17,500,000	SMC	No
A-10(2)	$15,000,000	$15,000,000	SMC	No
A-11	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-12	$15,000,000	$15,000,000	BBCMS 2022-C17	No
Total Senior Loan	$187,500,000	$187,500,000
B-A(1)	$66,500,000	$66,500,000	BBCMS 2022-C17 (Loan Specific)	Yes
B-B(1)	$111,000,000	$111,000,000	PWV Grand Avenue	Yes
Whole Loan	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B-B, but if a Note B-B Control Appraisal Period (as defined in the related co-lender agreement), for the Park West Village Whole Loan is continuing, the controlling note will be Note B-A. If a Note B-A Control Appraisal Period and a Note B-B Control Appraisal Period (each, as defined in the related co-lender agreement) are continuing, the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—The Park West Village Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization(s). Note A-1 is the lead note, and it is expected that the Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for this securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The Property. The Park West Village Property consists of three, 16-story multifamily buildings comprised of 850 residential units totaling 643,708 square feet and one commercial unit totaling 1,039 square feet. The commercial tenant at the Park West Village Property has a remaining weighted average lease term of 0.9 years. The Park West Village Property is located in the Upper West Side neighborhood and is situated approximately 0.5 miles from the 96th Street and 103rd Street subway stations with access to the A, B, and C subway lines. The Park West Village Property was built in 1950, 1958, and 1963 and renovated in 2014, and features a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom residential units. Of the 850 residential units, 418 of the units are rent-stabilized. The Park West Village Property units all feature hardwood flooring, nearly nine-foot ceiling heights, full kitchen appliances, and certain units include a private balcony. Renovated units feature granite or marble countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include an outdoor children’s playground, dog run, valet services, and onsite surface parking.

The sole commercial tenant, Carol Maryan Architect, P.C. (“Carol Maryan Architect”), occupies 1,039 square feet (100.0% of the commercial NRA and 0.2% of the total NRA, 100.0% of the underwritten commercial base rent and 0.3% of the total underwritten base rent) with a lease expiration of July 31, 2023. Carol Maryan Architect is a boutique architectural firm founded by Carol Maryan in 1983. Carol Maryan Architect provides architectural and interior designs to an array of clients, including private individuals, corporations, developers, creative services firms, and public entities.

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rental rates. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 325 units that will be renovated, which consist of 270 units that are projected to receive a light renovation and 55 units that are projected to receive a major renovation. The 55 major renovation units will be combined into 27 units post-renovation. Of the 55 units projected to receive major renovations, 28 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, lighting upgrades and removal of carpeting. At origination, the borrowers deposited $7,858,500 into a unit upgrade reserve with the lender, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Park West Village Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $48,109 per unit and are anticipated to increase rent from $46.18 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 12 major renovations to date, which have been combined into a total of seven units. These major renovations have achieved average annual rent increases from $29.39 per square foot to $72.82 per square foot.

The light renovation units are projected to receive an average renovation of $19,306 per unit and are anticipated to increase rent from $65.31 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 17 light renovations to date. These light renovations have achieved average annual rent increases from $38.24 per square foot to $85.59 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The following table presents detailed information with respect to the current market rate units at the Park West Village Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	166	38.4%	464	$2,869	$6.19	$3,243	$5.85
1 Bedroom	164	38.0	836	$4,505	$5.39	$4,768	$5.08
2 Bedroom	89	20.6	918	$5,140	$5.62	$5,355	$5.39
3 Bedroom	12	2.8	1,264	$7,708	$6.05	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$7,500	$4.09	$7,500	$4.09
Total/Wtd. Avg.	432	100.0%	724	$4,091	$5.67	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent-stabilized units at the Park West Village Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	115	27.5%	469	$1,175	$2.52	$1,318	$2.49
1 Bedroom	225	53.8	842	$1,337	$1.58	$1,417	$1.60
2 Bedroom	77	18.4	1,119	$1,779	$1.58	$1,843	$1.51
3 Bedroom	1	0.2	1,153	$3,000	$2.60	$3,000	$2.60
Total/Wtd. Avg.	418	100.0%	791	$1,378	$1.73	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Park West Village Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	155	38.3%	464	$3,085	$6.66	$3,243	$5.85
1 Bedroom	153	37.8	837	$5,450	$6.51	$4,768	$5.08
2 Bedroom	85	21.0	910	$6,108	$6.71	$5,355	$5.39
3 Bedroom	11	2.7	1,298	$8,835	$6.80	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$12,366	$6.75	$7,500	$4.09
5 Bedroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	405	100.0%	724	$4,792	$6.62	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The following table presents detailed information with respect to the projected post-renovation rent-stabilized units at the Park West Village Property:

Projected Post-Renovation Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	105	25.2%	465	$1,292	$2.78	$1,318	$2.49
1 Bedroom	212	50.8	847	$1,468	$1.73	$1,417	$1.60
2 Bedroom	88	21.1	1,163	$3,241	$2.79	$1,843	$1.51
3 Bedroom	10	2.4	1,529	$9,872	$6.46	$3,000	$2.60
4 Bedroom	1	0.2	1,700	$11,473	$6.75	NAP	NAP
5 Bedroom	1	0.2	2,642	$17,831	$6.75	NAP	NAP
Total/Wtd. Avg.	417	100.0%	840	$2,063	$2.46	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.

(2)	Source: Appraisal.

COVID-19 Update. The first debt service payment for the Park West Village Whole Loan is scheduled for September 2022. As of the date of this term sheet, the Park West Village Whole Loan is not subject to any forbearance, modification or debt service relief request.

Environmental. According to the Phase I report dated January 20, 2022, there was no evidence of any recognized environmental conditions at the Park West Village Property. The Phase I environmental assessment, however, identified historical recognized environmental conditions at the Park West Village Property.

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.2%	91.2%	87.9%	94.7%
(1)	Historical occupancies are as of July 31 of each respective year.

(2)	Current occupancy is as of July 22, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$24,956,720	$22,792,744	$22,129,703	$24,536,542	$28,419,283	$33,434	83.9%
Commercial Base Rent	71,777	70,353	75,268	74,908	79,852	94	0.2
Gross Potential Rent	$25,028,497	$22,863,097	$22,204,971	$24,611,451	$28,499,136	$33,528	84.2%
Total Reimbursements	2,945	17,850	0	0	11,355	13	0.0
Supplemental Income Reserve(3)	0	0	0	0	4,919,913	5,788	14.5
Total Other Income	567,004	760,807	477,438	424,187	424,187	499	1.3
Net Rental Income	$25,598,446	$23,641,754	$22,682,409	$25,035,638	$33,854,591	$39,829	100.0%
(Vacancy/Credit Loss)	(2,062)	(2,942)	0	0	(1,067,415)	(1,256)	(3.2)
Effective Gross Income	$25,596,385	$23,638,812	$22,682,409	$25,035,638	$32,787,176	$38,573	96.8%
Total Expenses	$8,870,813	$9,046,781	$9,325,401	$9,544,221	$9,786,898	$11,514	29.8%
Net Operating Income(3)	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
Total Capex/RR(4)	0	0	0	0	0	0	0
Net Cash Flow	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
(1)	TTM represents the trailing 12 months ending May 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.

(4)	The borrower sponsors funded five years’ worth of Capex/RR at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The Market. The Park West Village Property is located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an average annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries in New York City are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Park West Village Property is located on the blocks bound by Columbus Avenue, Amsterdam Avenue, West 97th Street and West 100th Street. The buildings at 784 Columbus Avenue and 792 Columbus Avenue have street frontage on West 97th and 100th Streets, respectively. The building at 788 Columbus Avenue does not have street frontage; however, all three of the Park West Village Property buildings are accessible from Columbus Avenue via a breezeway through the development to the east of the Park West Village Property buildings, which comprises the entire blockfront of Columbus Avenue from West 97th Street to West 100th Street. The Upper West Side is primarily residential in nature, with adequate retail to support the area. Manhattan’s central business district is located to the southeast of the Upper West Side. Immediately to the south is the Clinton area, which is characterized by a wide range of uses including residential, office buildings and the Theater District. The neighborhood bordering the Upper West Side to the north is known as Morningside Heights, which is primarily residential and home to Columbia University. The Park West Village Property benefits from its proximity to Columbus Avenue, as well as Broadway, which is dense with prime retail and commercial space.

The Park West Village Property is situated in the Upper West Side multifamily submarket. According to CoStar, as of February 2022, the Upper West Side multifamily submarket had an overall vacancy rate of 2.2%, with net absorption totaling 11 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by 5.9% for the past 12 months and ended at $4,760 per unit per month. A total of 336 units are still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

The following table presents certain information relating to comparable multifamily rental property to the Park West Village Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Park West Village(2)	1950, 1958, 1963	94.7%	850	Studio	466	$4.79	$2,226
784, 788 and 792 Columbus Avenue				1 Bed	840	$3.22	$2,711
New York, NY				2 Bed	1,011	$3.63	$3,663
				3 Bed	1,255	$5.79	$7,316
				4 Bed	1,832	$4.09	$7,500
West 96th Apartments	1987	95.2%	207	1 Bed	733	$6.28	$4,606
750 Columbus Avenue				2 Bed	1,006	$6.25	$6,287
New York, NY				3 Bed	1,421	$6.23	$8,853
The Westmont Apartments	1986	100.0%	163	Studio	610	$5.75	$3,509
730 Columbus Avenue				1 Bed	802	$5.59	$4,479
New York, NY				2 Bed	1095	$5.81	$6,360
				3 Bed	1,403	$5.67	$7,951
Stonehenge Village	1930	94.5%	414	Studio	515	$5.92	$3,050
160 West 97th Street				1 Bed	686	$6.41	$4,400
New York, NY				2 Bed	951	$5.96	$5,667
				3 Bed	1,123	$5.79	$6,500
The Greystone	1923	98.6%	366	Studio	321	$9.14	$2,938
212 West 91st Street				1 Bed	583	$6.53	$3,809
New York, NY				2 Bed	955	$6.13	$5,850
Columbus Square	2009	93.7%	710	Studio	445	$8.13	$3,616
808 Columbus Avenue				1 Bed	649	$7.67	$4,979
New York, NY				2 Bed	970	$7.46	$7,235
				3 Bed	1,376	$6.28	$8,640
The Paris New York	1931	98.9%	176	Studio	516	$6.19	$3,195
752 West End Avenue				1 Bed	501	$6.13	$3,070
New York, NY				2 Bed	1,065	$5.97	$6,362
				3 Bed	1,894	$5.33	$10,095
The Lyric	1996	98.6%	285	Studio	527	$6.86	$3,618
255 West 94th Street				1 Bed	677	$6.95	$4,701
New York, NY				2 Bed	1,077	$6.80	$7,320
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Based on underwritten rent roll dated as of July 22, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Park West Village Whole Loan are CF PWV LLC and SM PWV LLC, as tenants-in-common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Park West Village Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust, a trust established by Laurance Gluck. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Park West Village Property is managed by PWV Management LLC, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

Escrows and Reserves. At origination of the Park West Village Whole Loan, the borrowers deposited approximately (i) $919,476 into a real estate tax reserve account, (ii) $850,000 into a replacement reserve account, (iii) $7,858,500 into a unit upgrade reserve account and (iv) $4,920,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $459,738).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Park West Village Whole Loan is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Park West Village Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The borrowers deposited $4,920,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Park West Village Whole Loan. Unless and until the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) achieves a 6.25% “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after July 6, 2023 during the Park West Village Whole Loan term, that additional supplemental income reserve deposits are required in order to achieves (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Park West Village Property) a 6.25% transient Park West Village Whole Loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Park West Village Property achieves a 6.25% transient Park West Village Whole Loan debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amounts as and when due.

So long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) has achieved a 6.25% or higher for one calendar quarter “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 1– Park West Village

Lockbox / Cash Management. The Park West Village Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Park West Village Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Park West Village Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Park West Village Whole Loan, other amounts payable to the lender under the Park West Village Whole Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Park West Village Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; and (iii) the failure by the borrowers, after stabilization (i.e. until a Park West Village Whole Loan debt yield of at least 6.25% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Park West Village Whole Loan debt service coverage ratio of at least 1.20x and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Park West Village Whole Loan documents; or (c) with respect to clause (iii) above, the Park West Village Whole Loan debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter.

Subordinate Debt. The Park West Village Property also secures the Park West Village Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $66,500,000 and the Park West Village Non-Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $111,000,000. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Trust Subordinate Companion Loan and the Park West Village Non-Trust Subordinate Companion Loan, and the Park West Village Trust Subordinate Companion Loan is senior in right of payment to the Park West Village Non-Trust Subordinate Companion Loan.

Whole Loan Metrics
	% of Whole Loan	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield(1)	Cumulative UW NCF DSCR(1)
A Notes	51.4%	32.6%	12.3%	2.60x
B-A Note	18.2%	44.2%	9.1%	1.92x
B-B Note	30.4%	63.5%	6.3%	1.34x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $4,920,000. Please refer to “Escrows and Reserves” above.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee / Leasehold(3)
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	257
Loan Purpose:	Refinance	Location:	North Hollywood, CA
Borrower:	The Garland Hotel LLC	Year Built / Renovated:	1971, 1980-1981, 1987 / 2021
Borrower Sponsor:	James Crank	Occupancy / ADR / RevPAR:	70.3% / $233.25 / $163.95
Interest Rate:	5.64000%	Occupancy / ADR / RevPAR Date:	6/30/2022
Note Date:	6/7/2022	4th Most Recent NOI (As of)(4):	$7,279,805 (12/31/2019)
Maturity Date:	7/6/2032	3rd Most Recent NOI (As of)(4):	($1,562,177) (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$2,405,849 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$6,789,340 (TTM 6/30/2022)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.7% / $206.52 / $177.02
Amortization Type:	Interest Only	UW Revenues:	$31,913,986
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$23,979,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,934,472
Additional Debt:	No	UW NCF:	$6,657,913
Additional Debt Balance:	N/A	Appraised Value / Per Room(5):	$104,000,000 / $404,669
Additional Debt Type:	N/A	Appraisal Date:	4/1/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$175,097
Taxes:	$100,685	$20,137	N/A	Maturity Date Loan / Room:	$175,097
Insurance:	$157,967	$26,328	N/A	Cut-off Date LTV:	43.3%
FF&E Reserves:	$0	$101,147(2)	N/A	Maturity Date LTV:	43.3%
Debt Service Reserve:	$500,000	$0	N/A	UW NCF DSCR:	2.59x
Ground Rent Reserve:	$27,453	$0	N/A	UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Payoff Existing Debt	$32,308,119	71.8%
			Return of Equity	10,890,629	24.2
			Closing Costs	1,015,147	2.3
			Upfront Reserves	786,105	1.7
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of total gross revenues for the 12-month period ending with the most recently completed calendar month and (ii) the applicable monthly percentage of gross revenues required pursuant to the hotel management agreement. At origination, the initial monthly FF&E reserve was $101,147.

(3)	The leasehold interest consists of approximately 0.65 acres of land which is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building. See “Ground Lease” below.

(4)	The fluctuation in historical NOI was due to the COVID-19 pandemic. The Garland Hotel Property (as defined below) was closed from mid-March 2020 through mid-August 2020, and from November 2020 through mid-March 2021 before reopening permanently.

(5)	The appraisal also concluded to a Prospective Market Value Upon Stabilization of $117,000,000 or approximately $455,000 per key as of April 1, 2024. The appraisal also concluded a land value of $47,500,000.

The Loan. The Garland Hotel mortgage loan (“The Garland Hotel Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is secured by a first lien mortgage on the borrower’s fee and leasehold interests in a 257-room, full-service hotel located in North Hollywood, California (“The Garland Hotel Property”). The Garland Hotel Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Garland Hotel Property is a 257-room, full-service hotel in North Hollywood, California, approximately 11 miles northwest of downtown Los Angeles. The Garland Hotel Property sits immediately adjacent to the Vineland Avenue on/off ramp, providing direct access to the north/south traversing Hollywood Freeway. The site is located, with partial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

freeway visibility, just south of the 101 Hollywood Freeway/134 Ventura Freeway interchange which has an average daily traffic count in excess of 264,000 cars per day. Situated on a 6.74-acre site, The Garland Hotel Property was constructed in phases in 1971, 1980, 1981, and 1987 and contains two, six and seven-story hotel towers along with five other buildings. The Garland Hotel Property underwent significant renovations in 2015 totaling approximately $16 million ($62,257 per key) to convert the hotel from a Holiday Inn into a boutique independent hotel. Furthermore, approximately $7.1 million ($27,484 per key) has been invested in renovations since 2016, including approximately $1.4 million in 2021, which consisted of parking lot improvements, landscaping updates, and upgrades to interior and exterior common areas. The Garland Hotel Property features 257 guestrooms, comprised of 113 kings, 125 queen/queens, and 19 suites. The Garland Hotel Property offers one restaurant (The Front Yard) and a bar (Lobby Bar), a pool, on-site retail, a fitness center, laundry facilities, and 11,660 square feet of meeting and event space. The Front Yard restaurant is open for three meals daily and offers 200 indoor seats, roughly 54 outdoor seats, and a private dining room. The Front Yard serves as a hangout for local residents as well as hotel guests. The Lobby Bar is situated off the lobby and offers 26 indoor seats and 156 outdoor seats. It also serves light meal fare. Room service is also offered. Lastly, The Garland Hotel has 402 on-site parking spaces (1.56 spaces per key).

Demand segmentation in 2019 for The Garland Hotel Property consisted of 55.0% leisure, 25.0% commercial, and 20.0% meeting and group. The Garland Hotel Property is located one mile northwest of Universal Studios Theme Park and Universal Studios City Walk shopping center, a destination that draws over 9 million visitors per year. Other leisure demand generators include Warner Bros Studio Tour (four miles), Hollywood Hall of Fame (six miles), Hollywood Bowl (three miles), Hollywood Sign (two miles), and Griffith Observatory (two miles). The Garland Hotel Property’s top corporate accounts for 2019 were NBC Universal, Scripps Networks/Discovery Channel, and Time Warner/Warner Bros. The top 10 corporate accounts in 2019 accounted for 4.6% of total occupied room nights and 4.9% of total room revenue.

The performance of The Garland Hotel Property was negatively impacted by the pandemic and continues to recover. Per borrower-provided financials for the trailing 12-month period ending July 2022, The Garland Hotel Property achieved an occupancy rate of 72.2% and ADR of $237.51, resulting in a RevPAR of $171.56 which is approximately 96.2% of the RevPAR achieved in 2019. However, the trailing 12-month period financials include months in which The Garland Hotel Property had just reopened after closure due to COVID-19 as well as the winter months when occupancy was affected by the resurgence of new COVID-19 variants. Please refer to “COVID-19 Update” below.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Garland Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	84.4%	$211.36	$178.34	85.7%	$206.52	$177.02	101.6%	97.7%	99.3%
2020	41.9%	$170.31	$71.37	24.9%(3)	$184.52	$45.91	N/A(4)	108.3%	N/A(4)
2021	66.0%	$190.71	$125.78	45.1%(3)	$216.51	$97.73	N/A(4)	113.5%	N/A(4)
TTM(5)	78.1%	$217.84	$170.17	70.3%	$233.25	$163.95	90.0%	107.1%	96.3%
(1)	Data obtained from STR reports.

(2)	Based on the borrower’s operating statements.

(3)	Due to the COVID-19 pandemic, The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021.

(4)	Figures are not shown as the Competitive Set had different lengths of closure periods than The Garland Hotel Property in 2020 and 2021.

(5)	TTM represents the trailing 12-month period ending June 30, 2022.

COVID-19 Update. As of the date of this term sheet, The Garland Hotel Property was open and operating. Due to the pandemic, The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021. Additionally, the Garland Hotel Property continued to be negatively impacted by new COVID-19 variants during the winter of 2021 and 2022. California was one of the last states to completely remove restrictions related to the COVID-19 pandemic. The full lifting of executive orders related to the pandemic response did not occur until June 15, 2021. Restrictions that ended on June 15, 2021 included: physical distancing, capacity limits on businesses and the county tier system. Mask requirements were also lifted at that time but have been reinstated occasionally in some counties in California as the number of COVID-19 cases have risen. California’s theme parks are one of the hotel’s main demand drivers. The major theme parks began to reopen with limited capacity in Spring 2021 before fully reopening in June 2021 upon the lifting of restrictions. As of the date of this term sheet, The Garland Hotel Mortgage Loan is not currently subject to any modification or forbearance requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

The Market. The Garland Hotel Property is located in North Hollywood, California within Los Angeles County, approximately 11 miles northwest of downtown Los Angeles. Primary access to The Garland Hotel Property is provided by Vineland Avenue and the Hollywood Freeway. The greater Los Angeles area features a dynamic economy, with presences of the technology industry, creative industry, aerospace and advanced transportation, manufacturing, international trade, and venture capital firms. Due to The Garland Hotel Property’s proximity to corporate offices and tourist attractions, The Garland Hotel Property attracts strong, seven-day demand by catering to corporate users during the week and leisure travelers on the weekends. Furthermore, The Garland Hotel Property is located close to several tourist attractions including Universal Studios, Walt Disney Studios and Warner Brothers Studios, amongst others.

According to the appraisal, The Curio by Hilton hotel, a 300-key hotel proposed with completion expected in January 2024, will be located approximately 1.7 miles from The Garland Hotel Property. The Curio by Hilton is considered to be partially competitive with The Garland Hotel Property given similarities in location, product-type, demand base, amenities, and ADR-positioning. However, The Garland Hotel Property is not considered to be fully competitive given differences in branding and its location adjacent to Universal Studios.

The appraisal concluded to a stabilized occupancy, ADR, and RevPAR of 87.0%, $237.84. and $206.92, respectively for The Garland Hotel Property by 2024.

The following table presents certain information relating to comparable hotel sales for The Garland Hotel Property:

Comparable Hotel Sales(1)
Property / Location	Rooms	Year Built / Renovated	Sale Date	Sale Price	Price PSF	Cap Rate
The Garland Hotel Property	257	1971, 1980- 1981, 1987 / 2021
North Hollywood, CA
Hotel Constance Pasadena	136	1926 / 2014	Feb-22	$55,900,000	$411,029	NAV
Pasadena, CA
Mr. C Beverly Hills	138	1963 / 2019	Aug-21	$65,400,000	$473,913	5.0%
Los Angeles, CA
The Orlando Hotel	98	1996 / 2013	Jul-21	$38,435,000	$392,194	NAV
Los Angeles, CA
Newport Beach Marriott Hotel & Spa	532	1975 / 2014	Nov-20	$208,000,000	$390,977	6.8%
Newport Beach, CA
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021	TTM(2)	Underwritten	Per Room	%(3)
Occupancy	85.7%	24.9%(4)	45.1%(4)	70.3%	85.7%
ADR	$206.52	$184.52	$216.51	$233.25	$206.52
RevPAR	$177.02	$45.91	$97.73	$163.95	$177.02

Room Revenue	$16,605,074	$4,318,371	$9,167,109	$15,379,630	$16,605,074	$64,611	52.0%
Food & Beverage Revenue	11,929,763	4,314,330	8,198,511	12,214,486	13,180,125	51,285	41.3
Other Departmental Revenue(5)	1,809,269	599,949	1,366,015	1,981,695	2,128,787	8,283	6.7
Total Revenue	$30,344,106	$9,232,650	$18,731,635	$29,575,811	$31,913,986	$124,179	100.0%

Room Expense	4,167,906	1,612,425	2,702,702	4,090,374	4,167,906	16,218	25.1
Food & Beverage Expense	9,542,306	4,194,666	6,632,563	9,591,733	10,350,025	40,272	78.5
Other Departmental Expenses	742,034	213,017	528,164	784,629	842,868	3,280	39.6
Departmental Expenses	$14,452,246	$6,020,108	$9,863,429	$14,466,736	$15,360,800	$59,770	48.1%

Departmental Profit	$15,891,860	$3,212,542	$8,868,206	$15,109,075	$16,553,186	$64,409	51.9%

Operating Expenses	$6,652,885	$3,760,494	$5,118,904	$6,477,471	$6,627,882	$25,789	20.8%
Gross Operating Profit	$9,238,975	($547,952)	$3,749,302	$8,631,604	$9,925,304	$38,620	31.1%

Management Fees	1,266,116	336,769	699,440	1,169,226	1,116,990	4,346	3.5
Property Taxes	227,143	229,452	238,934	233,834	531,000	2,066	1.7
Property Insurance	438,459	420,551	377,626	411,751	315,390	1,227	1.0
Ground Lease	27,452	27,453	27,453	27,453	27,452	107	0.1
Total Other Expenses	$1,959,170	$1,014,225	$1,343,453	$1,842,264	$1,990,832	$7,746	6.2%

Net Operating Income	$7,279,805	($1,562,177)	$2,405,849	$6,789,340	$7,934,472	$30,873	24.9%
FF&E	1,213,797	369,306	749,288	1,182,291	1,276,559	4,967	4.0
Net Cash Flow	$6,066,008	($1,931,483)	$1,656,561	$5,607,049	$6,657,913	$25,906	20.9%
(1)	The decrease in cash flow from 2019 to 2020 was due to the COVID-19 pandemic. The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020, and from November 2020 through mid-March 2021 before reopening permanently.

(2)	TTM represents the trailing 12-month period ending June 30, 2022. Per borrower-provided financials for the trailing 12-month period ending July 2022, The Garland Hotel Property achieved an occupancy rate of 72.2% and ADR of $237.51, resulting in a RevPAR of $171.56.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense, and Other Departmental Expenses are based on their corresponding revenue line item.

(4)	The decrease in occupancy was due to the COVID-19 pandemic. The Garland Hotel Property was closed from mid-March 2020 through mid-August 2020 and from November 2020 through mid-March 2021.

(5)	Other Departmental Revenue primarily consists of parking, gift shop, and other miscellaneous revenue.

Environmental. According to the Phase I environmental report dated April 18, 2022, there was no evidence of any recognized environmental conditions at The Garland Hotel Property.

The Borrower. The borrower is The Garland Hotel LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Garland Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is James Crank. James Crank serves as president of Rio Vista Development Company. Rio Vista Development Company was founded in California in 1968. The company was formed to acquire and develop the site of The Garland Hotel Property.

Property Management. The Garland Hotel Property is managed by Marcus North Hollywood, LLC.

Escrows and Reserves.

Tax Escrows – The borrower made an initial deposit of approximately $100,685 into a real estate tax reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $20,137).

Insurance Escrows – The borrower made an initial deposit of approximately $157,967 into an insurance reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage (approximately $26,328 per month initially).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 2 – The Garland Hotel

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of total gross revenues for the 12-month period ending with the most recently completed calendar month and (ii) the applicable monthly percentage of gross revenues required pursuant to the hotel management agreement (initially $101,147).

Ground Rent Reserve – The borrower deposited $27,453 into a reserve account, representing one year of ground rent expense.

Debt Service Reserve – The borrower deposited $500,000 into a reserve account to be used towards the payment of monthly debt service during the first year of the loan term as The Garland Hotel Property continues to stabilize from COVID-19 shutdowns. Provided (i) no event of default then exists, and (ii) no Cash Management Period (as defined below) then exists (if a Cash Management Period then exists, the debt service reserve funds then on deposit in the debt service reserve will be disbursed into the cash management account to be applied in accordance with the loan documents), the lender is required to make one disbursement to the borrower each calendar month during the first year of the loan term from the debt service reserve in an amount equal to $41,666.66, within 15 days after the delivery by the borrower to the lender of a request therefor.

Lockbox / Cash Management. The Garland Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all revenues relating to The Garland Hotel Property to be directly deposited into a lender-controlled lockbox account. On each business day during the continuance of a Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date, if all obligations under the loan documents have not been repaid in full, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the debt yield based on net operating income falls below (x) 9.0% at any time from June 6, 2024 until August 5, 2029, or (y) 10.0% at any time from and after August 6, 2029, or (iv) the commencement of a Hotel Management Trigger Period (as defined below).

A “Hotel Management Trigger Period” means a period commencing upon the occurrence of any of the following: (i) the date the hotel manager gives notice of its intention to terminate or cancel or not extend or renew the hotel management agreement and the borrower does not (a) exercise the self-management option or (b) appoint a replacement property manager within 30 days, (ii) the date that is six months prior to the expiration date of the hotel management agreement, (iii) an event of default by the borrower under the hotel management agreement, (iv) an event of default by the hotel manager under the hotel management agreement, (v) the hotel manager becomes insolvent, or (vi) any PIP is required by the hotel manager and the borrower does not provide evidence that the borrower has sufficient funds to complete such PIP work.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The Garland Hotel Property includes a leasehold interest in approximately 0.65 acres of land (the “LA Parcel”) on the southern border of The Garland Hotel Property that is leased from the Los Angeles County Flood Control District under a lease that is scheduled to expire in September 2026 (with no renewal options remaining). The annual ground rent is approximately $27,453 through lease expiration. The LA Parcel is landlocked and accommodates several parking spaces, a portion of the tennis court, and a small back-of-house building. The Garland Hotel Property is deemed legal non-conforming with and without the LA Parcel and as a result has law & ordinance insurance in place. The ground lease provides that the borrower has the option to purchase the fee interest to the LA Parcel any time prior to the expiration of the ground lease for the determined fair market value of the LA Parcel. If the borrower does not acquire the fee interest to the LA Parcel and the ground lease is not renewed, the LA Parcel will no longer be part of the collateral for The Garland Hotel Mortgage Loan. The appraisal assumed that there would be no impact to the value of The Garland Hotel Property if the LA Parcel is not acquired by the borrower prior to the ground lease expiration. The loan documents permit the borrower on a one-time basis during the term of The Garland Hotel Mortgage Loan at its sole cost and expense (to be funded out of the borrower’s own equity) to acquire the fee interest to the LA Parcel and cause such premises to be added to The Garland Hotel Mortgage Loan as a fee interest estate, subject to the lender’s determination that certain terms and conditions under the loan documents have been satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	4.8%	Net Rentable Area (SF):	112,896
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Dacra Design 4141 LLC	Year Built / Renovated:	1960 / 1987
Borrower Sponsor:	Craig Robins	Occupancy(2):	90.5%
Interest Rate:	5.41000%	Occupancy Date:	7/25/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of):	$2,072,659 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of):	$2,167,674 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,984,483 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,492,989 (TTM 5/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$6,915,656
Call Protection:	L(25), D(88), O(7)	UW Expenses:	$1,779,972
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$5,135,684
Additional Debt:	No	UW NCF:	$4,915,537
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$84,500,000 / $748
Additional Debt Type:	N/A	Appraisal Date:	6/30/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial	Cut-off Date Loan / SF:	$385
Taxes:	$745,703	$71,019	N/A	Maturity Date Loan / SF:	$385
Insurance:	$174,919	$20,824	N/A	Cut-off Date LTV:	51.5%
Replacement Reserves:	$0	$1,882	$90,317	Maturity Date LTV:	51.5%
TI/LC:	$0	$16,464	$1,000,000	UW NCF DSCR:	2.06x
Rent Concession:	$184,662	$0	N/A	UW NOI Debt Yield:	11.8%
Existing TI/LC Obligation:	$227,875	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,500,000	100.0%	Return of Equity	$21,651,042	49.8%
			Loan Payoff	19,472,250	44.8
			Upfront Reserves	1,333,159	3.1
			Closing Costs	1,043,549	2.4
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserve” below.

(2)	The physical occupancy at the 4141 NE 2nd Avenue Property (as defined below) is 98.0% as of July 25, 2022. Three month-to-month tenants are underwritten as vacant.

(3)	The increase in UW NOI from Most Recent NOI was primarily due to (a) 5 new leases in 2022 with total in-place rents of more than $950,000, (b) underwritten rent steps through August 1, 2023 and (c) underwritten real estate tax reimbursements based on in-place leases.

The Loan. The 4141 NE 2nd Avenue mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 112,896 square foot mixed-use property located in Miami, Florida (the “4141 NE 2nd Avenue Property”). The 4141 NE 2nd Avenue mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of $43.50 million (the “4141 NE 2nd Avenue Mortgage Loan”). The 4141 NE 2nd Avenue Mortgage Loan, evidenced by two notes, each with an outstanding principal balance as of the Cut-off Date of $21,750,000, has a 10-year term and is interest-only throughout the term of the loan. Barclays will purchase one of the notes from LMF and each of Barclays and LMF will deposit its note into the trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

The Property. The 4141 NE 2nd Avenue Property is comprised of one, two-story Class A mixed-use building located in Miami, Florida. The building was constructed in 1960 and renovated in 1987. The 4141 NE 2nd Avenue Property consists of 91,938 square feet of retail space and 20,958 square feet of office and storage space. The 4141 NE 2nd Avenue Property includes on-site and structured parking totaling 151 parking spaces, resulting in a parking ratio of 1.34 spaces per 1,000 square feet. The 4141 NE 2nd Avenue Property is situated on an approximate 2.2-acre parcel along the southeast corner of NE 2nd Avenue and NE 42nd Street. As of July 25, 2022, the 4141 NE 2nd Avenue Property was 90.5% occupied.

COVID-19 Update. As of the date of this term sheet, the 4141 NE 2nd Avenue Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

B&B Italia (21,025 square feet; 18.6% of NRA; 22.8% of underwritten base rent): Founded in 1966 and headquartered in Novedrate, Italy, B&B Italia (“B&B Italia”) is a designer and manufacturer of high-end designer furniture. B&B Italia manufactures products under four brand names: B&B Italia, Maxalto, Arclinea and Azucena. Since 2018, B&B Italia has been a part of Design Holding, the world’s largest European group in the high-end designer sector. B&B Italia occupies two suites at the 4141 NE 2nd Avenue Property and has been a tenant since July 2020 under a lease that expires in May 2032, with no renewal options. The lease may be terminated by the borrower or the tenant on July 15, 2030 by giving written notice no later than July 15, 2029.

The School Board of Miami-Dade County (15,127 square feet; 13.4% of NRA; 5.6% of underwritten base rent): The School Board of Miami-Dade County (“Miami-Dade County School Board”) currently oversees the Miami-Dade school district, which is the 4th largest school district in the United States with approximately 334,000 students, approximately 41,000 employees, an annual budget of approximately $5.5 billion and a 93.1% graduation rate. The Miami-Dade County School Board occupies six suites at the 4141 NE 2nd Avenue Property, has been a tenant since 1996 and is currently under a three-year lease that expires on June 30, 2023, with no renewal options.

Design Within Reach, Inc. (14,070 square feet; 12.5% of NRA, 21.1% of underwritten base rent): Design Within Reach, Inc. (“Design Within Reach”) is an office and home furnishings company headquartered in Stamford, Connecticut. Design Within Reach was founded in 1998 by Rob Forbes and purchased by Herman Miller for $154 million in 2014. Design Within Reach has been a tenant at the 4141 NE 2nd Avenue Property since 2012 under a lease that expires on July 31, 2025, with no renewal or termination options. Design Within Reach pays percentage rent of 6% over a breakpoint of $8,400,000, which percentage rent increases by 3% per year thereafter, and reported annual sales of $11,239,993 for the trailing 12 months ending May 31, 2022.

Environmental. According to the Phase I environmental assessment dated July 8, 2022, there was no evidence of any recognized environmental conditions at the 4141 NE 2nd Avenue Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
98.1%	94.1%	95.6%	90.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 25, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Base Rent(2)	% of Total Base Rent	Sales PSF(3)	Occ. Costs	Lease Exp. Date
B&B Italia (4)	NR/NR/NR	21,025	18.6%	$57.89	$1,217,126	22.8%	NAP	NAP	5/31/2032
The School Board of Miami-Dade County	NR/NR/NR	15,127	13.4	$19.79	299,376	5.6	NAP	NAP	6/30/2023
Design Within Reach, Inc.	NR/NR/NR	14,070	12.5	$80.23	1,128,902	21.1	$799	13.0%	7/31/2025
MC Kitchen, LLC	NR/NR/NR	6,928	6.1	$57.37	397,440	7.4	$603	12.1%	3/31/2029
Dell’Anno	NR/NR/NR	6,246	5.5	$41.63	260,040	4.9	NAP	NAP	1/31/2024
Top Five Tenants		63,396	56.2%	$52.10	$3,302,884	61.8%
Other Tenants		38,803	34.4%	$52.51	$2,037,523	38.2%
Occupied Collateral Total / Wtd. Avg.		102,199	90.5%	$52.25	$5,340,407	100.0%

Vacant Space (5)		10,697	9.5%

Collateral Total		112,896	100.0%

(1)	Based on the underwritten rent roll dated July 25, 2022.

(2)	Base Rent PSF and Base Rent include rent steps of $156,267 through August 2023.

(3)	Sales PSF are as of the trailing 12-month period ending May 31, 2022 as provided by the borrower.

(4)	The B&B Italia lease may be terminated by the borrower or the tenant on July 15, 2030 by giving written notice no later than July 15, 2029.

(5)	Vacant Space includes three month-to-month tenants which are currently being underwritten as vacant. The three month-to-month tenants include: (i) Hausscape, which currently occupies 4,819 square feet and is vacating its space, (ii) West Flooring, which currently occupies 2,135 square feet at $56.00 per square feet and (iii) Haitian Heritage Museum, which occupies 1,522 square feet and pays no rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
2022 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2023	6	25,559	22.6	652,603	12.2	25,559	22.6%	$652,603	12.2%
2024	5	17,141	15.2	798,012	14.9	42,700	37.8%	$1,450,615	27.2%
2025	3	19,612	17.4	1,644,902	30.8	62,312	55.2%	$3,095,517	58.0%
2026	2	3,031	2.7	219,168	4.1	65,343	57.9%	$3,314,685	62.1%
2027	2	4,919	4.4	112,356	2.1	70,262	62.2%	$3,427,041	64.2%
2028	0	0	0.0	0	0.0	70,262	62.2%	$3,427,041	64.2%
2029	2	10,912	9.7	696,240	13.0	81,174	71.9%	$4,123,281	77.2%
2030	0	0	0.0	0	0.0	81,174	71.9%	$4,123,281	77.2%
2031	0	0	0.0	0	0.0	81,174	71.9%	$4,123,281	77.2%
2032 & Beyond	1	21,025	18.6	1,217,126	22.8	102,199	90.5%	$5,340,407	100.0%
Vacant	NAP	10,697	9.5	NAP	0.0	112,896	100.0%	NAP	NAP
Total	21	112,896	100.0%	$5,340,407	100.0%
(1)	Based on the underwritten rent roll dated July 25, 2022.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring include rent steps of $156,267 through August 2023 and exclude any gross up of vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,808,099	$3,136,697	$3,694,191	$4,101,704	$5,184,140	$45.92	67.5%
Contractual Rent Steps	0	0	0	0	156,267	$1.38	2.0
Vacant Income	0	0	0	0	723,660	$6.41	9.4
Percentage Rent	0	0	0	133,835	193,967	$1.72	2.5
Gross Potential Rent	$2,808,099	$3,136,697	$3,694,191	$4,235,539	$6,258,034	$55.43	81.5%
Total Reimbursements	605,917	401,790	806,778	853,966	1,423,019	$12.60	18.5
Other Income	39,246	13,582	10,579	27,308	0	$0.00	0.0
Net Rental Income	$3,453,262	$3,552,070	$4,511,547	$5,116,813	$7,681,053	$68.04	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	(765,397)	($6.78)	(10.0)
Effective Gross Income	$3,453,262	$3,552,070	$4,511,547	$5,116,813	$6,915,656	$61.26	90.0%
Total Expenses	1,380,603	1,384,396	1,527065	1,623,824	1,779,972	$15.77	25.7
Net Operating Income(4)	$2,072,659	$2,167,674	$2,984,483	$3,492,989	$5,135,684	$45.49	74.3%
Capital Expenditures	0	0	0	0	22,579	$0.20	0.3
TI/LC	0	0	0	0	197,568	$1.75	2.9
Net Cash Flow	$2,072,659	$2,167,674	$2,984,483	$3,492,989	$4,915,537	$43.54	71.1%
(1)	TTM reflects the trailing 12-month period ending May 31, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3) The underwritten economic vacancy is 10.0%. The 4141 NE 2nd Avenue Property was 90.5% physically occupied as of July 25, 2022.

(4)	The increase in Underwritten Net Operating Income from TTM Net Operating Income was primarily due to (a) 5 new leases in 2022 with total in-place rents of more than $950,000, (b) underwritten rent steps through August 1, 2023 and (c) underwritten real estate tax reimbursements based on in-place leases.

The Market. The 4141 NE 2nd Avenue Property is located in Miami, Florida, within the Miami-Fort Lauderdale-West Palm Beach core-based statistical area (the “Miami CBSA”) in Miami-Dade County, Florida. The Miami CBSA encompasses Palm Beach County, Broward County and Miami-Dade County, and is the eighth most populous CBSA in the United States with a population of approximately 6.2 million. The Miami CBSA is the southernmost CBSA in the country and is considered an international gateway due to its proximity to Latin America. The Miami CBSA economy is driven by the trade, transportation and utilities, profession and business services, education and health services, leisure and hospitality, government and financial activities sectors. As of 2022, the Miami-Fort Lauderdale-West Palm Beach area was home to 4 Fortune 500 companies, including World Fuel Services, Lennar, Ryder System and Watsco. Other major employers with the Miami CBSA include Baptist Health South Florida, University of Miami, American Airlines, Florida Power & Light Company, Carnival Cruise Lines and Royal Caribbean International/Celebrity Cruises.

The 4141 NE 2nd Avenue Property is located on the coastal edge in the city of Miami approximately 4.4 miles north of the central business district approximately 19 miles northwest of South Beach. Primary access to the 4141 NE 2nd Avenue Property is provided by Biscayne Boulevard, Interstate 95 (“I-95”) and Interstate 195 (“I-195”). Biscayne Boulevard runs north-south in relation to the 4141 NE 2nd Avenue Property and provides access to Miami Shores to the north and Downtown Miami to the south. I-95 traverses north-south throughout the state and provides access to Georgia. I-195 traverses east-west and provides access from the 4141 NE 2nd Avenue Property to Miami Beach. Miami International Airport is located approximately 6.8 miles west of the 4141 NE 2nd Avenue Property. The neighborhood surrounding the 4141 NE 2nd Avenue Property is mainly comprised of retail buildings to the south and west and single family residences to the north. According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius was 30,843, 204,050 and 559,036, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $66,546, $58,815 and $75,523, respectively.

According to the appraisal, the 4141 NE 2nd Avenue Property is located within the Miami retail market and the Miami/Miami Beach retail submarket. As of the first quarter 2022, the Miami retail market contained approximately 26.0 million square feet of retail space inventory with a vacancy rate of 6.0% and an average asking rental rate of $29.75 per square foot. As of first quarter 2022, the Miami retail market reported no completed square feet and positive net absorption of 29,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

The Miami/Miami Beach retail submarket contained approximately 5.7 million square feet of retail space with a vacancy rate of 6.4% and an average asking rental rate of $33.17 per square foot as of first quarter 2022. The Miami/Miami Dade retail submarket reported no square feet completed and positive net absorption of 14,000 square feet.

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
4141 NE 2nd Avenue 4141 Northeast 2nd Avenue Miami, FL	1960	90.5%(2)	112,896	Various	Various	$52.25(2)	Various	Various
Lee 4100 NE 2nd Avenue Miami, FL	1955	NAP	53,842	Fendi Casa Lionstone Development Moe Royalty	6,323 7,783 1,820	$67.50 $37.13 $36.26	Jun-2022 Nov-2021 Jan-2021	60 120 36
Moore 4040 NE 2nd Avenue Miami, FL	1921	NAP	97,851	Ligne Roset	3,331	$71.00	Sep-2019	60
Paradise Plaza 115-135 NE 41st Street Miami, FL	2020	NAP	85,280	Paradise Plaza Restaurant ZZ’s Sushi Bar Dion Lee Balenciaga	7,168 5,843 3,358 8,487	$51.63 $47.45 $75.00 $130.00	Dec-2022 Mar-2021 Jun-2022 Oct-2022	120 120 84 120
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated July 25, 2022, which includes both retail and office tenants. Excludes vacant space.

The Borrower. The borrowing entity for the 4141 NE 2nd Avenue Mortgage Loan is Dacra Design 4141 LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4141 NE 2nd Avenue Mortgage Loan. The borrower is 50% owned by Magnetar Structured Credit Fund, LP, 49% owned by Dacra 4141 Investor LLC, and 1% owned by Dacra 4141 Managing Member LLC, whose sole member is Dacra 4141 Managing Member, Inc.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Craig Robins. Craig Robins is the CEO and President of Dacra. Dacra is a real estate development company specializing in commercial, residential and mixed-use communities based out of Miami, Florida. Founded in 1987, Dacra has developed approximately 2 million square feet of real estate projects to date and is currently developing the Miami Design District, an 18-square block creative neighborhood and international destination. Through Mr. Robins’ leadership, Dacra has spearheaded successful and transformative commercial, residential and mixed-use projects in Miami, including South Beach, Lincoln Road area and Allison Island. The non-recourse carveout guarantor is a party to an ongoing litigation with a 50% partner in a joint venture. The litigation does not involve the 4141 NE 2nd Avenue Property, the borrower, or the owners of the borrower. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The 4141 NE 2nd Avenue Property is managed by Design District Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $745,703 for tax reserves, approximately $174,919 for insurance reserves, $184,662 for rent concession reserves and $227,875 for existing TI/LC obligation reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $71,019.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $20,824.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $1,881.60 for replacement reserves ($0.20 per square foot annually), capped at $90,317.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $16,464 for tenant improvement and leasing commissions reserves, capped at $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

Lockbox / Cash Management. The 4141 NE 2nd Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the 4141 NE 2nd Avenue borrower is required to establish a lender-controlled lockbox account and, within five calendar days of the Cash Management Trigger Event, to instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or the property managers are required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the 4141 NE 2nd Avenue Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 4141 NE 2nd Avenue Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the 4141 NE 2nd Avenue borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the 4141 NE 2nd Avenue Mortgage Loan (except if a Critical Tenant Trigger Event exists, in which case sums will be deposited into a Critical Tenant reserve until the Critical Tenant Cap is achieved). Funds in the excess account may be available from time to time to pay approved operating expenses and extraordinary operating expenses to the extent revenues are not sufficient for the payment of same.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Management DSCR Trigger Event” will occur on any date after July 29, 2023, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, or (c) with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Sweep DSCR Trigger Event” will occur on any date after July 29, 2023, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur upon (i) if B&B Italia, Design Within Reach or any other tenant occupying the spaces currently occupied by such tenants (such tenant, the “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is 12 months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, or (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 3 – 4141 NE 2nd Avenue

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event has occurred or (f) a Critical Tenant Cap (as defined below) has been achieved with respect to the Critical Tenant Lease.

A “Critical Tenant Cap” means (a) $422,000 with respect to B&B Italia and (b) $282,000 with respect to Design Within Reach.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least three years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	4.6%	Net Rentable Area (SF):	1,759,500
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Chase/Cardone Properties, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	100.0%
Interest Rate:	5.92000%	Occupancy Date(1):	Various
Note Date:	5/27/2022	4th Most Recent NOI (As of)(2):	$3,353,026 (12/31/2019)
Maturity Date:	6/6/2032	3rd Most Recent NOI (As of)(2):	$3,318,047 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$3,130,604 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,917,010 (TTM 3/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,664,252
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$3,375,315
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$5,288,938
Additional Debt:	No	UW NCF:	$4,911,088
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$66,500,000 / $38
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$244,481	$15,310	N/A	Maturity Date Loan / SF:	$24
Insurance:	$208,800	$92,792	N/A	Cut-off Date LTV:	63.2%
Replacement Reserves:	$0	$14,663	N/A	Maturity Date LTV:	63.2%
TI/LC Reserve:	$1,500,000	Springing	$1,000,000	UW NCF DSCR:	1.95x
Chicago Steel Reserve:	$296,000	$0	N/A	UW NOI Debt Yield:	12.6%
Deferred Maintenance:	$137,500	$0	N/A
Other Reserves(4):	$142,750	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,000,000	66.4%	Purchase Price	$59,100,000(5)	93.4%
Equity Contribution	21,283,433	33.6	Reserves	2,529,531	4.0
			Closing Costs	1,653,903	2.6
Total Sources	$63,283,433	100.0%	Total Uses	$63,283,433	100.0%

(1)	Occupancy as of May 13, 2022 for the Chase St. Property and May 27, 2022 for the Cardone Property.

(2)	Historical NOI figures represent only the Chase St. Property (as defined below). The seller did not provide historical operating statements for the Cardone Property (as defined below).

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Other Reserves represent an Environmental Reserve ($41,050) and a Seller Credit Reserve ($101,700).

(5)	The purchase price for the Chase St. Property and Cardone Property are $35,100,000 and $24,000,000, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

The Loan. The Chase St. & Cardone mortgage loan is secured by the borrower’s fee interests in two industrial properties located in Indiana and Texas (the “Chase St. Property” and the “Cardone Property”, respectively, and collectively, the “Chase St. & Cardone Properties”). The Chase St. & Cardone mortgage loan was originated by AREF and has an outstanding principal balance as of the Cut-off Date of $42.0 million (the “Chase St. & Cardone Mortgage Loan”). The Chase St. & Cardone Mortgage Loan has a 10-year, interest-only term.

The Properties. The Chase St. & Cardone Properties consist of two industrial properties totaling 1,759,500 square feet located in Indiana and Texas, respectively. As of May 2022, the Chase St. & Cardone Properties were 100.0% leased to six tenants.

Chase St. Property. The Chase St. Property is a 1,091,914 square foot, multi-tenant industrial property located in Gary, Indiana, just south of the Indiana Toll Road, Interstate 90. Situated on a 111.77-acre site, the Chase St. Property is comprised of two industrial facilities (four separate buildings) with the largest facility being built from 1940 to 1954 and the smaller facility being a build-to-suit manufacturing facility constructed in 2001 with an office expansion in 2018. Between 2015 and 2019, a new roof was installed for a total cost of $6.5 million. The largest building on site features 40 loading doors, clear heights ranging from 18’ to 43’ and 16,126 square feet of office space. The smaller manufacturing facility on site features six loading doors, clear heights ranging from 37.5’ to 42’, and 6,000 square feet of office space. The site benefits from direct access to the Indiana Harbor Belt Railroad and features approximately four miles of rails on-site with a capacity of 275 railcars. As of May 13, 2022, the Chase St. Property was 100.0% occupied by five tenants that cater to the steel industry.

Cardone Property. The Cardone Property is a 667,586 square foot single-tenant industrial facility located in Harlingen, Texas. The Cardone Property is comprised of a one-story building situated on an 82.26-acre site built in 1991 and most recently renovated in 2012. The Cardone Property features 41 dock-high doors, a 28’ clear height, and approximately 20,000 square feet of office space. As of May 27, 2022, the Cardone Property was 100.0% occupied by Cardone Industries, Inc. (“Cardone Industries”). Cardone Industries had owned and occupied the Cardone Property since 2006 and sold the Cardone Property to the borrower in May 2022. The Cardone Property serves as a storage, assembly, and distribution site that supports Cardone Industries’ 400,000 square foot manufacturing facility located 25 miles away in Matamoros, Mexico.

The following table presents detailed information with respect to the Chase St. & Cardone Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Loan Amount	Total Sq. Ft.	Year Built / Renovated	As-Is Appraised Value	U/W NOI	Occ. (%)	# of Tenants
Chase St.	Gary, IN	Manufacturing	$25,710,000	1,091,914	1940 / 2018	$40,700,000	$3,016,111	100.0%	5
Cardone	Harlingen, TX	Warehouse / Distribution	$16,290,000	667,586	1991 / 2012	$25,800,000(1)	$2,272,826	100.0%	1
Total / Wtd. Avg.			$42,000,000	1,759,500		$66,500,000	$5,288,938	100.0%	6
(1)	The appraisal also concluded to an “as dark” value of $20,600,000 for the Cardone Property.

COVID-19 Update. As of the date of this term sheet, the Chase St. & Cardone Properties are open and operating. As of the date of this term sheet, the Chase St. & Cardone Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Cardone Industries, Inc. (667,586 square feet; 37.9% of aggregate NRA; 42.1% of aggregate underwritten base rent, Cardone Property). Cardone Industries is an aftermarket automotive engineering company. Founded in 1970, Cardone Industries builds new and remanufactured vehicle parts and generates approximately $600 million in annual revenue, making them one of the largest remanufactured automotive parts producers in North America. Cardone Industries has seven locations in Pennsylvania, Texas, California, Mexico, and Canada. In 2019, Brookfield Business Partners acquired an 85% controlling interest in Cardone Industries. Cardone Industries has been a tenant at the Cardone Property since 2006 and recently signed a five-year extension that expires in October 2026. Cardone Industries has one, one-year renewal option remaining.

Edsal Manufacturing Company, Inc. (485,813 square feet; 27.6% of aggregate NRA; 14.7% of aggregate underwritten base rent, Chase St. Property). Edsal Manufacturing Company, Inc. (“Edsal Manufacturing”) was founded in 1957 and is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Chase St. & Cardone

designer, manufacturer, and distributor of steel shelving. Major customers of Edsal Manufacturing include Home Depot, Lowe’s, Walmart, Costco, Amazon, and Wayfair. Edsal Manufacturing has been a tenant at the Chase St. Property since 2015 and has a lease expiration in November 2031. Edsal Manufacturing has two, five-year renewal options remaining.

Chicago Steel Holdings LLC (307,563 square feet; 17.5% of aggregate NRA; 16.6% of aggregate underwritten base rent, Chase St. Property). Chicago Steel Holdings, LLC (“Chicago Steel”) is a metal and mineral merchant wholesaler. The Chase St. Property serves as the company’s headquarters. Chicago Steel is a subsidiary of UPG Enterprises, a privately held industrial conglomerate with a portfolio of 25 locations in North America. Chicago Steel has been a tenant at the Chase St. Property since 2014. The tenant has a lease expiration for 293,563 square feet in February 2031 and leases an additional 14,000 square feet on a month-to-month basis. Chicago Steel has no renewal options remaining.

Katoen Natie Midwest, Inc. (215,458 square feet; 12.2% of aggregate NRA; 13.2% of aggregate underwritten base rent, Chase St. Property). Katoen Natie Midwest, Inc. (“Katoen Natie”) is a global, full-service logistics and engineering solutions firm. Founded in 1854, Katoen Natie operates in 124 locations worldwide, including 22 in North America. The Chase St. Property serves as a location for Katoen Natie’s logistics platform and supports a bagging contract with its largest client, Lyondell/Equistar (“LyondellBasell”), one of the largest plastic, chemical, and refining companies in the world. Katoen Natie has had a bagging contract with LyondellBasell for over 15 years. LyondellBasell is a Dutch multinational chemical company that is rated Baa2 by Moody’s and reported over $46 billion in revenue in 2021. Katoen Natie has been a tenant at the Chase St. Property since 2005 and has a lease expiration in March 2023. Katoen Natie currently has one, three-year renewal option remaining with a 180-day notice period. Katoen Natie has the right to terminate its lease with 90 days’ notice if LyondellBasell ceases to be a customer of the company. Under the lease, Katoen Natie is required to promptly notify the landlord of any facts, as they occur, that relate to the likelihood of LyondellBasell ceasing to be a customer. Katoen Natie is required to provide the landlord with a copy of tenant’s agreement with LyondellBasell in the event and at the same time that the tenant provides notice to landlord of this early termination.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
99.2%	99.2%	99.2%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of May 13, 2022 for the Chase St. Property and May 27, 2022 for the Cardone Property.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Cardone Industries, Inc.	NR/NR/NR	667,586	37.9%	$3.64	$2,430,948	42.1%	10/31/2026
Edsal Manufacturing Company, Inc.	NR/NR/NR	485,813	27.6%	$1.75	$850,173	14.7%	11/30/2031
Chicago Steel Holdings LLC	NR/NR/NR	307,563	17.5%	$3.12	$959,067	16.6%	Various(3)
Katoen Natie Midwest, Inc.(4)	NR/NR/NR	215,458	12.2%	$3.55	$764,876	13.2%	3/31/2023
Chemcoaters, L.L.C.	NR/NR/NR	82,000	4.7%	$9.23	$756,860	13.1%	1/31/2034
Douglass Logistics	NR/NR/NR	1,080	0.1%	$14.81	$15,996	0.3%	MTM
Total Major Tenants		1,759,500	100.0%	$3.28	$5,777,920	100.0%

Other Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		1,759,500	100.0%	$3.28	$5,777,920	100.0%
Vacant Space		0	0.0%

Collateral Total		1,759,500	100.0%

(1)	Based on the underwritten rent roll dated May 13, 2022.

(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $96,357 of contractual rent steps through May 2023.

(3)	Chicago Steel has 293,563 square feet expiring on February 28, 2031 and leases an additional 14,000 square feet on a month-to-month basis.

(4)	Katoen Natie has the right to terminate its lease with 90 days’ notice with no penalty if LyondellBasell ceases to be a customer of Katoen Natie.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Chase St. & Cardone

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	2	15,080	0.9	$50,996	0.9%	15,080	0.9%	$50,996	0.9%
2023	1	215,458	12.2	764,876	13.2	230,538	13.1%	$815,872	14.1%
2024	0	0	0.0	0	0.0	230,538	13.1%	$815,872	14.1%
2025	0	0	0.0	0	0.0	230,538	13.1%	$815,872	14.1%
2026	1	667,586	37.9	2,430,948	42.1	898,124	51.0%	$3,246,820	56.2%
2027	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2028	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2029	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2030	0	0	0.0	0	0.0	898,124	51.0%	$3,246,820	56.2%
2031	2	779,376	44.3	1,774,240	30.7	1,677,500	95.3%	$5,021,060	86.9%
2032 & Beyond	1	82,000	4.7	756,860	13.1	1,759,500	100.0%	$5,777,920	100.0%
Total	7	1,759,500	100.0%	$5,777,920	100.0%
(1)	Based on the underwritten rent roll dated May 13, 2022.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $96,357 of contractual rent steps through May 2023.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	TTM (1)(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$3,722,487	$3,776,588	$3,459,675	$3,405,659	$5,681,563	$3.23	62.3%
Rent Steps(5)	0	0	0	0	96,357	0.05	1.1
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,722,487	$3,776,588	$3,459,675	$3,405,659	$5,777,920	$3.28	63.4%
Total Reimbursements	1,085,907	1,116,857	1,182,478	1,206,629	3,249,339	1.85	35.6
Total Other Income	48,446	46,843	89,182	48,311	88,357	0.05	1.0
Net Rental Income	$4,856,840	$4,940,288	$4,731,334	$4,660,599	$9,115,615	$5.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(451,363)	(0.26)	(5.0)
Effective Gross Income	$4,856,840	$4,940,288	$4,731,334	$4,660,599	$8,664,252	$4.92	95.0%
Total Expenses	1,503,814	1,622,241	1,600,731	1,743,589	3,375,315	1.92	39.0
Net Operating Income	$3,353,026	$3,318,047	$3,130,604	$2,917,010	$5,288,938	$3.01	61.0%
Total TI/LC, Capex/RR	0	0	0	0	377,850	0.21	4.4
Net Cash Flow	$3,353,026	$3,318,047	$3,130,604	$2,917,010	$4,911,088	2.79	56.7%
(1)	Represents historical cash flows for the Chase St. Property only. Historical cash flows are not available for the Cardone Property.

(2)	TTM represents the trailing 12 months ending March 31, 2022.

(3)	% column represents percent of Net Rental Income for Vacancy/Credit Loss and all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll dated May 13, 2022.

(5)	Represents contractual rent steps through May 2023.

The Market.

Chase St. Property. The Chase St. Property is located in Gary, Indiana within Lake County, approximately 30 miles southeast of downtown Chicago. Primary access to the Chase St. Property is provided by Interstate 94 and Interstate 65. The neighborhood surrounding the Chase St. Property is largely industrial with several residential pockets throughout. The Chase St. Property is located within the Gary Micro Metropolitan Statistical Area (“MSA”). The prominent industries within the Gary Micro MSA are services, manufacturing, transportation/utilities, and public administration. This region of Indiana leads the nation in steel production and accounts for 27% of the United States’ total steel production. Gary Works, the largest steel mill in North America, is located two miles from the Chase St. Property. According to the appraisal, the 2021

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

population within a one-, three- and five-mile radius of the Chase St. Property was 7,999, 39,160, and 116,403, respectively. The 2021 average household income within the same radii was $44,169, $41,490, and $51,041, respectively.

According to the appraisal, as of the first quarter of 2022, the Lake County industrial submarket consisted of approximately 43,274,889 square feet of warehouse space. The submarket has an average NNN rent of $4.88 per square foot and an occupancy of 93.7%. The appraiser concluded to market rents of $3.35 PSF for old industrial space (150,000-500,000 SF) and $8.25 PSF for new industrial space (50,000-150,000 SF).

Cardone Property. The Cardone Property is located in Harlingen, Texas within Cameron County, approximately 15 miles north of the U.S.-Mexico border and 130 miles south of Corpus Christi. Primary access to the Cardone Property is provided by US Highway 69E and US 77. The neighborhood surrounding the Cardone Property is primarily residential, with industrial developments scattered throughout. The Cardone Property is located within the Brownsville-Harlingen MSA. The prominent industries within the Brownsville-Harlingen MSA include services, finance/insurance/real estate, and wholesale trade. Major employers within the Brownsville-Harlingen MSA include Valley Baptist Medical Center, HEB Grocery, Advanced Call Center Technologies, and Dish Network. According to the appraisal, the 2021 population within a three-, five- and seven-mile radius of the Cardone Property was 22,380, 87,443, and 114,207, respectively. The 2021 average household income within the same radii was $62,455, $55,083, and $55,943, respectively.

According to the appraisal, as of the first quarter of 2022, the Greater Harlingen Industrial submarket consists of approximately 3,298,905 square feet of warehouse space of industrial space. The submarket has an average NNN rent of $6.65 per square foot and a vacancy of 10.1%. The appraiser concluded to a market rent of $3.60 PSF for the Cardone Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Chase St. & Cardone

The following table presents certain information relating to comparable industrial leases for the Chase St. Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
Chase St.	485,813(2)	1940 / 2018	Edsal Manufacturing Company, Inc.(2)	$1.75(2)(3)	Feb-20(2)	NNN
Gary, IN	82,000(2)		Chemcoaters, L.L.C.(2)	$9.23(2)(3)	Nov-21(2)	NNN
Old Industrial (150,000 – 500,000 SF) Space
Coastal Commerce Center	132,400	1958 / 1992	Vahala Foam	$2.75	Sep-21	NNN
Fort Wayne, IN
Great Lake Industrial Center	150,000	1920 / 1990	Andes Coil Processors	$3.65	Dec-20	NNN
Gary, IN
Great Lake Industrial Center	300,058	1920 / 1990	Metal Processing Corporation	$3.50	Oct-20	NNN
Gary, IN
Midwest Trade Center	179,241	1981 / 2020	Pratt Paper	$2.80	Jul-20	NNN
Westville, IN
KIK Custom Products	434,104	1976 / 2006	KIK Custom Products	$3.60	Apr-20	NNN
Elkhart, IN
New Industrial (50,000 – 150,000 SF) Space
80/20, LLC	246,038	1986 / 2014	80/20, LLC	$6.10	Sep-21	NNN
Columbia City, IN
ATC Manufacturing	102,188	2018 / NAP	ATC Manufacturing	$5.46	Jul-21	NNN
Roanoke, IN
Autoliv	252,000	2020 / NAP	Autoliv	$5.52	Apr-20	NNN
Columbia City, IN
Industrial Facility	87,985	2009 / NAP	Foremost Groups Inc.	$5.43	Nov-19	NNN
Hobart, IN
Industrial Facility	140,980	1992 / NAP	McJunkin Corp.	$5.56	Jan-19	NNN
Munster, IN
(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated May 13, 2022.

(3)	Includes contractual rent steps through May 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Chase St. & Cardone

The following table presents certain information relating to comparable industrial sales for the Chase St. Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Chase St.	1,091,914(2)	1940 / 2018	100.0%(2)
Gary, IN
Park 100 – Building 99	364,583	1995 / 2002	100.0%	Oct-21	$25,639,977	$70	5.8%
Indianapolis, IN
O’Neal Steel, Inc	202,400	1974 / NAP	100.0%	Sep-21	$11,500,000	$57	5.4%
Indianapolis, IN
D&W Fine Pack	425,420	1990 / 2007	100.0%	Mar-21	$21,000,000	$49	6.1%
Fort Wayne, IN
Park 100 – Building 131	421,312	1997 / NAP	100.0%	Dec-20	$24,500,000	$58	6.5%
Indianapolis, IN
Heidtman Steel & Hoist Martial	639,145	1917 / 1997	100.0%	Feb-20	$22,000,000	$34	NAV
East Chicago, IN
Stout Field Industrial Park	484,008	1970 / NAP	100.0%	Jun-19	$17,100,000	$35	7.7%
Indianapolis, IN
American Licorice	554,313	1964 / 2018	100.0%	Apr-19	$22,390,292	$40	8.7%
La Porte, IN
(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated May 13, 2022.

The following table presents certain information relating to comparable industrial leases for the Cardone Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
Cardone	667,586(2)	1991 / 2012	Cardone Industries, Inc.(2)	$3.64(2)(3)	Aug-06(2)	NNN
Harlingen, TX
Industrial Warehouse	675,822	1998 / NAP	First Brand	$4.15	Dec-21	NNN
Brownsville, TX
715 W Pike Blvd	107,500	1984 / NAP	Asking Rent	$5.16	Oct-20	Modified Gross
Weslaco, TX
3101 W Military Highway	68,108	2004 / 2006	Emerson Electric	$4.85	Jul-21	Modified Gross
McAllen, TX
2810 N Expressway 77	30,823	1983 / NAP	Regional	$3.60	May-21	NNN
Harlingen, TX
(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated May 13, 2022.

(3)	Includes contractual rent steps through May 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

The following table presents certain information relating to comparable industrial sales for the Cardone Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Cardone	667,586(2)	1991 / 2012	100.0%(3)
Harlingen, TX
Radix Equity	102,629	1996 / NAP	100.0%	Jan-22	$6,965,000	$68	6.1%
Mission, TX
5601 W Military Highway	301,200	2001 / NAP	100.0%	Dec-20	$16,546,000	$55	6.7%
McAllen, TX
Pharr Logistics Center	109,737	1994 / NAP	100.0%	Jun-21	$7,700,000	$70	6.1%
Pharr, TX
6700 Paredes Line Road	1,000,000	1998 / NAP	100.0%	Nov-20	$22,800,000	$23	8.3%
Brownsville, TX
(1)	Information obtained from the appraisal.

(2)	Based on the underwritten rent roll dated May 13, 2022.

(3)	Occupancy is as of May 27, 2022.

Environmental. According to the Phase I environmental reports, dated December 29, 2021 and April 1, 2022, there are recognized environmental conditions (each, a “REC”) at the Chase St. & Cardone Properties.

The Phase I for the Chase St. Property identified a REC at the Chase St. Property related to the historical use of the property, with a probable maximum cost of $2 million to remediate the site. The Chase St. Property was operated as an industrial site for approximately 70 years which included the handling and disposal of hazardous substances and petroleum products. The environmental consultant considers the historical usage of the Chase St. Property to be a REC given that much of the operations at the Chase St. Property occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances. The environmental consultant identified areas of concern at the Chase St. Property including the retention pond on the northwestern portion, the transformer station located adjacent to the former boiler/generator building, the wastewater treatment plant, and rail spurs on the western and northern portions of the Chase St. Property.

The Phase I for the Cardone Property identified a REC at the Cardone Property related to the historical industrial use of the property, with a probable maximum cost of $1 million to remediate the site. The environmental consultant reported that multiple current or historical hazardous water generators were identified at the Cardone Property dating back to the 1990s. The environmental consultant reported that known chemicals include chlorinated solvents and a number of violations have been issued to the Cardone Property.

The borrower obtained an environmental insurance policy covering both the Chase St. Property and the Cardone Property, listing the lender as a named insured, with a $4,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires May 27, 2032, subject to a three-year extension exercisable in accordance with the terms of the policy.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus for additional information.

The Borrower. The borrower is Chase/Cardone Properties, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chase St. & Cardone Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 4 – Chase St. & Cardone

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is a founder and principal of Cannon Commercial and Tyler Mateen is the President of Cannon Commercial. Cannon Commercial is a privately owned real estate investment and management company based in Los Angeles, California. Cannon Commercial’s portfolio includes stabilized and distressed office, retail, multifamily, and industrial properties. Cannon Commercial currently has an interest in 33 assets in 11 markets across the United States with an approximate value of $600 million. The borrower sponsors have been parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Chase St. & Cardone Properties are currently managed by Cannon Commercial, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves.

Tax Escrows – The borrower made an initial deposit of approximately $244,481 into a real estate tax reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for the Chase St. Property (initially estimated at approximately $15,310). Ongoing monthly deposits will increase to approximately $28,874 (and will be required to include the Cardone Property) upon (i) an event of default, (ii) a Cash Management Period (as defined below), (iii) less than $81,385.50 is on deposit in the tax and insurance reserve, and such funds are allocated to the Cardone Property, (iv) the Cardone Industries lease no longer requires the tenant thereunder to pay all taxes due with respect to the Cardone Property, or (v) a default has occurred and remains outstanding under the Cardone Industries lease.

Insurance Escrows – The borrower made an initial deposit of approximately $208,800 into an insurance reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage (initially approximately $92,792 per month).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $14,663.

Rollover Reserve – The borrower made an initial deposit of $1,500,000 into a rollover reserve to be used for future leasing costs. If at any time the balance in the rollover reserve falls below $1,000,000, the borrower is required to deposit $29,325 monthly until the balance in the rollover reserve reaches $1,000,000.

Immediate Repairs – The borrower made an initial deposit of $137,500 into an immediate repairs reserve for the cost of overlaying damaged asphalt and other miscellaneous deferred maintenance at the Chase St. & Cardone Properties.

Chicago Steel Reserve – The borrower deposited $296,000 into a reserve account to account for the cost of outstanding tenant improvements owed to tenant Chicago Steel under the third amendment to the tenant’s lease.

Environmental Reserve – The borrower deposited $41,050 into a reserve account for various environmental work.

Seller Credit Reserve – The borrower deposited $101,700 into a reserve account for the cost of electric meter installation and roof repairs at the Chase St. Property.

Lockbox / Cash Management. The Chase St. & Cardone Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all revenues relating to the Chase St. & Cardone Properties to be directly deposited into a lender-controlled lockbox account. On each business day during the continuance of a Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date; (ii) a default or an event of default; (iii) if, as of the last day of any calendar quarter, the Net Operating Income (as defined below) debt service coverage ratio falls below 1.30x; (iv) the commencement of a Lease Sweep Period (as defined below); or (v) a determination that any potential violations exist pursuant to the Chase St. Property zoning assessment report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Chase St. & Cardone

“Net Operating Income” means, for any period, the underwritten net cash flow of the Chase St. & Cardone Properties for such period determined by the lender in its sole and absolute discretion in accordance with the lender’s then current underwriting standards and the then current underwriting standards of the rating agencies (including adjustments for market vacancy, bankrupt tenants, leasing costs and capital items).

A “Lease Sweep Period” means a period commencing upon the occurrence of any of the following: (i) the earliest of (a) the date that is six months prior to the end of the term of any tenant occupying between 200,000 and 250,000 square feet; (b) the date that is nine months prior to the end of the term of any tenant occupying 250,001 or more square feet; or (c) the date that any tenant under a Lease Sweep Lease (as defined below) gives notice of its intention not to renew or extend, (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option and such renewal has not been exercised, (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled, or terminated prior to its expiration date, (iv) any tenant under a Lease Sweep Lease goes dark or gives notice that it intends to do the same, (v) the occurrence of a monetary or material non-monetary default by a tenant under a Lease Sweep Lease, or (vi) a tenant under a Lease Sweep Lease becomes subject to insolvency proceedings.

A “Lease Sweep Lease” means a lease where the applicable tenant occupies 200,000 square feet or more.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided no event of default has occurred, on any payment date after the release date, the borrower may obtain the release of the Cardone Property upon a bona fide third-party sale of such property, subject to satisfaction of certain conditions, amongst other things: (i) defeasance of an amount of principal equal to the greater of (a) 100% of net sales proceeds of the Cardone Property and (b) 125% of the allocated loan amount for the Cardone Property, (ii) in the event that, after taking into account the defeasance of principal pursuant to subclause (i) above, the LTV ratio of the Chase St. Property is greater than 125%, the principal balance of the loan is required to be defeased by an amount such that the LTV ratio is no more than 125% and (iii) after giving effect to such release and defeasance, the NOI debt yield for the Chase St. Property will be no less than the greater of (a) the NOI debt yield immediately preceding such release and (b) 12.24%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	4.4%	Net Rentable Area (Rooms):	724
Loan Purpose:	Refinance	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Virendra Patel	Occupancy / ADR / RevPAR:	66.5% / $141.94 / $94.34
Interest Rate:	6.06100%	Occupancy / ADR / RevPAR Date:	5/31/2022
Note Date:	8/4/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/1/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$10,503,624 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$9,515,674 (TTM 5/31/2022)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	64.4% / $141.94 / $91.37
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$24,477,430
Call Protection(4):	L(24),DorYM1(92),O(4)	UW Expenses:	$14,117,671
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,359,760
Additional Debt(2):	Yes	UW NCF:	$9,380,662
Additional Debt Balance(2):	$23,000,000	Appraised Value / Per Room:	$134,300,000 / $185,497
Additional Debt Type(2):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$87,017
Taxes:	$524,996	$74,999	N/A	Maturity Date Loan / Room:	$80,144
Insurance:	$823,127	$137,188	N/A	Cut-off Date LTV:	46.9%
FF&E Reserves:	$139,871	$139,871	N/A	Maturity Date LTV:	43.2%
Immediate Repairs:	$96,612	$0	N/A	UW NCF DSCR:	2.06x
Other Reserves:	$2,264,688	Springing	(7)	UW NOI Debt Yield:	16.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$63,000,000		100.0%	Loan Payoff	$42,198,284	67.0%
				Return of Equity	14,237,219	22.6
				Upfront Reserves	3,849,294	6.1
				Closing Costs	2,715,203	4.3
Total Sources	$63,000,000		100.0%	Total Uses	$63,000,000	100.0%

(1)	The A&R Hospitality Portfolio Whole Loan (as defined below) was co-originated by Société Générale Financial Corporation (“SGFC”), Bank of Montreal (“BMO”) and Goldman Sachs Bank USA (“Goldman”). SGFC will contribute Note A-1 with an outstanding principal balance of $31.5 million and BMO will contribute Note A-3A with an outstanding principal balance of $8.5 million to the BBCMS 2022-C17 securitization.

(2)	The A&R Hospitality Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of the Cut-off Date of $63.0 million (the “A&R Hospitality Portfolio Whole Loan”). The Financial Information in the chart above reflects the A&R Hospitality Portfolio Whole Loan.

(3)	See “The Borrowers” below for more information.

(4)	The lockout period will be at least 24 months beginning with and including the first payment date on October 1, 2022; the actual lockout period may be longer. Defeasance of the A&R Hospitality Portfolio Whole Loan is permitted after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024. The borrower is permitted to prepay the A&R Hospitality Portfolio Whole Loan in addition to a yield maintenance premium after the date that is the later of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2024.

(5)	The 3rd Most Recent NOI and 4th Most Recent NOI are not available as seven of the nine A&R Hospitality Portfolio Properties (as defined below) were purchased between 1999 to 2020, while the Home2Suites Mobile property and the Home2Suites Daphne property were developed in 2019 and 2021, respectively. Additionally, the borrower sponsor has invested approximately $6.9 million ($9,548 per room) into A&R Hospitality Portfolio Properties between 2019 to 2022 which led to rooms being offline during this period.

(6)	Appraisal Dates for the A&R Hospitality Portfolio Properties range from May 3, 2022 to May 4, 2022.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

The Loan. The A&R Hospitality Portfolio mortgage loan (the “A&R Hospitality Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in nine hospitality properties located in Alabama and Florida (individually, an “A&R Hospitality Portfolio Property”, and collectively, the “A&R Hospitality Portfolio Properties”). The A&R Hospitality Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.06100% per annum. The A&R Hospitality Portfolio Whole Loan has a 10-year term and is interest only for the first 48 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The controlling Note A-1 and non-controlling Note A-3A, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C17 securitization trust. The remaining notes are currently held by Goldman and BMO and are expected to be contributed to one or more securitization trust(s). The A&R Hospitality Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,500,000	$31,500,000	BBCMS 2022-C17	Yes
A-2(1)	$15,750,000	$15,750,000	Goldman	No
A-3A	$8,500,000	$8,500,000	BBCMS 2022-C17	No
A-3B(1)	$7,250,000	$7,250,000	BMO	No
Total	$63,000,000	$63,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Properties. The A&R Hospitality Portfolio Properties are comprised of six limited service and three extended stay hotel properties built between 1985 and 2021, totaling 724 rooms located in Alabama and Florida. The borrower sponsor acquired seven of the nine A&R Hospitality Portfolio Properties between 1999 and 2020, while developing the Home2 Suites Mobile and Home2 Suites Daphne properties in 2019 and 2021, respectively. Since 2019, the borrower sponsor has invested approximately $6.9 million ($9,548 per room) into the A&R Hospitality Portfolio Properties for upgrades to the guestrooms, upgrades to furniture, fixture and equipment (“FF&E”), exterior improvements and painting. As of May 31, 2022, the A&R Hospitality Portfolio Properties were 66.5% occupied.

The following table presents certain information relating to the A&R Hospitality Portfolio Properties:

Portfolio Summary
Property Name	Property Type - Subtype	Year Built / Renovated	Rooms	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Fairfield Inn Orange Beach	Hospitality – Limited Service	2008 / 2022	116	$12,635,000	20.1%	$27,100,000	$2,025,472	19.6%
Beachside Gulf Shores	Hospitality – Limited Service	1985 / 2022	97	$11,217,000	17.8%	$22,500,000	$1,815,738	17.5%
Home2Suites Mobile	Hospitality – Extended Stay	2019 / NAP	97	$9,024,000	14.3%	$16,700,000	$1,410,446	13.6%
Home2Suites Daphne	Hospitality – Extended Stay	2021 / NAP	89	$8,116,000	12.9%	$16,700,000	$1,306,654	12.6%
Staybridge Suites Gulf Shores	Hospitality – Extended Stay	2009 / 2020-2021	88	$7,693,000	12.2%	$18,100,000	$1,203,871	11.6%
Gulf Shores Motel 6	Hospitality – Limited Service	2003 / 2018	60	$4,461,000	7.1%	$9,700,000	$814,898	7.9%
Red Roof Pensacola	Hospitality – Limited Service	1996 / NAP	74	$4,005,000	6.4%	$8,400,000	$759,676	7.3%
Quality Inn Gulf Shores	Hospitality – Limited Service	2000 / 2019	54	$3,066,000	4.9%	$7,800,000	$494,426	4.8%
Red Roof Gulf Shores	Hospitality – Limited Service	1996 / 2018	49	$2,783,000	4.4%	$7,300,000	$528,578	5.1%
Total/Wtd. Avg.			724	$63,000,000	100.0%	$134,300,000	$10,359,760	100.0%

Fairfield Inn Orange Beach. The Fairfield Inn Orange Beach property is a five-story, 116-room limited service hotel located in Orange Beach, Alabama and is situated on a 3.02-acre site. The Fairfield Inn Orange Beach property was built in 2008 and renovated in 2022. The hotel contains 39 king guestrooms and 77 queen/queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a pull-out sleeper sofa. Amenities at the Fairfield Inn Orange

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – A&R Hospitality Portfolio

Beach property include a fitness center, market pantry, lobby workstation, an outdoor pool and whirlpool and 1,818 square feet of meeting space. Parking is provided via 145 surface parking spaces resulting in a parking ratio of 1.25 spaces per room. In 2021, the Fairfield Inn Orange Beach property underwent renovations totaling approximately $115,000 ($991 per room), which included upgrades to the pool deck and roof replacement.

Beachside Gulf Shores. The Beachside Gulf Shores property is a five-story, 97-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.65-acre site. The Beachside Gulf Shores property was built in 1985 and renovated in 2022. The hotel contains 28 king guestrooms, 65 double/double guestrooms and four triple/triple guestrooms. Guestrooms feature flat-screen televisions, mini-refrigerators and a microwave. Amenities at the Beachside Gulf Shores property include a business center, third-floor outdoor pool with beach view, ice cream shop, sundry shop, free continental breakfast and 320 square feet of meeting space. Parking is provided via 145 surface parking spaces, resulting in a parking ratio of 1.49 spaces per room. Since 2020, the Beachside Gulf Shores property has undergone renovations totaling approximately $1.38 million ($14,227 per room), which included roof replacement, upgrades to the guestrooms and FF&E and exterior improvements.

Home2Suites Mobile. The Home2Suites Mobile property is a four-story, 97-room extended stay hotel located in Mobile, Alabama on a 1.69-acre site. The Home2Suites Mobile property was built in 2019. The hotel contains a mix of king and double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and kitchenettes. Amenities at the Home2Suites Mobile property include a fitness center, market pantry, breakfast dining area, guest laundry, lobby workstation, an outdoor pool and 768 square feet of meeting space. Parking is provided via 97 surface parking spaces resulting in a parking ratio of 1.00 spaces per room.

Home2Suites Daphne. The Home2Suites Daphne property is a four-story, 89-room extended stay hotel located in Daphne, Alabama on a 2.03-acre site. The Home2Suites Daphne property was built in 2021. The hotel contains a mix of king and double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and kitchenettes. Amenities at the Home2Suites Daphne property include a fitness center, market pantry, breakfast dining area, guest laundry, lobby workstation, an outdoor pool and 621 square feet of meeting space. Parking is provided via 94 surface parking spaces resulting in a parking ratio of 1.06 spaces per room.

Staybridge Suites Gulf Shores. The Staybridge Suites Gulf Shores property is a four-story, 88-room extended stay hotel located in Gulf Shores, Alabama and is situated on a 2.67-acre site. The Staybridge Suites Gulf Shores property was built in 2009 and renovated during 2020-2021. The hotel contains 62 suites, 16 standard guestrooms and 10 handicap guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs, an additional sitting area, an in-room kitchen and dining area and a pull-out sleeper sofa. Amenities at the Staybridge Suites Gulf Shores property include an outdoor swimming pool, sport court, fitness center, business center, sundry shop, complimentary breakfast and manager’s reception Monday through Wednesday evenings. Parking is provided via 139 surface parking spaces, resulting in a parking ratio of 1.58 spaces per room. Since 2020, the Staybridge Suites Gulf Shores property has undergone renovations totaling approximately $1.50 million ($16,989 per room), which included upgrades to the guestrooms and FF&E, exterior painting and roof replacement. The Staybridge Suites Gulf Shores property is subject to a condominium regime as more particularly described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

Gulf Shores Motel 6. The Gulf Shores Motel 6 property is a two-story, 60-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.87-acre site. The Gulf Shores Motel 6 property was built in 2003 and renovated in 2018. The hotel contains 25 king guestrooms and 35 double/double guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a kitchen with a full size refrigerator. Amenities at the Gulf Shores Motel 6 property include a sundry shop and guest laundry. Parking is provided via 78 surface parking spaces resulting in a parking ratio of 1.30 spaces per room. In 2021, the Gulf Shores Motel 6 property has undergone renovations totaling approximately $1.15 million ($19,167 per room), which included upgrades to the guestrooms and FF&E, exterior upgrades, roof replacement and signage upgrades.

Red Roof Pensacola. The Red Roof Pensacola property is a three-story, 74-room limited service hotel located in Pensacola, Florida and is situated on a 1.95-acre site. The Red Roof Pensacola property was built in 1996. The hotel contains 25 king guestrooms and 50 double/double guestrooms. Guestrooms feature flat-screen televisions, a desk with chairs and select units include a mini-refrigerator and microwave. Amenities at the Red Roof Pensacola property include a business center,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – A&R Hospitality Portfolio

an outdoor pool and complimentary Wi-Fi. Parking is provided via 73 surface parking spaces, resulting in a parking ratio of 0.99 spaces per room. In 2019, the Red Roof Pensacola property underwent renovations totaling approximately $517,500 ($6,993 per room), which included upgrades to the guestrooms and FF&E. The Red Roof Pensacola property uses one room as permanent storage; therefore, one room has been excluded from the lender’s underwritten room count for the Red Roof Pensacola property.

Quality Inn Gulf Shores. The Quality Inn Gulf Shores property is a two-story, 54-room limited service hotel located in Gulf Shores, Alabama and is situated on a 1.78-acre site. The Quality Inn Gulf Shores property was built in 2000 and renovated in 2019. The hotel contains 13 king guestrooms and 41 double queen guestrooms. Guestrooms feature flat-screen televisions, a desk with chair, refrigerator and microwave. Amenities at the Quality Inn Gulf Shores property include an indoor swimming pool, a sundry shop, complimentary breakfast and free Wi-Fi. Parking is provided via 107 surface parking spaces, resulting in a parking ratio of 1.98 spaces per room.

Red Roof Gulf Shores. The Red Roof Gulf Shores property is a two-story, 49-room limited service hotel located in Gulf Shores, Alabama and is situated on a 2.55-acre site. The Red Roof Gulf Shores property was built in 1996 and renovated in 2018. The hotel contains 15 king guestrooms, 33 double/double guestrooms and one suite. Guestrooms feature flat-screen televisions and a desk with chairs. Amenities at the Red Roof Gulf Shores property include an outdoor pool, sundry shop and complimentary breakfast. Parking is provided via 65 surface parking spaces, resulting in a parking ratio of 1.33 spaces per room. Since 2019, the Red Roof Gulf Shores property has undergone renovations totaling $2.25 million ($45,918 per room), which included upgrades to the guestrooms and FF&E, exterior upgrades, roof replacement and signage upgrades.

The following table presents information relating to the A&R Hospitality Portfolio Properties franchise agreements:

Franchise Agreement Summary(1)
Property	Franchisor	Franchise Agreement Expiration Date	Franchise Fee
Fairfield Inn Orange Beach	Marriott International, Inc.	February 12, 2035	5.5%
Beachside Gulf Shores(2)	NAP	NAP	NAP
Home2Suites Mobile	Hilton Franchise Holding LLC	February 28, 2037	5.0%
Home2Suites Daphne	Hilton Franchise Holding LLC	March 31, 2040	5.0%
Staybridge Suites Gulf Shores	Holiday Hospitality Franchising, LLC	May 14, 2038	5.0%
Gulf Shores Motel 6	G6 Hospitality Franchising LLC	April 26, 2033	5.0%
Red Roof Pensacola	Red Roof Franchising, LLC	May 15, 2038	4.5%
Quality Inn Gulf Shores	Choice Hotels International, Inc.	March 8, 2037	4.65%
Red Roof Gulf Shores(3)	Red Roof Franchising, LLC	March 14, 2037	3.0%
(1)	Source: Franchise Agreements.

(2)	The Beachside Gulf Shores property is not subject to a franchise agreement.

(3)	The Red Roof Gulf Shores property’s monthly Franchise Fee will increase to 4.5% in 2023 and for the remainder of the franchise agreement term.

COVID-19 Update. As of the date of this term sheet, the A&R Hospitality Portfolio Properties are open and operating. As of the date of this term sheet, the A&R Hospitality Portfolio Mortgage Loan is not subject to any modification or forbearance request.

Environmental. According to the Phase I environmental assessments dated May 9, 2022 through July 15, 2022, there was no evidence of any recognized environmental conditions or recommendations at the A&R Hospitality Portfolio Properties.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAV	NAV	72.1%	66.5%
(1)	Historical occupancies for 2019 and 2020 are unavailable as some of the A&R Hospitality Portfolio Properties were developed or acquired after 2019.

(2)	Historical occupancy is as of December 31 of each respective year.

(3)	Current Occupancy is as of May 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	72.1%	66.5%	64.4%
ADR	$142.54	$141.94	$141.94
RevPAR	$102.84	$94.34	$91.37

Room Revenue	$24,269,823	$24,145,849	$24,145,779	$33,351	98.6%
Other Departmental Revenue	312,391	331,651	331,651	458	1.4
Total Revenue	$24,582,215	$24,477,500	$24,477,430	$33,809	100.0%

Room Expense	6,201,125	6,738,306	5,585,686	7,715	23.1
Other Departmental Expenses	66,824	84,620	73,862	102	22.3
Departmental Expenses	$6,267,949	$6,822,926	$5,659,547	$7,817	23.1%

Departmental Profit	$18,314,266	$17,654,574	$18,817,883	$25,992	76.9%

Operating Expenses	$5,973,055	$6,209,988	$6,238,488	$8,617	25.5%
Gross Operating Profit	$12,341,212	$11,444,586	$12,579,395	$17,375	51.4%

Management Fees	925,041	928,231	734,323	1,014	3.0
Property Taxes	323,252	298,452	524,997	725	2.1
Property Insurance	589,295	702,229	960,315	1,326	3.9
Total Other Expenses	$1,837,588	$1,928,912	$2,219,635	$3,066	9.1%

Net Operating Income	$10,503,624	$9,515,674	$10,359,760	$14,309	42.3%
FF&E	0	0	979,097	1,352	4.0
Net Cash Flow	$10,503,624	$9,515,674	$9,380,662	$12,957	38.3%
(1)	Historical cash flows are unavailable for 2019 and 2020 as some of the A&R Hospitality Portfolio Properties were developed or acquired after 2019. In 2021 and TTM May 2022, there were a total of 28,253 and 8,327, respectively, total room nights not available across the A&R Hospitality Portfolio Properties due to various renovations.

(2)	TTM column represents the trailing 12 months ending May 31, 2022.

(3)	Per Room values are based on 724 guest rooms.

(4)	% of Total Revenue for Room Expense and Other Departmental Expense is based on their corresponding revenue line item.

The Markets. The A&R Hospitality Portfolio Properties are located within the Mobile Metropolitan Combined Statistical Area and Pensacola-Ferry Pass-Brent FL Core Based Statistical Area.

Mobile Metropolitan Combined Statistical Area

The Fairfield Inn Orange Beach, Beachside Gulf Shores, Staybridge Suites Gulf Shores, Home2Suites Daphne, Home2Suites Mobile, Gulf Shores Motel 6, Quality Inn Gulf Shores and Red Roof Inn Gulf Shores properties are each located within the Mobile Metropolitan Combined Statistical Area (the “Mobile CBSA”). The Mobile CBSA is located in southwest Alabama at the junction of the Mobile River and Mobile Bay on the Northern Gulf of Mexico. The Mobile CBSA, composed of Mobile County, is the largest metropolitan statistical area along the Gulf of Mexico between New Orleans and Tampa. Mobile is centrally located between Houston, Memphis, Atlanta, Dallas and Tampa, which provides access to these and other major markets. The city of Mobile is the only seaport in Alabama and the Port of Mobile is a major economic driver and is considered the 9th largest port in the U.S. Mobile serves as a regional center for medicine for the central Gulf Coast with four major medical centers within the city limits. The largest, the Mobile Infirmary Medical Center, is a top employer in the Mobile CBSA. Additionally, Brookley Aeroplex (an industrial complex and airport) is currently the largest industrial and transportation complex in the region, housing more than 70 companies. Other major employers include University of South Alabama and Medical Facilities, Infirmary Health Systems, Austal USA and Providence Hospital.

Pensacola-Ferry Pass-Brent FL Core Based Statistical Area

The Red Roof Pensacola property is located within the Pensacola-Ferry Pass-Brent FL Core Based Statistical Area (“Pensacola CBSA”). The Pensacola CBSA is located in the western region of the Florida Panhandle, approximately 13 miles from the Alabama border. Pensacola is home to Naval Air Station Pensacola, the first Naval Air Station commissioned by the U.S. Navy. Pensacola is home to the National Naval Aviation Museum and the Navy Federal Credit Union, the largest employer within the Pensacola CBSA. The Navy Federal Credit Union is continuing to expand in Pensacola and is expected to add approximately 10,000 jobs by 2026. In 2012, the Navy Federal Credit Union began investing approximately $1.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

billion in stages for its expansion. Pensacola offers a diverse mix of employment within the trade, transportation and utilities, education and health services, government and professional sectors. Major employers include Baptist Health Care, Sacred Heart Health System, Gulf Power Company, and Ascend Performance Materials.

Historical Occupancy, ADR, RevPAR(1)(2)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	50.2%	$127.22	$63.88	68.9%	$148.73	$102.53	61.8%	$183.92	$113.65
Beachside Gulf Shores(3)	69.0%	$140.87	$97.13	62.1%	$191.80	$119.01	52.7%	$193.17	$101.78
Home2Suites Mobile	58.6%	$90.66	$53.16	71.6%	$93.12	$66.70	84.7%	$112.54	$95.29
Home2Suites Daphne(4)	NAP	NAP	NAP	59.4%	$123.17	$73.21	80.1%	$116.97	$93.67
Staybridge Suites Gulf Shores	52.9%	$126.54	$66.99	61.7%	$145.56	$89.86	58.8%	$174.22	$102.39
Gulf Shores Motel 6	53.6%	$81.95	$43.96	65.7%	$114.16	$75.03	68.8%	$114.10	$78.54
Red Roof Pensacola	50.0%	$72.03	$36.03	64.4%	$93.70	$60.35	53.2%	$111.87	$59.55
Quality Inn Gulf Shores	47.3%	$99.29	$46.99	79.6%	$121.77	$96.96	53.9%	$138.26	$74.47
Red Roof Gulf Shores	48.1%	$92.00	$44.27	52.1%	$123.11	$64.17	58.8%	$126.79	$74.57
(1)	Data provided by a third-party market research report except for the Beachside Gulf Shores property, which was provided by the borrower sponsor.

(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the A&R Hospitality Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(3)	The Beachside Gulf Shores property Historical Occupancy, ADR and RevPAR are as of YE 2020, YE 2021 and TTM May 2022, respectively. The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.

(4)	The Home2Suites Daphne property was built in 2021 and TTM May 2020 Occupancy, ADR and RevPAR are unavailable.

Competitive Set Historical Occupancy, ADR, RevPAR(1)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	50.6%	$160.19	$81.05	68.9%	$175.80	$121.12	64.9%	$212.33	$137.75
Beachside Gulf Shores(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Home2Suites Mobile	49.9%	$79.39	$39.60	56.8%	$80.97	$46.02	68.1%	$96.67	$65.79
Home2Suites Daphne	51.6%	$90.47	$46.68	60.7%	$94.35	$57.30	63.0%	$115.26	$72.61
Staybridge Suites Gulf Shores	47.2%	$115.77	$54.66	68.8%	$132.11	$90.91	60.7%	$163.89	$99.44
Gulf Shores Motel 6	53.5%	$84.35	$45.14	76.7%	$102.52	$78.66	61.7%	$128.69	$79.43
Red Roof Pensacola	52.3%	$79.36	$41.48	69.4%	$92.90	$64.49	57.6%	$118.27	$68.12
Quality Inn Gulf Shores	47.6%	$88.99	$42.40	65.7%	$108.84	$71.49	57.5%	$131.63	$75.72
Red Roof Gulf Shores	51.3%	$83.58	$42.84	72.5%	$99.40	$72.10	64.3%	$121.28	$78.02
(1)	Data provided by a third-party market research report.

(2)	The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.

Historical Occupancy, ADR, RevPAR Penetration Rates(1)
	TTM May 2020			TTM May 2021			TTM May 2022
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Fairfield Inn Orange Beach	99.2%	79.4%	78.8%	100.1%	84.6%	84.7%	95.3%	86.6%	82.5%
Beachside Gulf Shores(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Home2Suites Mobile	117.5%	114.2%	134.2%	126.0%	115.0%	144.9%	124.4%	116.4%	144.8%
Home2Suites Daphne(3)	NAP	NAP	NAP	97.9%	130.5%	127.8%	127.1%	101.5%	129.0%
Staybridge Suites Gulf Shores	112.1%	109.3%	122.5%	89.7%	110.2%	98.9%	96.9%	106.3%	103.0%
Gulf Shores Motel 6	100.2%	97.1%	97.4%	85.7%	111.4%	95.4%	111.5%	88.7%	98.9%
Red Roof Pensacola	95.7%	90.8%	86.9%	92.8%	100.9%	93.6%	92.4%	94.6%	87.4%
Quality Inn Gulf Shores	99.3%	111.6%	110.8%	121.2%	111.9%	135.6%	93.6%	105.0%	98.4%
Red Roof Gulf Shores	93.9%	110.1%	103.4%	71.9%	123.9%	89.0%	91.4%	104.5%	95.6%
(1)	Data provided by a third-party market research report.

(2)	The Beachside Gulf Shores property does not report Occupancy, ADR and RevPAR to the third-party market research report.

(3)	The Home2Suites Daphne property was built in 2021 and the TTM May 2020 Occupancy, ADR and RevPAR are unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

The Borrowers. The borrowing entities for the A&R Hospitality Portfolio Whole Loan are Shivam Hospitality, L.L.C., Radha Hospitality, L.L.C., Aditi Hospitality, L.L.C., Kanah Hospitality, L.L.C., Shree Vikat Hospitality, L.L.C., Maruti Hospitality, L.L.C., Shree Kapil Hospitality, LLC, Shree Ram Hospitality L.L.C. and Shree Narayan Hospitality, L.L.C., each a single purpose entity with one independent director in its organizational structure (individually, an “A&R Hospitality Portfolio Borrower” and collectively, the “A&R Hospitality Portfolio Borrowers”). Legal counsel to the A&R Hospitality Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the A&R Hospitality Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the A&R Hospitality Portfolio Whole Loan is Virendra Patel. Mr. Patel is the founder and chairman of A&R Hospitality Group (“A&R”). A&R is a Gulf Shores, Alabama based hospitality and investment firm. Since 1998, Mr. Patel and A&R have grown their portfolio from one to 22 hospitality properties by providing in-house design and procurement, construction and development, and executing numerous property improvement plans.

Property Management. The A&R Hospitality Portfolio Properties are managed by A & R Hospitality Management, LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination, the A&R Hospitality Portfolio Borrowers were required to deposit into escrow approximately $524,996 for tax reserves, approximately $823,127 for insurance reserves, $1,164,688 for a property improvement plan reserve, $250,000 for the Beachside Gulf Shores property improvements reserve, $850,000 for a seasonality reserve, approximately $139,871 for an FF&E reserve, and approximately $96,612 for immediate repair reserves.

Tax Escrows – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of the annual estimated tax payments, which currently equates to approximately $74,999.

Insurance Escrows – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of the estimated insurance payments, which currently equates to approximately $137,188.

FF&E Reserves – On each payment date occurring in the months of March through September, the A&R Hospitality Portfolio Borrowers are required to escrow 1/7th of 4% of the gross annual operating income of the A&R Hospitality Portfolio Properties, which currently equates to approximately $139,871.

Seasonality Reserve – To replenish amounts drawn from the seasonality reserve, the A&R Hospitality Portfolio Borrowers are required to repay to and deposit with the lender the amount of each previous disbursement at any time after the disbursement is made and not later than the first anniversary of such disbursement. The seasonality reserve is subject to a cap of $850,000, subject to the lender’s right to increase or decrease the required amount and frequency of the A&R Hospitality Portfolio Borrowers’ deposits to the seasonality reserve based on certain conditions set forth in the A&R Hospitality Portfolio Whole Loan documents including, among other things, a material change in the monthly fluctuation of occupancy, average daily rate or operating income.

Lockbox / Cash Management. The A&R Hospitality Portfolio Whole Loan is structured with a springing lockbox and springing cash management. During a Cash Management Period (as defined below) each A&R Hospitality Portfolio Borrower is required to cause all rents relating to its A&R Hospitality Portfolio Property (including rents in the nature of sums payable by issuers of credit cards accepted at the A&R Hospitality Portfolio Property) to be transmitted directly into a lender-controlled lockbox account and all rents received by the A&R Hospitality Portfolio Borrowers or the property manager are required to be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the A&R Hospitality Portfolio Whole Loan documents. Available cash on deposit will be applied to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date, (ii) an event of default, (iii) a DSCR Cash Management Period (as defined below), (iv) the A&R Hospitality Portfolio Borrowers’ or guarantor’s breach of obligations to deliver the required monthly and quarterly financial reporting, or (v) the bankruptcy of the A&R Hospitality Portfolio Borrowers, guarantor, manager or managing member of the A&R Hospitality Portfolio Borrower. A Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 5 – A&R Hospitality Portfolio

Management Period will end as applicable, if (1) the A&R Hospitality Portfolio Whole Loan and all other obligations under the A&R Hospitality Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calendar quarters, (c) with respect to clause (iv) above, such breach has been cured and no other such breach has occurred and is continuing, (d) with respect to clause (v) above, such event of default has been cured.

A “DSCR Cash Management Period” will occur on any day the debt service coverage ratio, as of the calculation date, is less than 1.25x.

Subordinate and Mezzanine Debt. None.

Partial Release. On any payment date after the release date, the A&R Hospitality Portfolio Borrowers may obtain the release of any A&R Hospitality Portfolio Property (other than the Home2Suites Daphne property or the Home2Suites Mobile property) provided that, among other conditions stated in the A&R Hospitality Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the A&R Hospitality Portfolio Whole Loan defeased or prepaid (with the applicable yield maintenance premium) is 110% of the allocated loan amount of such A&R Hospitality Portfolio Property or A&R Hospitality Portfolio Properties, (iii) the debt yield for the remaining A&R Hospitality Portfolio Properties after such release is not less than 16.4% after giving effect for such release; and (iv) the loan-to-value ratio after such release is less than or equal to 46.9% for the remaining A&R Hospitality Portfolio Properties after giving effect for such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	4.4%	Net Rentable Area (SF):	473,274
Loan Purpose:	Refinance	Location:	Chattanooga, TN
Borrowers:	Hamilton Corner CMBS II, LLC, Hamilton Crossing CMBS II, LLC, The Shoppes at Hamilton Place CMBS, LLC and Terrace CMBS, LLC	Year Built / Renovated:	Various / Various
		Occupancy(3):	98.7%
		Occupancy Date:	5/1/2022
		4th Most Recent NOI (As of):	$7,702,435 (12/31/2019)
Borrower Sponsor:	CBL & Associates Limited	3rd Most Recent NOI (As of):	$7,092,575 (12/31/2020)
	Partnership	2nd Most Recent NOI (As of):	$7,210,143 (12/31/2021)
Interest Rate:	5.85000%	Most Recent NOI (As of):	$7,403,415 (TTM 3/31/2022)
Note Date:	5/19/2022	UW Economic Occupancy:	95.0%
Maturity Date:	6/6/2032	UW Revenues:	$10,288,240
Interest-only Period:	36 months	UW Expenses:	$2,782,983
Original Term:	120 months	UW NOI:	$7,505,257
Original Amortization Term:	360 months	UW NCF:	$6,968,309
Amortization Type:	Interest Only, Amortizing Balloon	Appraised Value / Per SF:	$109,000,000 / $230
Call Protection(2):	L(27),YM1(89),O(4)	Appraisal Date:	4/10/2022
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$25,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$628,712	$125,742	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,836	N/A	Maturity Date LTV:	53.3%
TI/LC Reserve:	$0	$38,909	N/A	UW NCF DSCR:	1.51x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$65,000,000		100.0%	Return of Equity(5)	$56,750,432	87.3%
				Loan Payoff(6)	7,057,505	10.9
				Upfront Reserves	628,712	1.0
				Closing Costs	563,351	0.9
Total Sources	$65,000,000		100.0%	Total Uses	$65,000,000	100.0%

(1)	The Hamilton Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million (the “Hamilton Portfolio Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Hamilton Portfolio Whole Loan.

(2)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) the Hamilton Portfolio Whole Loan at any time after the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Hamilton Portfolio Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of the BBCMS 2022-C17 transaction in September 2022. The actual lockout period may be longer. In connection with a partial release (as described below), the borrowers may prepay a portion of the Hamilton Portfolio Whole Loan at any time with the payment of a yield maintenance premium.

(3)	Nordstrom Rack, which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties (as defined below) has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements at the space. Excluding the 24,155 square feet for Nordstrom Rack, the Hamilton Portfolio Properties are 93.6% occupied.

(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(5)	Return of Equity proceeds were used to repay the majority of senior secured corporate bonds that totaled $60.0 million.

(6)	The Loan Payoff is in connection with the refinance of the Hamilton Crossing Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

The Loan. The Hamilton Portfolio mortgage loan (the “Hamilton Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 473,274 square foot retail portfolio consisting of four adjacent properties located in Chattanooga, Tennessee (the “Hamilton Portfolio Properties”). The Hamilton Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.85000% per annum. The Hamilton Portfolio Whole Loan has a 10-year term and is interest only for the first 36 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule and accrues interest on an 30/360 basis. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2022-C17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
A-2(1)	$15,000,000	$15,000,000	BSPRT	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-4(1)	$10,000,000	$10,000,000	BSPRT	No
Whole Loan	$65,000,000	$65,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Hamilton Portfolio Properties are comprised of four retail properties totaling 473,274 square feet located in Chattanooga, Tennessee. Built between 1987 and 2003, the Hamilton Portfolio Properties range in size from 67,311 square feet to 158,186 square feet. As of May 1, 2022, the Hamilton Portfolio Properties were 98.7% occupied.

The following table presents certain information relating to the individual Hamilton Portfolio Properties:

Portfolio Summary(1)
Property Name	Property Subtype	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut-off Date Balance	Appraised Value(1)	UW NCF
The Shoppes at Hamilton Place Property	Anchored	Chattanooga, TN	2003 / NAP	148,816	95.9%	$19,022,936	29.3%	$31,900,000	$1,924,376
The Terrace Property	Anchored	Chattanooga, TN	1997 / NAP	158,186	100.0	17,651,376	27.2%	29,600,000	1,998,624
Hamilton Corner Property	Unanchored	Chattanooga, TN	1990 / NAP	67,311	100.0	16,637,615	25.6%	27,900,000	1,756,488
Hamilton Crossing Property	Anchored	Chattanooga, TN	1987 / 2005	98,961	100.0	11,688,073	18.0%	19,600,000	1,288,821
Total / Wtd. Avg.				473,274	98.7%	$65,000,000	100.0%	$109,000,000	$6,968,309
(1)	Source: Appraisal.

(2)	As of the underwritten rent roll dated May 1, 2022.

COVID-19 Update. As of the date of this term sheet, the Hamilton Portfolio Whole Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

Academy Sports + Outdoors (73,028 square feet; 15.4% of NRA; 10.3% of underwritten base rent): Academy Sports + Outdoors (“Academy Sports”) (Moody’s: Ba3 / S&P: BB-) has been in occupancy at The Terrace Property since 2010 with a current base rent of $11.16 per square foot and has a lease expiration in June 2025. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the fiscal year 2021, Academy Sports reported $6.77 billion of national sales, a 19.1% increase in sales from the prior year sales of $5.69 billion. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011 and has since gone public. Academy Sports has three, five-year renewal options remaining and no termination options.

T.J. Maxx (31,672 square feet; 6.7% of NRA; 3.6% of underwritten base rent): T.J. Maxx (Moody’s: A2 / S&P: A) has been in occupancy at the Hamilton Crossing property since 1987 with a current base rent of $9.00 per square foot and has a lease expiration in January 2025. Founded in 1976, T.J. Maxx is an American department store chain, selling at prices generally lower than other major similar stores. T.J Maxx sells men’s, women’s and children’s apparel and shoes, toys, bath

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

and beauty products, accessories, and home products ranging from furniture to kitchen utensils. As of July 20, 2022, T.J. Maxx had 1,291 stores in the United States, making it one of the largest clothing retailers in the country. For the fiscal year 2021, T.J. Maxx reported $29.48 billion of national sales, a 52.3% increase from the prior year sales of $19.36 billion. T.J. Maxx reported approximately $7.80 million of sales at the Hamilton Crossing Property for the period of February 2020 through January 2021. T.J. Maxx is the flagship chain of the TJX Companies, the leading off-price apparel and home fashions retailer in the United States and worldwide. T.J. Maxx has one, five-year renewal option remaining and no termination options.

Ross Dress for Less (30,187 square feet; 6.4% of NRA; 3.6% of underwritten base rent): Ross Dress for Less (Moody’s: A2 / S&P: BBB+) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.56 per square foot and has a lease expiration in January 2024. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year 2021, Ross Stores, Inc. reported approximately $18.9 billion of national sales, an increase of 60.0% from 2020. For the fiscal year 2021, Ross Dress For Less reported $9.46 million of sales at The Shoppes at Hamilton Place Property. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less has three, five-year renewal options remaining and no termination options.

Marshalls (30,000 square feet; 6.3% of NRA; 3.2% of underwritten base rent): Marshalls (Moody’s: A2 / S&P: A) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $8.50 per square foot and has a lease expiration in January 2028. Founded in 1956, Marshalls is an American department store chain. Marshalls was acquired by T.J. Maxx in 1995, and together with T.J. Maxx, forms Marmaxx Operating Corporation, the largest off-price retailer of apparel and home fashions in the Unites States. Marshalls has stores across the United States, including Puerto Rico. Marshalls also operates an e-commerce website, launched in 2019. Marshalls differentiates itself from T.J. Maxx with a full line of family footwear and an expanded men’s department. As of July 7, 2022, Marshalls had 1,157 stores in the United States, making it one of the largest clothing retailers in the country. Marshalls reported $9.64 million of sales at The Shoppes at Hamilton Place Property for the period of February 2020 through January 2021. Marshalls has three, five-year renewal options remaining and no termination options.

Bed Bath & Beyond (28,000 square feet; 5.9% of the NRA; 3.3% of underwritten base rent): Bed Bath & Beyond (Moody’s: Caa2 / S&P: B-) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.50 per square foot and has a lease expiration in January 2027. Bed Bath & Beyond together with its subsidiaries, operates a chain of retail stores. Bed Bath & Beyond sells a range of domestic merchandise, including bed linens and related items, bath items, and kitchen textiles; and home furnishings, such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables, and various juvenile products. For the fiscal year 2021, Bed Bath & Beyond reported $7.87 billion of national sales, a 14.8% decrease from the prior year sales of $9.23 billion. As of July 25, 2022, Bed Bath & Beyond has 716 stores in 52 states and territories. Bed Bad & Beyond has four, five-year renewal options remaining and no termination options.

Environmental. According to Phase I environmental assessments dated between April 6, 2022, and April 8, 2022, there was no evidence of any recognized environmental conditions at the Hamilton Portfolio Properties.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
97.8%	97.2%	97.9%	98.7%
(1)	Historical and Current occupancies are based on tenant leases for the Hamilton Portfolio Properties. Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of May 1, 2022 (including Nordstrom Rack which is not yet in occupancy).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

Top Tenant Summary(1)
Tenant (Property)	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Academy Sports (The Terrace Property)	Ba3/BB-/NR	1	73,028	15.4%	$11.16	$814,674	10.3%	6/30/2025
T.J. Maxx (Hamilton Crossing Property)	A2/A/NR	1	31,672	6.7%	$9.00	$285,048	3.6%	1/31/2025
Ross Dress For Less (The Shoppes at Hamilton Place Property)	A2/BBB+/NR	1	30,187	6.4%	$9.56	$288,588	3.6%	1/31/2024
Marshalls (The Shoppes at Hamilton Place Property)	A2/A/NR	1	30,000	6.3%	$8.50	$255,000	3.2%	1/31/2028
Bed Bath & Beyond (The Shoppes at Hamilton Place Property)	Caa2/B-/NR	1	28,000	5.9%	$9.50	$266,000	3.3%	1/31/2027
Nordstrom Rack (The Terrace Property)(3)	Ba1/BB+/BBB-	1	24,155	5.1%	$17.00	$410,635	5.2%	4/30/2033(4)
Regal Cinemas (The Shoppes at Hamilton Place Property)	WR/NR/NR	1	22,618	4.8%	$16.27	$367,995	4.6%	9/30/2033
Party City (The Terrace Property)	NR/NR/B-	1	20,841	4.4%	$12.02	$250,509	3.2%	1/31/2025
Cost Plus World Market (Hamilton Crossing Property)	NR/NR/NR	1	18,150	3.8%	$9.50	$172,425	2.2%	1/31/2027
DSW (The Terrace Property)	NR/NR/NR	1	15,110	3.2%	$19.00	$287,090	3.6%	1/31/2025
Top Tenants.		10	293,761	62.1%	$11.57	$3,397,963	42.8%
Other Tenants(5)(6)		38	173,463	36.7%	$26.19	$4,542,428	57.2%
Occupied Collateral Total / Wtd. Avg.		48	467,224	98.7%	$16.99	$7,940,392	100.0%

Vacant Space		0	6,050	1.3%

Collateral Total		48	473,274	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The borrower sponsor is currently finalizing tenant improvements at Nordstrom Rack’s space and the tenant has yet to take occupancy or commence paying rent. Nordstrom Rack signed a lease on June 22, 2022, and it is anticipated that the space will be turned to the tenant on December 1, 2022, and that the store will open, and the tenant will commence paying rent in May 2023.
(4)	Nordstrom Rack’s lease expiration is based on when the tenant is open for business and begins paying rent. The lease expiration date shown assumes an opening date and rent commencement date of May 2023.
(5)	Learning RX has the right to terminate its lease upon 60 days’ written notice after the end of the 4th year (2024) of the lease term.
(6)	Athleta has the right to terminate its lease upon 90 days’ written notice after the end of the 3rd year (2022) of the lease term in the event gross sales during the 3rd year do not meet or exceed $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,050	1.3%	NAP	NAP	6,050	1.3%	NAP	NAP
2022 & MTM	0	0	0.0%	$0	0.0%	6,050	1.3%	$0	0.0%
2023	5	24,452	5.2%	$467,814	5.9%	30,502	6.4%	$467,814	5.9%
2024	9	57,195	12.1%	$1,073,545	13.5%	87,697	18.5%	$1,541,359	19.4%
2025	9	174,156	36.8%	$2,314,990	29.2%	261,853	55.3%	$3,856,348	48.6%
2026	5	17,577	3.7%	$603,617	7.6%	279,430	59.0%	$4,459,965	56.2%
2027	6	69,648	14.7%	$1,030,734	13.0%	349,078	73.8%	$5,490,700	69.1%
2028	4	42,526	9.0%	$573,418	7.2%	391,604	82.7%	$6,064,117	76.4%
2029	2	4,527	1.0%	$133,904	1.7%	396,131	83.7%	$6,198,022	78.1%
2030	4	24,271	5.1%	$548,849	6.9%	420,402	88.8%	$6,746,871	85.0%
2031	1	6,098	1.3%	$179,891	2.3%	426,500	90.1%	$6,926,762	87.2%
2032	0	0	0.0%	$0	0.0%	426,500	90.1%	$6,926,762	87.2%
2033 & Beyond	3	46,774	9.9%	$1,013,630	12.8%	473,274	100.0%	$7,940,392	100.0%
Total	48	473,274	100.0%	$7,940,392	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022.

(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Gross Potential Rent(4)	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Straight Line Rent	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Total Reimbursements	2,338,903	2,329,390	2,375,809	2,425,671	2,551,456	5.39	23.9
Percentage Rent	90,685	110,327	88,440	107,900	107,900	0.23	1.0
Net Rental Income	$10,077,117	$9,330,565	$9,815,672	$10,029,140	$10,690,498	$22.59	100.0%
Other Income	132,533	157,318	127,778	132,267	132,267	0.28	1.2
(Vacancy/Credit Loss)	0	0	0	0	(534,525)	(1.13)	(5.0)
Effective Gross Income	$10,209,650	$9,487,883	$9,943,450	$10,161,406	$10,288,240	$21.74	96.2%
Total Expenses	$2,507,215	$2,395,308	$2,733,308	$2,757,991	$2,782,983	$5.88	27.1%
Net Operating Income	$7,702,435	$7,092,575	$7,210,143	$7,403,415	7,505,257	$15.86	72.9%
Cap Ex, Total TI/LC	0	0	0	0	$536,948	1.13	5.2
Net Cash Flow	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$6,968,309	$14.72	67.7%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.

(2)	Nordstrom Rack which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements. Underwritten figures are inclusive of Nordstrom Rack’s occupied space.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Base rent includes rent steps through June 2023 totaling $101,220.

The Market. The Hamilton Portfolio Properties are located in Chattanooga, Tennessee, less than 5.0 miles from the Georgia-Tennessee border and approximately 10.0 miles east of the University of Tennessee at Chattanooga. The Hamilton Portfolio Properties are located within Chattanooga and Hamilton County, Tennessee and are a part of the Chattanooga Metropolitan Statistical Area (“MSA”). The largest sector of the economy is trade, transportation, and utilities. Government, education and health services, and manufacturing are also major contributors to the MSA. Major employers in the MSA are Erlanger Health System (7,013 employees); BlueCross BlueShield of Tennessee (5,548 employees); Tennessee Valley Authority (3,404 employees); CHI Memorial (3,314 employees); McKee Foods Corp. (2,935 employees); Unum Group (2,800 employees); and Volkswagen Group of America Chattanooga (2,564 employees). According to the appraisal, the Hamilton Portfolio Properties are located in the Outlying Chattanooga submarket. As of the first quarter of 2022, the Outlying

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

Chattanooga submarket had an inventory of approximately 14.0 million square feet, a vacancy rate of 5.0%, and an effective rental rate of $13.27 per square feet. As of the trailing four quarters ended the first quarter of 2022, the Outlying Chattanooga submarket reported a positive net absorption of 85,476 square feet.

The estimated 2021 population within a one-, three- and five-mile radius of the Hamilton Portfolio Properties was 4,997, 44,182, and 110,334, respectively. The estimated 2021 average household income within the same radii was $76,815, $81,004, and $78,469, respectively.

The following table presents certain information relating to comparable retail leases for In Line space at the Hamilton Crossing Property, Hamilton Corner Property, and The Shoppes at Hamilton Place Property:

Comparable Retail Leases (In Line)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
Hamilton Crossing Property Hamilton Corner Property The Shoppes at Hamilton Place Property Chattanooga, TN	98,961(2) 67,311(2) 148,816(2)	1987 1990 2003	Various(2)	$14.22(2) $30.93(2) $15.58(2)	Various(2)	Triple Net
Village at Waterside Chattanooga, TN	203,013	2018	NAV	$25.00	Apr-22	Triple Net
Lee Highway Place Chattanooga, TN	15,600	2005	NAV	$21.00	Apr-22	Triple Net
Towne Center North Hixson, TN	89,307	2005	America’s Best Contacts & Eyeglasses	$21.00	Dec-21	Triple Net
Creek Plantation Village Hixson, TN	78,442	2009	NAV	$17.00	Apr-22	Triple Net
Boynton Ridge Plaza Ringgold, GA	61,747	2018	NAV	$25.00	Apr-22	Triple Net
8017-8021 East Brainerd Road Chattanooga, TN	10,971	1943	PT Solutions	$32.00	Nov-21	Triple Net
Average / Wtd. Avg.(3)	76,513			$22.89		Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Average / Wtd. Avg. value excludes the Hamilton Crossing Property, the Hamilton Corner Property, and The Shoppes at Hamilton Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

The following tables present certain information relating to comparable retail leases for Large In Line Tier 1 and Tier 2 space at The Terrace Property:

Comparable Retail Leases (Large In Line Tier 1 and Tier 2 Space)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
The Terrace Property Chattanooga, TN	158,186(2)	1997	Various(2)	$14.70(2)	Various(2)	Triple Net
118 Shawan Road Cockeysville, MD	10,500	NAV	ULTA	$29.75	Sep-21	Triple Net
1200 Route 206 Princeton, NJ	10,800	NAV	ULTA	$30.00	Jun-21	Triple Net
4500 Dacoma Street Houston, TX	10,000	NAV	ULTA	$22.00	Oct-20	Triple Net
43 Centre Drive Central Valley, NY	9,717	NAV	ULTA	$23.00	Feb-20	Triple Net
1471 US Route 202 Wayne, NJ	16,000	NAV	Harbor Freight	$21.25	Feb-21	Triple Net
4500 Dacoma Street Houston, TX	12,500	NAV	Old Navy	$18.00	Oct-20	Triple Net
18055 Silver Parkway Fenton, MI	12,840	NAV	Old Navy	$16.00	Apr-20	Triple Net
1832 Catawba Valley Boulevard Hickory, NC	25,000	NAV	Old Navy	$12.00	Feb-19	Triple Net
Average / Wtd. Avg.(3)	13,420			$20.03		Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Average / Wtd. Avg. value excludes The Terrace Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

The following tables present certain information relating to comparable retail leases for mini anchor space at The Terrace Property:

Comparable Retail Leases (Mini Anchor Space)(1)
Property / Location	Lease Size (SF)	Year Built	Tenant	Rent PSF	Commencement Date	Lease Type
The Terrace Property Chattanooga, TN	158,186(2)	1997	Various(2)	$14.70(2)	Various(2)	Triple Net
3174 Route 9 South Rio Grande, NJ	20,810	NAV	Harbor Freight	$10.00	Dec-21	Triple Net
5425 West Saginaw Highway Lansing, MI	24,500	NAV	TJ Maxx	$12.25	Sep-21	Triple Net
1821 Southpark Boulevard Colonial Heights, VA	21,324	NAV	Books-A-Million	$10.81	Apr-21	Triple Net
1154 Mae Street Hummelstown, PA	22,702	NAV	TJ Maxx	$9.90	Oct-20	Triple Net
Average / Wtd. Avg.(3)	22,334			$10.78		Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Average / Wtd. Avg. value excludes The Terrace Property.

The following table presents certain information relating to comparable retail property sales for the Hamilton Crossing Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Hamilton Crossing Property Chattanooga, TN	98,961(2)	1987	100.0%(2)	-	-	-	$198(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Multi-Tenant Retail Mocksville, NC	7,500	2015	100.0%	Dec-21	$1,575,000	$210	$191
Willow Lake Crossing Warner Robins, GA	19,650	1998	100.0%	Sep-21	$3,800,000	$193	$187
Shelbyville Square Shelbyville, TN	18,900	2018	100.0%	Jun-21	$4,550,000	$241	$209
The Shoppes at Wolfchase Memphis, TN	34,600	2022	92.0%	Jun-21	$6,795,000	$196	$192
Average / Wtd. Avg.(4)	33,235		93.0%		$7,504,476	$189	$179
(1)	Source: appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Based on the appraised value for the Hamilton Crossing Property.

(4)	Average / Wtd. Avg. value excludes the Hamilton Crossing Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

The following table presents certain information relating to comparable retail property sales for The Terrace Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Terrace Property Chattanooga, TN	158,186(2)	1997	100.0%(2)	-	-	-	$187(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Average / Wtd. Avg.(4)	46,307		91.5%		$8,571,548	$181	$172
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Based on the appraised value for The Terrace property.

(4)	Average / Wtd. Avg. value excludes The Terrace Property.

The following table presents certain information relating to comparable retail property sales for The Shoppes at Hamilton Place Property:

Retail Sales Comparables(1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
The Shoppes at Hamilton Place Property Chattanooga, TN	148,816(2)	2003	95.9%(2)	-	-	-	$214(3)
Plaza One Atlanta, GA	44,605	2008	84.0%	Nov-21	$6,800,000	$152	$169
Columbia Crossing Columbia, SC	55,990	2013	93.0%	Aug-21	$9,000,000	$161	$172
The Shoppes at Wolfchase Memphis, TN	34,600	2002	92.0%	Jun-21	$6,795,000	$196	$182
Medlock Promenade Duluth, GA	50,033	2003	96.0%	Feb-21	$10,900,000	$218	$168
Average / Wtd. Avg.(4)	46,307		91.5%		$8,571,548	$181	$172
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Based on the appraised value for The Shoppes at Hamilton Place Property.

(4)	Average / Wtd. Avg. value excludes The Shoppes at Hamilton Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 6 – Hamilton Portfolio

The following table presents certain information relating to comparable retail property sales for the Hamilton Corner Property:

Retail Sales Comparables (1)
Property / Location	RSF	Year Built	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Hamilton Corner Property Chattanooga, TN	67,311(2)	1990	100.0%(2)	-	-	-	$414(3)
Ramsey Commons III Fayetteville, NC	40,999	2016	96.0%	Nov-21	$13,674,500	$334	$387
Parsons Alley Duluth, GA	19,995	2017	100.0%	Mar-20	$7,600,000	$380	$363
Hardin Station Stops Knoxville, TN	28,176	2007	100.0%	Feb-20	$9,250,000	$328	$386
Oakwood Station Oakwood, GA	27,038	2008	100.0%	Jan-20	$8,300,000	$307	$394
Average / Wtd. Avg.(4)	29,052		98.6%		$10,306,057	$334	$384
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2022.

(3)	Based on the appraised value for the Hamilton Corner Property.
(4)	Average / Wtd. Avg. value excludes the Hamilton Corner Property.

The Borrowers. The borrowers are Hamilton Corner CMBS II, LLC, Hamilton Crossing CMBS II, LLC, The Shoppes at Hamilton Place CMBS, LLC and Terrace CMBS, LLC, each a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hamilton Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and the nonrecourse carve-out guarantor is CBL & Associates Limited Partnership (“CBL”). CBL is a self-managed, self-administered, fully integrated real estate investment trust. CBL owns, develops, acquires, leases, manages, and operates regional shopping malls, outlet centers, lifestyle centers, open-air centers, and other properties. CBL’s properties are located in 24 states but are primarily in the southeastern and midwestern United States. The malls are primarily located in middle markets and generally have strong competitive positions because they are the only, or the dominant, regional mall in their respective trade areas. The borrower sponsor and certain of its affiliates filed for bankruptcy in the Southern District of Texas as a result of the Sponsor’s ownership of various retail properties that were negatively impacted due to the COVID-19 pandemic and restrictions imposed by state and local authorities during 2020, including several retail tenants filing bankruptcy proceedings. On November 1, 2021, the debtors emerged from bankruptcy. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Hamilton Portfolio Properties are managed by CBL & Associates Management, Inc., (“CBL Properties”) which is wholly-owned by CBL. Headquartered in Chattanooga, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 95 properties totaling 59.5 million square feet, including 57 high-quality enclosed, outlet and 30 open-air retail centers managed for third parties.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $628,712 for real estate taxes.

Tax Escrows – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $125,742.

Insurance Escrows – The borrowers are required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrowers to provide evidence to the lender that the Hamilton Portfolio Properties are insured under a blanket policy, (iii) failure by the borrowers to provide evidence of the renewal of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamilton Portfolio

such policies required under the terms of the Hamilton Portfolio Whole Loan documents or (iv) failure by the borrowers to provide to the lender paid receipts for the payment of all insurance premiums by no later than 10 business days following the expiration dates of the insurance policies or (v) any cancellation, termination or lapse of insurance coverage.

Replacement Reserves – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow approximately $5,836 for replacement reserves (approximately $0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the Hamilton Portfolio borrowers are required to escrow approximately $38,909 for tenant improvement and leasing commissions reserves.

Lockbox / Cash Management. The Hamilton Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Hamilton Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers, or the property manager are required to be deposited into the lockbox account within five business days of receipt. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hamilton Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Hamilton Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default or (ii) if the debt service coverage ratio is less than 1.20x. A Cash Sweep Period will end, with respect to clause (i) above, when such event of default is cured and with respect to clause (ii) above, when the debt service coverage ratio is greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrowers may obtain the release of any of the Hamilton Portfolio Properties at any time, provided the following conditions, among others, are met: (i) no event of default has occurred and is continuing; (ii) the related borrowers pay an amount equal to the Partial Release Price (as defined below), together with the applicable yield maintenance premium; (iii) the debt yield for the remaining Hamilton Portfolio Properties is not less than the greater of (a) the debt yield in effect immediately prior to the partial release and (b) 11.5% and (iv) the loan to value ratio for the remaining Hamilton Portfolio Properties is not greater than the lesser of (a) the loan to value ratio in effect immediately prior to the partial release and (b) 59.6%.

“Partial Release Price” means the greater of (a) 125% of the Allocated Whole Loan Amount (as defined below) for the release property and (b) 100% of the net sale proceeds received for the release property.

“Allocated Whole Loan Amount” means $19,022,936 with respect to The Shoppes at Hamilton Place Property, $17,651,376, with respect to The Terrace Property, $16,637,615 with respect to the Hamilton Corner Property and $11,688,073 with respect to the Hamilton Crossing Property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 7 – Green Valley Corporate Center North

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 7 – Green Valley Corporate Center North

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 7 – Green Valley Corporate Center North

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.1%	Net Rentable Area (SF):	181,434
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	KB Green Valley North, DST	Year Built / Renovated:	2000, 2002-2003 / 2021
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	95.0%
Interest Rate:	5.29000%	Occupancy Date:	7/1/2022
Note Date:	7/26/2022	4th Most Recent NOI (As of):	$3,251,460 (12/31/2019)
Maturity Date:	8/1/2032	3rd Most Recent NOI (As of):	$3,185,103 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,360,755 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(4):	$3,529,888 (TTM 3/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$5,263,512
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$1,232,255
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$4,031,257
Additional Debt(1):	Yes	UW NCF:	$3,886,332
Additional Debt Balance(1):	$15,700,000	Appraised Value / Per SF:	$61,000,000 / $336
Additional Debt Type(1):	Mezzanine	Appraisal Date:	5/16/2022

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$204
Taxes:	$62,236	$20,745	N/A	Maturity Date Loan / SF:	$204
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$500,000	Springing	$500,000	Maturity Date LTV:	60.7%
TI/LC Reserve:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.96x
Other(3):	$4,411,182	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000		52.9%	Purchase Price	$61,000,000	87.1%
Mezzanine Loan(1)	15,700,000		22.4	Upfront Reserves	7,973,417	11.4
Borrower Sponsor Equity	13,753,920		19.6	Closing Costs	1,029,717	1.5
Closing Credits(5)	3,549,214		5.1
Total Sources	$70,003,134		100.0%	Total Uses	$70,003,134	100.0%
(1)	Concurrently with the origination of the Green Valley Corporate Center Mortgage Loan (as defined below), KeyBank funded a six-month bridge loan totaling $15,700,000. For a full description, please refer to the “Subordinate and Mezzanine Debt” section below.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	Other reserves include approximately $970,942 of tenant improvements, leasing commissions, and gap rent paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.

(4)	The increase in UW NOI from Most Recent NOI is primarily due to several new leases commencing in late 2021 or 2022, including the largest tenant P3 Health Partners executing a new lease commencing in October 2022 for an additional 23,712 square feet. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(5)	Closing Credits is comprised of tenant improvements, leasing commissions, and gap rent paid by the seller at origination.

The Loan. The Green Valley Corporate Center North mortgage loan (the “Green Valley Corporate Center North Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 181,434 square foot office property located in Henderson, Nevada (the “Green Valley Corporate Center North Property”). The Green Valley Corporate Center North Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Green Valley Corporate Center North Property is a 181,434 square foot suburban office property comprised of two, three-story buildings and one, two-story building located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. Situated on approximately 11.69 acres, the Green Valley Corporate Center North Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Green Valley Corporate Center North

was built in 2000, 2002 and 2003, with the most recent renovation occurring in 2021. The three buildings are each multi-tenant with a total of 21 tenants leasing spaces that range in size from 1,315 to 47,373 square feet. The Green Valley Corporate Center North Property has a total of 732 parking spaces (approximately 4.0 parking spaces per 1,000 square feet of NRA), which are comprised of 516 uncovered surface spaces and 216 covered carport spaces. The Green Valley Corporate Center North Property was 95.0% leased as of July 1, 2022.

COVID-19 Update. As of the date of this term sheet, the Green Valley Corporate Center North Property was open and operating. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the Green Valley Corporate Center North Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

P3 Health Partners (47,373 square feet; 26.1% of the NRA; 25.0% of underwritten base rent): P3 Health Partners is a population health management company, founded and led by physicians, that supports providers with administrative services and care coordination for Medicare Advantage patients. P3 Health Partners’ care model aggregates and supports the community’s existing healthcare resources to build a network of community providers with a focus on improving patient outcomes and lowering care costs. P3 Health Partners serves five states: Arizona, Nevada, Florida, Oregon, and California. P3 Health Partners maintains its headquarters at the Green Valley Corporate Center North Property. P3 Health Partners took occupancy at the Green Valley Corporate Center North Property in 2018 through a sublease and recently expanded its footprint by 23,712 square feet to the current 47,373 square feet through a direct lease commencing in October 2022 and expiring in July 2030. All outstanding landlord obligations and rent abatements for P3 Health Partners were reserved at origination of the Green Valley Corporate Center Mortgage Loan. The lease contains two, five-year extension options and no early termination options. Excess cash flow is required to be swept into a reserve account 12 months prior to P3 Health Partners’ lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below).

Greenspun Media Group, LLC (25,465 square feet; 14.0% of the NRA; 15.3% of underwritten base rent): Greenspun Media Group, LLC (“Greenspun Media Group”) is a full-service media solutions provider in southern Nevada with over 70 years of journalism expertise. Greenspun Media Group publishes print and digital media in the Las Vegas Valley covering news, business, entertainment, nightlife, restaurants, personalities, shows and attractions. Greenspun Media Group was founded in 1950 by the parents of the current owner, operator and chief executive officer, Brian Greenspun. Greenspun Media Group’s publications include the Las Vegas Sun, Las Vegas Weekly, and Las Vegas Magazine. The Greenspun family developed the Green Valley Corporate Center North Property, where it has been a tenant since that time. Greenspun Media Group maintains its headquarters at the Green Valley Corporate Center North Property and has a lease expiration of June 2023, with no early termination options. Excess cash flow is required to be swept into a reserve account nine months prior to Greenspun Media Group’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below).

Far West Division, Inc. (22,438 square feet; 12.4% of the NRA; 13.8% of underwritten base rent): Far West Division, Inc. (“HCA Far West”) is a branch of HCA Healthcare (rated BBB-/B+ by S&P/Fitch), a healthcare service provider with 182 hospitals and over 2,300 sites of care, which include surgery centers, freestanding emergency rooms, urgent care centers, diagnostic and imaging centers, walk-in clinics and physician clinics. Covering locations in Nevada and California, HCA Far West offers medical services through nine hospitals and six surgical centers, providing primary, acute, tertiary and chronic care for patients. HCA Far West has occupied the Green Valley Corporate Center North Property since 2001, originally occupying 16,517 square feet and expanding by another 5,921 square feet in 2020. HCA Far West’s lease expires in September 2028, with no early termination options, and is guaranteed by Sunrise Hospital and Medical Center. Excess cash flow is required to be swept into a reserve account three months prior to HCA Far West’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Green Valley Corporate Center North

Environmental. According to a Phase I environmental assessment dated June 2, 2022, there was no evidence of any recognized environmental conditions at the Green Valley Corporate Center North Property.

Historical and Current Occupancy(1)
2019(2)	2020(2)	2021(2)	Current(3)
80.3%	73.7%	84.0%	95.0%
(1)	The variances from 2019 Occupancy through Current Occupancy at the Green Valley Corporate Center North Property are primarily due to a few tenants vacating in 2020, as well as the significant lease-up that occurred following the hiring of a new leasing agent in 2020.

(2)	Historical Occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is as of July 1, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
P3 Health Partners	NR/NR/NR	47,373	26.1%	$28.80	1,364,342	25.0%	7/31/2030(4)
Greenspun Media Group	NR/NR/NR	25,465	14.0	32.75	834,081	15.3	6/30/2023
HCA Far West	NR/BBB-/B+	22,438	12.4	33.44	750,378	13.8	9/30/2028
Dermatology Management	NR/NR/NR	12,780	7.0	34.08	435,542	8.0	4/30/2026(5)
Security 1st Title of Nevada	NR/NR/NR	6,809	3.8	33.60	228,782	4.2	11/1/2025(6)
Major Tenants		114,865	63.3%	$31.46	3,613,126	66.2%

Other Tenants		57,462	31.7%	$32.08	1,843,505	33.8%

Occupied Collateral Total / Wtd. Avg.		172,327	95.0%	$31.66	5,456,631	100.0%

Vacant Space		9,107	5.0%

Collateral Total		181,434	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $121,016 through July 2023.

(4)	P3 Health Partners has two, five-year extension options.

(5)	Dermatology Management has one, five-year extension option.

(6)	Security 1st Title of Nevada has one, three-year extension option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	9,107	5.0%	NAP	NAP	9,107	5.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	9,107	5.0%	$0	0.0%
2023	4	30,512	16.8	999,017	18.3	39,619	21.8%	$999,017	18.3%
2024	2	11,760	6.5	390,714	7.2	51,379	28.3%	$1,389,731	25.5%
2025	5	19,893	11.0	646,042	11.8	71,272	39.3%	$2,035,773	37.3%
2026	3	19,166	10.6	644,523	11.8	90,438	49.8%	$2,680,296	49.1%
2027	4	18,941	10.4	584,804	10.7	109,379	60.3%	$3,265,101	59.8%
2028	2	22,438	12.4	750,378	13.8	131,817	72.7%	$4,015,479	73.6%
2029	1	2,244	1.2	76,810	1.4	134,061	73.9%	$4,092,289	75.0%
2030	1	47,373	26.1	1,364,342	25.0	181,434	100.0%	$5,456,631	100.0%
2031	0	0	0.0	0	0.0	181,434	100.0%	$5,456,631	100.0%
2032	0	0	0.0	0	0.0	181,434	100.0%	$5,456,631	100.0%
2033 & Beyond	0	0	0.0	0	0.0	181,434	100.0%	$5,456,631	100.0%
Total	22	181,434	100.00%	$5,456,631	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2022.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $121,016 through July 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Green Valley Corporate Center North

Operating History and Underwritten Net Cash Flow

	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,233,568	$4,122,720	$4,326,024	$4,479,639	$5,335,615	$29.41	91.3%
Rent Steps(4)	0	0	0	0	$121,016	0.67	2.1
Vacant Income	0	0	0	0	295,067	1.63	5.0
Gross Potential Rent	$4,233,568	$4,122,720	$4,326,024	$4,479,639	$5,751,698	$31.70	98.4%
Total Reimbursements	102,545	114,169	154,885	139,576	46,649	0.26	0.8
Parking Income	79,340	72,225	41,738	85,259	45,000	0.25	0.8
Other Income	0	0	66,589	60,975	0	0.00	0.0
Net Rental Income	$4,415,453	$4,309,113	$4,589,236	$4,765,449	$5,843,347	$32.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(579,835)	(3.20)	(9.9)
Effective Gross Income	$4,415,453	$4,309,113	$4,589,236	$4,765,449	$5,263,512	$29.01	90.1%
Total Expenses	$1,163,993	$1,124,010	$1,228,481	$1,235,561	$1,232,255	$6.79	23.4%
Net Operating Income	$3,251,460	$3,185,103	$3,360,755	$3,529,888	$4,031,257	$22.22	76.6%
Total TI/LC, Capex/RR(5)	0	0	0	0	144,925	0.80	2.8
Net Cash Flow	$3,251,460	$3,185,103	$3,360,755	$3,529,888	$3,886,332	$21.42	73.8%
(1)	TTM represents the trailing 12 months ending March 31, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to several new leases commencing in late 2021 or 2022, including the largest tenant P3 Health Partners executing a new lease commencing in October 2022 for an additional 23,712 square feet.

(4)	Underwritten Rent Steps include contractual rent increases through July 2023.

(5)	Underwritten Total TI/LC, Capex/RR includes a credit of $350,000 (approximately $1.93 per square foot) associated with the upfront TI/LC and replacement reserve deposits in the aggregate amount of $3,500,000 (approximately $19.29 per square foot).

The Market. The Green Valley Corporate Center North Property is located in Henderson, Clark County, Nevada, within the Las-Vegas-Henderson-Paradise, NV metropolitan statistical area and approximately 15 miles southwest of the Las Vegas central business district. The Green Valley Corporate Center North Property is situated immediately north of the 215 Beltway at the intersection with Green Valley Parkway. Less than five miles to the east, the 215 Beltway connects with Interstate 515, a six-lane freeway that intersects with Interstate 15 near downtown Las Vegas. The immediate area primarily consists of residential uses with significant office, retail, and casino development along the arterials. The Green Valley Ranch Resort Spa and Casino is located at the southwest quadrant of the intersection of Green Valley Parkway and 215 Beltway and includes a 54,000 square foot casino, a 600-room hotel and 9,000 square feet of meeting space. The District at Green Valley Ranch, which is located next to the Green Valley Ranch Resort Spa and Casino, features over 50 retail shops and restaurants, 88 condominium residences and additional office space above the retail shops, and a three-story office building.

According to a third-party market research report, as of the second quarter of 2022, the Las Vegas office market had an inventory of approximately 67.8 million square feet, overall vacancy in the market of approximately 10.4% and average asking rent of $25.90 per square foot. As of the second quarter of 2022, the South Las Vegas office submarket had an inventory of approximately 13.5 million square feet, overall vacancy of approximately 10.4% and average asking rent of $26.83 per square foot, with average rents growing by 6.1% over the trailing 12-month period. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 16,269, 153,416 and 319,042, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $88,755, $78,231 and $74,637, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 7 – Green Valley Corporate Center North

The following table presents certain information relating to comparable office leases for the Green Valley Corporate Center North Property:

Comparable Office Leases(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Green Valley Corporate Center North Henderson, NV	2000, 2002-2003	181,434(2)	Various	Various	$31.66(2)	Various	Various	Various
Green Valley Corporate Center Henderson, NV	2001	88,673	Art Institute Las Vegas	20,205	$27.00	Dec-17	7.1 Yrs.	Modified Gross
Commerce on The Green Henderson, NV	2004	60,499	Debt Trader	5,945	$37.56	May-19	7.3 Yrs.	Modified Gross
Credit Union 1 Plaza Henderson, NV	2007	42,985	Dignity Select	2,298	$24.00	Jul-21	5.0 Yrs.	NNN
Paseo Verde Office Henderson, NV	2003	113,250	Speakeasy Therapy Services, LLC	9,758	$25.80	Apr-20	11.0 Yrs.	NNN
Gardner Plaza Henderson, NV	2020	47,577	Ticor	5,788	$24.00	Jan-21	5.0 Yrs.	NNN
Parkway Medical Office Henderson, NV	1997	88,958	Ageless Men’s Health	3,257	$25.80	Jan-18	5.0 Yrs.	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2022, with rent steps of approximately $121,016 through July 2023.

The Borrower. The borrower is KB Green Valley North, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower has master leased the Green Valley Corporate Center North Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Green Valley Corporate Center North Mortgage Loan and, upon an event of default under the Green Valley Corporate Center North Mortgage Loan documents, the lender has the right to cause the termination of the master lease. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Green Valley Corporate Center North Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Green Valley Corporate Center North Mortgage Loan is Jeffrey A. Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio of 95 office, medical, and retail properties spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. With the acquisition of 26 properties totaling approximately $680 million in 2021, Kingsbarn surpassed $1 billion in total assets under management. For information regarding the bankruptcy and foreclosure actions related to the borrower sponsor and nonrecourse carve-out guarantor, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Green Valley Corporate Center North Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,000,000 for tenant improvements and leasing commissions, $2,428,521 for outstanding tenant improvements and leasing commissions related to the tenant P3 Health Partners, $1,011,719 for gap rent or rent abatements related to the tenants P3 Health Partners, Security 1st Title of Nevada, Cemex, Cleanspark, NV State Board of Osteopathic Medicine and Ross Law Group, Inc., $500,000 for replacement reserves, and approximately $62,236 for real estate taxes. Additionally, the seller deposited into escrow with the title company approximately $970,942 for tenant improvements, leasing commissions, and gap rent and the escrow has been collaterally assigned to the lender.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $20,745.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Green Valley Corporate Center North

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Green Valley Corporate Center North Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the next ensuing payment date after the balance of the replacement reserve falls below $250,000 and on each payment date thereafter until the balance of the replacement reserve is at least $500,000 (the “Replacement Reserve Cap”), the borrower will be required to escrow monthly the amount of $6,776 for replacement reserves (equal to approximately $0.45 per square foot annually). Following the balance of the replacement reserve reaching the Replacement Reserve Cap, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $250,000.

TI/LC Reserve – On the next ensuing payment date after the balance of the TI/LC reserve falls below $2,250,000 and on each payment date thereafter until the balance of the replacement reserve is at least $3,000,000 (the “TI/LC Reserve Cap”), the borrower will be required to escrow monthly the amount of $22,679 for TI/LC reserves (equal to approximately $1.50 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will not resume until the balance of the TI/LC reserve again falls below $2,250,000.

Lockbox / Cash Management. The Green Valley Corporate Center North Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Green Valley Corporate Center North Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and are required to be applied and disbursed in accordance with the Green Valley Corporate Center North Mortgage Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be held by the lender as additional security for the Green Valley Corporate Center North Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Green Valley Corporate Center North Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Green Valley Corporate Center North Mortgage Loan documents based on the trailing three-month period is less than 1.25x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.30x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Greenspun Media Group, HCA Far West, or P3 Health Partners, any successor or assign thereof as tenant under the respective lease, any subsequent tenant under a replacement lease, or any corporate parent (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) nine months prior to the expiration date of the Greenspun Media Group lease, (b) three months prior to the expiration date of the HCA Far West lease, (c) 12 months prior to the expiration date of the P3 Health Partners lease, and (d) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding three months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Green Valley Corporate Center North

proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Green Valley Corporate Center North Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Green Valley Corporate Center North Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding four months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding four months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

Subordinate and Mezzanine Debt. KeyBank holds a $15,700,000, six-month, floating rate bridge loan (the “Green Valley Bridge Loan”) secured by a pledge of the DST depositor’s interests in the related borrower. Although it is called a mezzanine loan in the related Mortgage Loan documents, the Green Valley Bridge Loan does not include a pledge of any interests in the DST signatory trustee or the master tenant. In turn, this means that the Green Valley Bridge Loan is secured only by a pledge of the economic interest in the related borrower. The Green Valley Bridge Loan carries an interest rate of SOFR plus 5.500% and has a final maturity date of January 26, 2023, which is not coterminous with the Green Valley Corporate Center North Mortgage Loan. Moreover, no monthly payments are due and the principal balance of the Green Valley Bridge Loan must be paid down to a balance of (a) $10,205,000 on or before October 24, 2022, (b) $7,850,000 on or before November 23, 2022, and (c) $3,925,000 on or before December 23, 2022, with all remaining unpaid principal and all accrued interest due at the final maturity date. Given the nature of the Green Valley Bridge Loan and its short duration, KeyBank did not enter into an intercreditor agreement. The Green Valley Bridge Loan borrower, Jeffrey Pori, is expected to pay off the entirety of the Green Valley Bridge Loan prior to the Closing Date of this securitization transaction. Any failure to pay the Green Valley Bridge Loan is a full recourse trigger against Mr. Pori under the Green Valley Bridge Loan documents.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Autokiniton Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.3%	Net Rentable Area (SF):	1,443,573
Loan Purpose(2):	Acquisition	Location(4):	Various
Borrower:	AGNL Stamping, L.L.C.	Year Built / Renovated(4):	Various / 2017
Borrower Sponsor:	Angelo, Gordon & Co., L.P.	Occupancy:	100.0%
Interest Rate:	5.53000%	Occupancy Date:	7/29/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,333,283
Call Protection(3):	L(24),YM1(1),DorYM1 (88),O(7)	UW Expenses:	$86,666
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,246,618
Additional Debt(1):	Yes	UW NCF:	$3,960,141
Additional Debt Balance(1):	$11,000,000	Appraised Value / Per SF:	$67,300,000 / $47
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/16/2022

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$28
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$28
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	60.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$41,000,000	60.0%	Purchase Price(2)	$67,150,000	98.3%
Sponsor Equity	27,338,000	40.0	Closing Costs	1,188,000	1.7
Total Sources	$68,338,000	100.0%	Total Uses	$68,338,000	100.0%

(1)	The Autokiniton Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $41.0 million (the “Autokiniton Industrial Portfolio Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the Autokiniton Industrial Portfolio Whole Loan.

(2)	The Autokiniton Industrial Portfolio Whole Loan was acquisition financing for the borrower sponsor as the Autokiniton Industrial Portfolio Properties (as defined below) were acquired in March 2022 in an all-cash transaction and previously unencumbered.

(3)	Defeasance of the Autokiniton Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Autokiniton Whole Loan to be securitized and (b) July 29, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2022. The actual lockout period may be longer.

(4)	See “The Properties” section below.

(5)	The Autokiniton Industrial Portfolio Properties were acquired in a sale leaseback in March 2022. As such, no historical operating history is available.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Autokiniton Industrial Portfolio mortgage loan (the “Autokiniton Industrial Portfolio Mortgage Loan”) is part of the Autokiniton Industrial Portfolio Whole Loan with an original principal balance of $41,000,000. The Autokiniton Industrial Portfolio Whole Loan is secured by first lien mortgages on the borrower’s fee interests in two industrial properties totaling 1,443,573 square feet (each, an “Autokiniton Industrial Portfolio Property” and, collectively, the “Autokiniton Industrial Portfolio Properties” or the “Autokiniton Industrial Portfolio”). The Autokiniton Industrial Portfolio Whole Loan consists of two pari passu notes and accrues interest at a rate of 5.53000% per annum. The Autokiniton Industrial Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1 with an original principal balance of $30,000,000, will be included in the BBCMS 2022-C17 securitization trust. The non-controlling Note A-2 is currently held by an affiliate of Barclays and is expected to be contributed to one or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Autokiniton Industrial Portfolio

more future securitization trusts. The Autokiniton Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
Note A-2	$11,000,000	$11,000,000	An affiliate of Barclays	No
Whole Loan	$41,000,000	$41,000,000

The Properties. The Autokiniton Industrial Portfolio is comprised of two single-tenant manufacturing properties totaling 1,443,573 square feet located in Elkton, Michigan and Bardstown, Kentucky. The Autokiniton Industrial Properties are both 100% occupied by Tower Automotive Operations USA I, LLC (“Tower Automotive”), a wholly-owned subsidiary of Autokiniton US Holdings, Inc. (“Autokiniton”). The Autokiniton Industrial Portfolio Properties are heavy manufacturing plants where Tower Automotive operates large welding and assembly plants dedicated to producing complex automotive assemblies.

The Autokiniton Industrial - Elkton property is a 1,027,033 square foot manufacturing facility and is the largest stamping facility within Autokiniton’s global manufacturing footprint, based on numbers of stampings produced, volume of parts, platforms served, and the number and range of presses installed. The facility was built in 1950 and renovated in 2017 and features ceiling heights from 20 to 56 feet and 27 loading doors (includes drive-in doors, dock-high doors and rail doors). The Autokiniton Industrial - Elkton property has 63 presses with robotics plus a unique hot stamping press (per the borrower sponsor an estimated $15 million of tenant capital investment) for a total investment across the Autokiniton Industrial Portfolio Properties in excess of an estimated $250 million, per the borrower sponsor. Tower Automotive has invested in the facility several times during its occupancy, adding new stamping lines, including a hot stamping line (one of two Autokiniton facilities with hot stamping capabilities) in 2015 and a high-speed line in 2016. Per the borrower sponsor, Tower Automotive has invested approximately $2.6 million in the facility recently, including major electrical upgrades (approximately $2.0 million) in 2018. The facility operates six days per week on three shifts with 400 employees. Raw material and finished goods are received and shipped via 140 trucks and 15 rail cars per day.

The Autokiniton Industrial - Bardstown property is a 416,540 square foot manufacturing facility that sits on approximately 38 acres of land, located 30 miles south of Louisville, Kentucky. The facility was built in 1994 and renovated in 2017 and features ceiling heights from 24 to 39 feet and 35 loading doors (includes drive-in doors, dock-high doors and rail doors). The Autokiniton Industrial - Bardstown property has 19 transfer and progressive presses with 95 robots ranging in size from 150 to 2,000 tons and there are 117 assembly lines, representing substantial tenant investment in this location. Per the borrower sponsor, since 2014 approximately $24.2 million in capital improvements were completed at the facility. Operations at the Autokiniton Industrial - Bradstown property run five days per week on three shifts with 475 employees producing parts directly for car manufactures as well as parts which are further processed at other sister plants. Over eight million parts (over 4,000 SKUs) are shipped to over 72 customers per month with 121 customer dock locations. Finished goods are shipped in over 6,500 separate containers via 80 trucks per day.

The following table presents detailed information with respect to each of the Autokiniton Industrial Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Year Built/ Renovated	Total Sq. Ft.(1)	As-Is Appraised Value	Occ. (%)(1)	% of Allocated Loan Amount	% of UW NOI
Autokiniton Industrial - Elkton	Elkton, MI	Manufacturing	$26,988,113	1950 / 2017	1,027,033	$44,300,000	100.0%	65.8%	66.7%
Autokiniton Industrial - Bardstown	Bardstown, KY	Manufacturing	$14,011,887	1994 / 2017	416,540	$23,000,000	100.0%	34.2%	33.3%
Total / Wtd. Avg.			$41,000,000		1,443,573	$67,300,000	100.0%	100.0%	100.0%
(1)	Information based on the underwritten rent roll dated July 29, 2022.

COVID-19 Update. As of the date of this term sheet, the Autokiniton Industrial Portfolio Properties were open and operating. Rent collections for the Autokiniton Industrial Portfolio Properties were 100.0% through the COVID-19 pandemic. As of the date of this term sheet, the Autokiniton Industrial Portfolio Whole Loan is not subject to any modification or forbearance requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Autokiniton Industrial Portfolio

Major Tenant.

Tower Automotive (1,443,573 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Tower Automotive manufactures automotive structural metal components and assemblies, primarily serving original equipment manufacturers with body-structure stampings, frame and structural designs, and complex welded assemblies for small and large cars, crossovers, pickups, and sport utility vehicles. Acquired in 2019, Tower Automotive is a wholly-owned subsidiary of Autokiniton which fully guarantees the leases at both of the Autokiniton Industrial Portfolio Properties. Autokiniton has over 30 manufacturing and design facilities located throughout the United States and supplies propulsion-agnostic, structural automotive components and assemblies offering customers end-to-end engineering, manufacturing, and in-house logistics. Approximately 80% of Autokiniton’s revenue comes from safety-critical structural components and assemblies including bumpers, seat structures, dash panels, wheel-house assembly, roof structures, with the remaining 20% coming from chassis and frames. Autokinition’s customer base represents major automotive manufactures across vehicle types, including Ford, Toyota, GM, Chevrolet, Acura, Volkswagen, Buick, Jeep, BMW, FCA, Cadillac, Infiniti, Dodge, Lincoln, Chrysler, Volvo, GMC, Mercedes-Benz, Honda, Nissan and Rivian.

The borrower sponsor acquired the Autokinton Industrial Portfolio Properties in March 2022 and subsequently leased back the Autokinition Industrial Portfolio Properties to Tower Automotive under 17-year NNN leases, which are guaranteed by Autokiniton and include 2.15% annual rent increases throughout the term. The current leases do not provide any termination or contraction options and include two, 10-year renewal options.

Environmental. According to a Phase I environmental assessment dated November 5, 2021, there was no evidence of any recognized environmental conditions at the Autokiniton Industrial - Bardstown Property.

According to a Phase I environmental assessment dated November 17, 2021, there were recognized environmental conditions (each a “REC”) identified at the Autokiniton Industrial - Elkton Property. A Phase II assessment subsequently was conducted on March 15, 2022. The Phase I noted various RECs relating to the long industrial history of the site, including Polychlorinated Biphenyl (“PCB”) impacts on and migrating off-site, and the potential for impacts from off-site bulk oil storage and gasoline facilities. The Phase II ESA detected volatile organic compounds and metals above the Michigan Environment, Great Lakes and Energy (“EGLE”) Generic Residential Cleanup Criteria in certain areas of the property. The Phase II report concluded that the property was a “facility” under Michigan law and recommended that a Baseline Environmental Assessment (“BEA”) be prepared within 45 days of the borrower’s acquisition of the property, submitted to EGLE within six months of the change in ownership of the property and a due care plan be prepared so that the borrower could avail itself of the exemption for liability under Michigan law with respect to the identified contamination under Michigan’s Part 201 program. A BEA and Due Care plan have been prepared to address the environmental impacts to the subject site. No further investigation has been recommended at this time. An opinion of probable cost was prepared to address the remediation of the PCB contamination and other contingent impacts on-site. A $1.65 million letter of credit was provided by the tenant to secure its PCB remediation obligations which has been collaterally assigned to the lender. In addition, the tenant obtained a $20 million pollution legal liability (“PLL”) insurance policy for a 10-year term. The tenant is obligated to renew or extend the PLL insurance policy for another term if the PCB remediation is not completed prior to the end of the initial PLL insurance policy term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of July 29, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

Lease Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Tower Automotive (Elkton)	NR/NR/NR	1,027,033	71.1%	$2.96	$3,042,432	66.7%	4/30/2039(3)
Tower Automotive (Bardstown)	NR/NR/NR	416,540	28.9	$3.65	1,518,919	33.3	4/30/2039(3)
Occupied Collateral Total / Wtd. Avg.		1,443,573	100.0%	$3.16	$4,561,351	100.0%
Vacant Space		0	0.0%
Collateral Total		1,443,573	100.0%

(1)	Based on the underwritten rent roll dated July 29, 2022.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $96,005 of contractual rent steps through April 1, 2023.

(3)	Tower Automotive has two, 10-year renewal options at both Autokiniton Industrial Portfolio Properties.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	$0	NAP	0	0.0%	$0	0.0%
2022 & MTM	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	2	1,443,573	100.0	$4,561,351	100.0%	1,443,573	100.0%	$4,561,351	100.0%
Total	2	1,443,573	100.0%	$4,561,351	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2022.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $96,005 of contractual rent steps through April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$4,465,346	$3.09	97.9%
Rent Steps(3)	96,005	0.07	2.1
Vacant Income	0	0.00	0.0
Gross Potential Rent	$4,561,351	$3.16	100.0%
Total Reimbursements	0	0.00	0.0
Total Other Income	0	0.00	0.0
Net Rental Income	$4,561,351	$3.16	100.0%
(Vacancy/Credit Loss)	228,068	0.16	5.0
Effective Gross Income	$4,333,283	$3.00	95.0%
Total Expenses	86,666	0.06	2.0
Net Operating Income	$4,246,618	$2.94	98.0%
Total TI/LC, Capex/RR	286,477	0.20	6.6
Net Cash Flow	$3,960,141	$2.74	91.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent is based on the underwritten rent roll as of July 29, 2022.

(3)	Rent Steps totaling $96,005 are taken through April 1, 2023.

The Markets. The Autokiniton Industrial - Elkton property is located in Huron County, Michigan within the Huron, Tuscola, Sanilac Counties market and Bay City metropolitan statistical area (“MSA”). According to the Bureau of Labor Statistics, the service industry is the largest employer in Huron County, employing approximately 38.2% of the workforce, compared to Michigan’s service industry which employs approximately 46.2% of the workforce. The second-largest industry is manufacturing, employing approximately 19.9% of the workforce, compared to Michigan’s manufacturing industry which employs approximately 18.3% of the workforce. Employers within the Bay City MSA include Bay Regional Medical Center, Dow Corning Corp, and Delta Colle. Two other attributes of the area include below-average single-family home prices and below-average employment volatility, which provide potential demand drivers for the nearby area. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Autokiniton Industrial - Elkton was 893, 1,294, and 3,364, respectively. The 2021 average household income within the same radii was $52,060, $57,539, and $62,546, respectively.

According to the appraisals, as of the first quarter of 2022, the Huron, Tuscola, Sanilac Counties market consisted of approximately 5,643,792 square feet of industrial space. The market has a triple net asking rent of $3.34 per square foot and an occupancy of 94.6%.

The Autokiniton Industrial - Bardstown property is located in Nelson County within the Bardstown, Kentucky micropolitan statistical area and the larger Louisville MSA. The Autokiniton Industrial - Bardstown property has access to the Louisville MSA and greater regional area via Interstate 65 which is approximately 15 miles from the subject property. Additionally, tourism has become a major part of the economy. Bardstown is the official starting point of the Kentucky Bourbon Trail and has many distilleries in close proximity, including Jim Bean, Knob Creek, Four Roses and Makers Mark. Major employers within the Louisville MSA include Ford Motor Company, Humana Inc., Norton Healthcare, Amazon.com, GE Appliances, and the Kroger Company. The University of Louisville, which employs nearly 5,000 people and enrolls about 23,000 students each year, is also located in this area. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Autokiniton Industrial - Bardstown was 3,204, 18,300, and 27,192, respectively. The 2021 average household income within the same radii was $80,163, $75,939, and $79,112, respectively.

According to the appraisals, as of the first quarter of 2022, the Nelson County market consisted of approximately 3,680,923 square feet of industrial space. The market has a triple net asking rent of $8.00 per square foot and an occupancy of 99.8%.

The Borrower. The borrower is AGNL Stamping, L.L.C. a special-purpose, bankruptcy-remote Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Autokiniton Industrial Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

The Borrower Sponsor. The borrower sponsor is Angelo, Gordon & Co., LP. (“Angelo Gordon”), and the non-recourse carveout guarantors are AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. Angelo Gordon is a privately-held registered investment advisor dedicated to alternative investing. The firm was founded in 1988 and currently manages approximately $48 billion. Angelo Gordon has experience in a broad range of absolute return strategies for both institutional and high net worth investors. Angelo Gordon began investing in commercial real estate in 1993 and currently manages a portfolio of over $13 billion in real estate assets. With 550+ employees in New York, Los Angeles, San Francisco, Hong Kong, Seoul, Tokyo, Amsterdam, Frankfurt, Milan, and Singapore, Angelo Gordon has a global view of the market. Additionally, Angelo Gordon’s Net Lease Group (AGNL) provides real estate sale-leaseback financing to owner-occupiers of corporate real estate, and is currently investing its fourth fund, totaling approximately $1 billion of equity. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Autokiniton Industrial Portfolio Properties are currently self-managed by Tower Automotive.

Escrows and Reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period. To the extent that (i) the Tower Automotive lease or a replacement lease acceptable to the lender is in full force and effect and is a triple net lease, (ii) the applicable tenant pays taxes directly and is obligated to reimburse the borrower for the cost of taxes and (iii) the borrower provides the lender with evidence of the tenant’s payment, then the borrower’s obligation to make monthly deposits in the tax escrow is waived.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the borrower (i) maintains a blanket policy meeting the requirements, or (ii) to the extent that (x) the Tower Automotive lease or a replacement lease that is acceptable to the lender is in full force and effect and is a triple net lease, (y) the tenant insurance policy is acceptable to the lender and fully complies with the tenant’s lease and (iii) the borrower provides the lender with evidence of the tenant’s payment, then the borrower’s obligation to make monthly deposits in the insurance escrow is waived.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve an amount equal to $0.10 per square foot per annum (approximately $12,030). To the extent that (i) the Tower Automotive lease or a replacement lease acceptable to the lender is in full force and effect and is a triple net lease, (ii) the applicable tenant is obligated to perform or reimburse the borrower for the cost of replacements per the terms of its lease and (iii) the tenant is not in default of such obligation to pay or perform replacements pursuant to the terms of its lease, then the borrower’s obligation to make monthly deposits in the replacement reserve is waived.

Lockbox / Cash Management. The Autokiniton Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the manager are required to be deposited in such lockbox account no later than two business days following receipt. All funds deposited into the lockbox are required to be released to the borrower, on each business day, unless a Trigger Period (as defined below) exists. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Autokiniton Industrial Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Autokiniton Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Autokiniton Industrial Portfolio Whole Loan.

A “Trigger Period” means a period of time (a) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Material Tenant Trigger Event (as defined below); and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such even of default, (y) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with respect to clause (iii) above, the occurrence of a Material Tenant Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 8 – Autokiniton Industrial Portfolio

A “Material Tenant Trigger Event” means the occurrence of any of the following events: (i) Tower Automotive, or any other tenant that accounts for more than 25% of the rentable square footage of the Autokiniton Industrial Portfolio Properties (a “Material Tenant”), terminates or surrenders its lease in violation of the terms of its lease, (ii) Material Tenant goes dark or ceases operations or use of the demised premise in violation of the terms and provisions of its lease, (iii) Material Tenant becomes the subject (or its parent company or lease guarantor becomes the subject) of a bankruptcy or insolvency proceeding or (iv) an event of default occurs under a Material Tenant’s lease beyond all applicable notice and cure periods thereunder which results in an actual termination of such lease.

A “Material Tenant Cure” will occur upon (a) with respect to clause (i), (ii), (iii) and (iv) above, (x) the applicable Autokiniton Industrial Portfolio Properties have been re-leased to a tenant acceptable to the lender or (y) the amount of cash or letter of credit on deposit with the lender in the excess cash reserve account equals or exceeds the Material Tenant Cure Amount (as defined below), (b) with respect to clause (ii) above, such Material Tenant reoccupying the space demised to it under its lease in accordance with the terms of the applicable lease and no monetary event of default under such lease is then outstanding, (c) with respect to clause (iii) above, (x) the Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease and no monetary event of default under such lease is then outstanding or (y) if the Material Tenant’s lease is assumed or assigned to a tenant acceptable to the lender and the bankruptcy court has issued an order approving the Material Tenant’s reorganization plan. A replacement tenant will be deemed acceptable to lender if such replacement tenant has creditworthiness and a reputation substantially similar to that of Tower Automotive as of the origination date and otherwise complying with the terms and conditions of the Autokiniton Industrial Portfolio Whole Loan documents and all applicable laws. A replacement lease with such replacement tenant must be approved by lender (such approval not to be unreasonably withheld, conditioned or delayed).

The “Material Tenant Cure Amount” means (i) if deposited monthly or annually, $180,446.63 per month or $2,165,359.50 per annum, capped at 24 months or two years of such deposits, or (ii) if deposited one time within ten Business Days of a Material Tenant Trigger Event, $2,887,146.00.

Subordinate and Mezzanine Debt. The borrower is permitted the one-time right to incur a future mezzanine loan after July 29, 2024, subject to the satisfaction of the requirements set forth in the Autokiniton Industrial Portfolio Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no greater than the loan-to-value ratio at origination; (iii) the actual combined debt service coverage ratio based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no less than the debt service coverage ratio at origination; (iv) the actual combined net cash flow debt yield based on the Autokiniton Industrial Portfolio Whole Loan and the mezzanine loan is no less than the net cash flow debt yield at origination; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,500,000	Title:	Fee
Cut-off Date Principal Balance:	$29,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	241,305
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrowers:	Wharton Lender Associates, LP and L&A Lender Associates, LP	Year Built / Renovated:	1924 / 2014
Borrower Sponsors:	Alan Ades, Maurice Ades, Robert Ades and Aaron Stauber	Occupancy(1):	86.2%
Interest Rate:	5.78000%	Occupancy Date:	6/1/2022
Note Date:	7/1/2022	4th Most Recent NOI (As of):	$2,373,056 (12/31/2019)
Maturity Date:	7/6/2032	3rd Most Recent NOI (As of):	$2,596,984 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,728,284 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,590,005 (TTM 5/31/2022)
Original Amortization Term:	None	UW Economic Occupancy(1):	87.4%
Amortization Type:	Interest Only	UW Revenues:	$5,279,278
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$2,260,686
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$3,018,592
Additional Debt:	No	UW NCF:	$2,754,895
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$49,900,000 / $207
Additional Debt Type:	N/A	Appraisal Date:	5/19/2022

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$134,240	$22,373	N/A	Maturity Date Loan / SF:	$122
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$4,022	N/A	Maturity Date LTV:	59.1%
TI/LC Reserve:	$500,000	$22,120	$1,100,000	UW NCF DSCR:	1.59x
Immediate Repairs Reserve:	$16,750	$0	N/A	UW NOI Debt Yield:	10.2%
Other Reserves(4):	$717,788	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,500,000		100.0%	Payoff	$17,879,220	60.6%
				Return of Equity	9,719,372	32.9
				Upfront Reserves	1,368,778	4.6
				Closing Costs	532,631	1.8
Total Sources	$29,500,000		100.0%	Total Uses	$29,500,000	100.0%

(1)	Occupancy and UW Economic Occupancy exclude the square footage and income from a dark tenant who leases 4.0% of space but is still paying rent.
(2)	The increase between Most Recent NOI and UW NOI is primarily due to recent leasing including new leases signed by, among others, Allegheny County – Dept of Aging, County of Allegheny – Youth, and Accuro Solutions, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves represent an unfunded obligations reserve equal to $663,908 and a free rent reserve equal to approximately $53,880.

The Loan. The 2100 Wharton Street mortgage loan is evidenced by a promissory note in the original principal amount of $29,500,000 (the “2100 Wharton Street Mortgage Loan”). The 2100 Wharton Street Mortgage Loan is secured by a first lien fee mortgage encumbering a 241,305 square foot office property located in Pittsburgh, Pennsylvania (the “2100 Wharton Street Property”). The 2100 Wharton Street Mortgage Loan has a 10-year term and is interest-only for the full term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

The Property. The 2100 Wharton Street Property is a 241,305 square foot seven-story office property located in Pittsburgh, Pennsylvania approximately two miles southeast of the Pittsburgh central business district. The 2100 Wharton Street Property has easy accessibility to the University of Pittsburgh, Carnegie Mellon and UPMC. The 2100 Wharton Street Property was built in 1924, renovated in 2014, and is situated on a 2.23-acre site. Since acquiring the 2100 Wharton Street Property in 2012 when occupancy was much lower, the borrower sponsors have invested approximately $11.0 million ($45.38 per square foot) in capital expenditures, tenant improvements, and leasing commissions. Common amenities include a conference room and fitness center located in the basement. The 2100 Wharton Street Property features lab space in approximately 15% of the square footage. There is also 13,620 square feet (5.6% of net rentable area) of storage space which is utilized by some of the existing tenants. Furthermore, the 2100 Wharton Street Property features 197 on-site surface parking spaces (approximately 0.87 spaces per 1,000 square feet). The parking lot is located along the west side of South 22nd Street, just north of the 2100 Wharton Street Property.

As of June 1, 2022, the 2100 Wharton Street Property was 86.2% occupied by 17 tenants. Average historical occupancy since 2016 is approximately 90.1%.

COVID-19 Update. As of the date of this term sheet, the 2100 Wharton Street Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

Krystal BioTech Inc (51,062 square feet; 21.2% of NRA; 24.1% of underwritten base rent): Krystal BioTech Inc (NASDAQ: KRYS) is a clinical-stage gene therapy company that specializes in developing treatments for skin diseases. Krystal BioTech Inc develops topical and intradermal novel therapies for rare and orphan dermatological indications. Krystal BioTech Inc has been a tenant at the 2100 Wharton Street Property since 2016, when it signed a 17-month lease. Since its initial lease, Krystal BioTech Inc has extended its lease term five times and expanded seven times and has a current lease expiration of October 2031. Krystal BioTech Inc has substantially improved its space at its own expense with significant areas of lab space.

Tobii Dynavox Systems, Inc. (50,610 square feet; 21.0% of NRA; 24.3% of underwritten base rent): Tobii Dynavox Systems, Inc. (“Tobii Dynavox”) specializes in assistive technology for communication. Tobii Dynavox designs communication aids and corresponding support systems for people with disabilities such as cerebral palsy, ALS, autism, and aphasia. Tobii Dynavox has approximately 500 employees worldwide and has offices in six different countries across Europe, Asia, and North America. Tobii Dynavox has been a tenant at the 2100 Wharton Street Property since 1994, when it signed a 60-month lease. Included in the leased square footage is approximately 6,816 square feet of storage space. Since its initial lease, Tobii Dynavox has extended its lease term seven times, expanded nine times and currently has a lease expiration of September 2027.

Allegheny County – Dept of Aging (34,423 square feet; 14.3% of NRA; 18.4% of underwritten base rent): The Allegheny County Dept of Aging assists Allegheny County residents over the age of 60 to live safe, healthy, and independent lives. The Allegheny County Dept of Aging has been a tenant at the 2100 Wharton Street Property since 2013, when it commenced a 10-year lease. The tenant has recently extended it lease by approximately 127 months, resulting in a current lease expiration of December 2033. During its initial term only (initial term expires May 31, 2023), the tenant has termination rights if the program loses funding, upon 270 days if the entire premises is terminated or upon 180 days if less than 50% of the premises is terminated with a termination fee based on a pro-rated share of (i) approximately $324,919 (the total reduced rent during the first 12 months of the term), (ii) the cost of the refurbishment allowance (if applicable), (iii) the cost of the landlord’s work, plus (iv) brokerage commission expenses. The foregoing is prorated if a portion of the premises is terminated. Another Allegheny County department, County of Allegheny – Youth, occupies 17,723 square feet (7.3% of net rentable area) at the 2100 Wharton Street Property. Together, County of Allegheny occupies 52,146 square feet (21.6% of net rentable area).

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
91.6%	88.0%	90.9%	86.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of June 1, 2022. Current occupancy excludes the square footage and income from a dark tenant who leases 4.0% of space but is still paying rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

The following table presents a summary regarding the major tenants at the 2100 Wharton Street Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/ Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Krystal BioTech Inc	NR/NR/NR	51,062	21.2%	$21.96	$1,121,105	24.1%	10/31/2031
Tobii Dynavox Systems, Inc.	NR/NR/NR	50,610	21.0	$22.33	1,129,994	24.3	9/30/2027
Allegheny County – Dept of Aging(2)	Aa3/AA-/A	34,423	14.3	$24.86	855,859	18.4	12/31/2033
Biohaven Pharmaceuticals	NR/NR/NR(3)	19,769	8.2	$21.28	420,684	9.0	10/31/2024
County of Allegheny – Youth	Aa3/AA-/A	17,723	7.3	$19.37	343,224	7.4	12/31/2033
Greycourt Co., Inc.	NR/NR/NR	10,786	4.5	$23.50	253,471	5.4	1/31/2026
Primanti Corporation	NR/NR/NR	7,883	3.3	$21.52	169,661	3.6	6/30/2025
Accuro Solutions LLC	NR/NR/NR	5,708	2.4	$23.97	136,821	2.9	10/31/2031
Arkos Health (Curavi)(4)	NR/NR/NR	4,639	1.9	$25.03	116,113	2.5	9/30/2022
Think Communications, Inc.	NR/NR/NR	2,017	0.8	$25.66	51,756	1.1	5/31/2024
Major Tenants		204,620	84.8%	$22.47	$4,598,688	98.8%

Other Tenants		3,437	1.4%	$16.52	$56,793	1.2%

Occupied Collateral Total / Wtd. Avg.		208,057	86.2%	$22.38	$4,655,481	100.0%

Vacant Space		33,248	13.8%

Collateral Total		241,305	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2022.
(2)	During the initial term only (initial term expires May 31, 2023), Allegheny County – Dept of Aging has termination rights if the program loses funding, upon 270 days’ notice if the entire premises is terminated or upon 180 days if less than 50% of the premises is terminated with a termination fee based on a prorated share of (i) approximately $324,919 (the total reduced rent during the first 12 months of the term), (ii) the cost of the refurbishment allowance (if applicable), (iii) the cost of the landlord’s work, plus (iv) brokerage commission expenses. The foregoing is prorated if a portion of the premises is terminated.
(3)	In May 2022, Biohaven Pharmaceuticals entered into an agreement and plan of merger with Pfizer Inc. (rated A2/A+/A by Moody’s/S&P/Fitch). The transaction is expected to close in early 2023.
(4)	Arkos Health (Curavi) has the right to terminate its lease upon 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

The following table presents certain information relating to the lease rollover at the 2100 Wharton Street Property:)

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	33,248	13.8%	NAP	NAP	33,248	13.8%	NAP	NAP
MTM & 2022	2	5,389	2.2	$117,553	2.5%	38,637	16.0%	$117,553	2.5%
2023	2	2,687	1.1	51,753	1.1	41,324	17.1%	$169,306	3.6%
2024	2	21,786	9.0	472,441	10.1	63,110	26.2%	$641,747	13.8%
2025	2	7,883	3.3	169,661	3.6	70,993	29.4%	$811,408	17.4%
2026	1	10,786	4.5	253,471	5.4	81,779	33.9%	$1,064,879	22.9%
2027	2	50,610	21.0	1,133,594	24.3	132,389	54.9%	$2,198,473	47.2%
2028	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2029	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2030	0	0	0.0	0	0.0	132,389	54.9%	$2,198,473	47.2%
2031	2	56770	23.5	1,257,926	27.0	189,159	78.4%	$3,456,399	74.2%
2032 & Beyond	4	52,146	21.6	1,199,083	25.8	241,305	100.0%	$4,655,481	100.0%
Total	17	241,305	100.0%	$4,655,481	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2022. Includes rent steps through June 2023 and straight-line rent for Allegheny County – Dept of Aging and County of Allegheny – Youth.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2100 Wharton Street Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,250,283	$4,190,964	$4,273,839	$4,226,667	$4,500,690	$18.65	79.9%
Rent Steps(3)	0	0	0	0	154,791	0.64	2.7
Vacancy Gross-Up	0	0	0	0	711,263	2.95	12.6
Gross Potential Rent	$4,250,283	$4,190,964	$4,273,839	$4,226,667	$5,366,744	$22.24	95.3%
Total Reimbursements	219,875	245,211	262,901	262,222	263,240	1.09	4.7
Net Rental Income	$4,470,158	$4,436,175	$4,536,740	$4,488,889	$5,629,984	$23.33	100.0%
Other Income(4)	253,489	314,993	345,074	353,058	360,556	1.49	6.4
(Vacancy/Credit Loss)	0	0	0	0	(711,263)	(2.95)	(12.6)
Effective Gross Income	$4,723,647	$4,751,168	$4,881,814	$4,841,947	$5,279,278	$21.88	93.8%
Total Expenses	$2,350,591	$2,154,184	$2,153,530	$2,251,942	$2,260,686	$9.37	42.8%
Net Operating Income	$2,373,056	$2,596,984	$2,728,284	$2,590,005	$3,018,592	$12.51	57.2%
Capital Expenditures	0	0	0	0	48,261	0.20	0.9
TI/LC	29,618	0	0	515	215,436	0.89	4.1
Net Cash Flow	$2,343,438	$2,596,984	$2,728,284	$2,589,490	$2,754,895	$11.42	52.2%
(1)	TTM represents the trailing 12-month period ending May 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Rent Steps represent contractual rent increases through June 2023 and straight-line rent for Allegheny County - Dept of Aging and County of Allegheny - Youth.
(4)	Other Income consists of parking income, cell tower income, storage income, and tenant service income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 9 – 2100 Wharton Street

Market Overview. The 2100 Wharton Street Property is located in Pittsburgh, Pennsylvania, approximately two miles southeast of the Pittsburgh central business district. The 2100 Wharton Street Property is located along the side of Wharton Street between South 21st and 22nd Streets in Pittsburgh’s South Side neighborhood. The 2100 Wharton Street Property is located just south of the Golden Triangle area of downtown Pittsburgh, across the Monongahela River near the University of Pittsburgh, Carnegie Mellon and UPMC. Land uses in the surrounding neighborhood include a mixture of single-family homes, storefront commercial buildings, office buildings, and apartments, with most planned development being apartment buildings. The 2100 Wharton Street Property is located in the Pittsburgh Core Based Statistical Area (“CBSA”). The primary industries within the Pittsburgh CBSA include education and health services, trade transportation and utilities, and professional services. The top employers within the Pittsburgh CBSA include University of Pittsburgh Medical Center, Highmark Health, and the U.S. Government.

According to the appraisal, as of the fourth quarter of 2021, the Pittsburgh Greater Downtown office submarket contained approximately 16.1 million square feet of inventory with an 11.5% vacancy rate and an asking rent of $31.67 PSF. According to the appraisal, the 2021 median household income within the Pittsburgh CBSA was $63,099. The appraiser concluded to a market rent for office space of $23.50 per square foot at the 2100 Wharton Street Property.

The following table presents certain information relating to comparable office sales for the 2100 Wharton Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
2100 Wharton Street Property	241,305(2)	1924 / 2014	86.2%(2)
Pittsburgh, PA
Bridgeside Point 1	153,110	2001 / NAP	98.0%	Jun-21	$48,585,927	$317	6.5%
Pittsburgh, PA
SAP Building	172,000	2019 / NAP	96.0%	Jun-21	$48,750,000	$283	6.8%
Pittsburgh, PA
Cigna Building	105,315	1989 / NAP	100.0%	Aug-19	$23,800,000	$226	7.2%
Pittsburgh, PA
Equitable Resources Building	178,049	2005 / NAP	100.0%	Jun-19	$40,000,000	$225	7.5%
Pittsburgh, PA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 2100 Wharton Street

The following table presents certain information relating to comparable office leases for the 2100 Wharton Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Tenant	Base Rent PSF	Commencement Date	Structure
2100 Wharton Street Property	51,062(2)	Krystal BioTech Inc(2)	$21.96(2)	Various	Modified Gross
Pittsburgh, PA	50,610(2)	Tobii Dynavox Systems, Inc.(2)	$22.33(2)	Various	Modified Gross
Nova Tower Two	3,872	IKON	$24.94	May-22	Base-Year Stop
Pittsburgh, PA
Nova Concourse	44,677	Castle Bioscience	$28.62	Apr-22	Modified Gross
Pittsburgh, PA
Rockwell Park	51,832	3M	$27.50	Mar-21	Base-Year Stop
Pittsburgh, PA
The Oliver Building	5,874	The Hawthorne Group	$24.00	Jan-21	Base-Year Stop
Pittsburgh, PA
Nova Concourse	67,897	Gecko Robotics	$24.44	Dec-20	Modified Gross
Pittsburgh, PA
The Oliver Building	1,510	HWO	$24.68	May-20	Modified Gross
Pittsburgh, PA
Four North Shore Center	2,664	Mitsubishi Hitachi Power Systems Americas, Inc.	$24.47	May-20	Base-Year Stop
Pittsburgh, PA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2022.

Environmental. According to the Phase I environmental report dated May 27, 2022, there is a recognized environmental condition at the 2100 Wharton Street Property in connection with historical industrial use at the 2100 Wharton Street Property, given that much of the historical industrial operations occurred during a period with little or no environmental regulations concerning the storage, handling, use or disposal of hazardous substances. The borrowers obtained an environmental insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as a named insured, with a $1,000,000 policy limit per occurrence and in the aggregate, and a $25,000 deductible. The policy expires July 1, 2035. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Borrowers. The borrowers are Wharton Lender Associates, LP and L&A Lender Associates, LP, each a Pennsylvania limited partnership. The borrower entities are each structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 2100 Wharton Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Alan Ades, Maurice Ades, Robert Ades, and Aaron Stauber. Alan Ades, Maurice Ades, Robert Ades, and Aaron Stauber are principals of Rugby Real Estate. Rugby Real Estate was founded in 1980 and owns commercial real estate across all asset classes, including 18 office buildings in Pittsburgh, PA. The borrower sponsors have been parties to foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 2100 Wharton Street

Property Management. The 2100 Wharton Street Property is currently managed by DraxxHall Management Corporation, an affiliate of the borrowers.

Escrows and Reserves.

Tax Escrows – The borrowers made an initial deposit of approximately $134,240 into a real estate tax reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $22,373).

Insurance Escrows – The borrowers are required to deposit 1/12th of estimated annual insurance premiums monthly if a blanket insurance policy is no longer in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,022.

Rollover Reserve – The borrowers made an initial deposit of $500,000 into a rollover reserve. The borrowers are required to deposit approximately $22,120 monthly subject to a cap of $1,100,000, and during the continuance of a Rollover Reserve Cap Increase Period (as defined below), the borrowers are required to deposit approximately $40,218 monthly subject to a cap of $2,000,000.

Immediate Repairs – The borrowers made an initial deposit of $16,750 into an immediate repairs reserve to be used towards deferred maintenance costs.

Unfunded Obligations Reserve – The borrowers deposited $663,908 into a reserve account to account for the cost of outstanding tenant improvements owed to current tenants at the 2100 Wharton Street Property.

Free Rent Reserve – The borrowers deposited approximately $53,880 into a reserve account for free rent owed to current tenants at the 2100 Wharton Street Property.

Lockbox / Cash Management. The 2100 Wharton Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues relating to the 2100 Wharton Street Property to be directly deposited into a lender-controlled lockbox account. During the continuance of a Cash Management Period (other than a Cash Management Period which exists solely due to the occurrence and continuance of a DSCR Cash Management Period (as defined below), in which event funds deposited into the lockbox account will be swept daily into the borrowers’ operating account for so long as the DSCR Cash Management Period Waiver Conditions (as defined below) are satisfied), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on a daily basis. On each business day that no Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio falls below 1.35x (a “DSCR Cash Management Period”), or (iv) the commencement of a Lease Sweep Period (as defined below).

“DSCR Cash Management Period Waiver Amount” means an amount by which the then-outstanding principal (less the aggregate amount of any DSCR Cash Management Period Waiver Amounts previously deposited and held by the lender in connection with the satisfaction of the DSCR Cash Management Period Waiver Conditions) would need to be reduced such that the debt service coverage ratio (calculated assuming such reduction occurred) would equal or exceed 1.40x.

“DSCR Cash Management Period Waiver Conditions” means that (a) no event of default has occurred and is continuing, (b) within 10 business days after receipt by the borrowers of notice of the occurrence of a DSCR Cash Management Period, the borrowers will have deposited cash into the cash collateral subaccount, or delivered to the lender a letter of credit, in either case in an amount equal to the applicable DSCR Cash Management Period Waiver Amount and thereafter (c) within five business days of each quarter after the occurrence of such DSCR Cash Management Period, for so long as such DSCR Cash Management Period would (but for the satisfaction of these conditions) otherwise be continuing, the borrowers will have either (I) deposited additional cash into the cash collateral subaccount or delivered to the lender an additional letter of credit, in either case in an amount equal to the then applicable DSCR Cash Management Period Waiver Amount or (II)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 2100 Wharton Street

delivered to the lender a replacement letter of credit in a face amount equal to the sum of the then applicable DSCR Cash Management Period Waiver Amount plus the aggregate amount of any previous letter(s) of credit held by the lender pursuant to the terms of the 2100 Wharton Street Mortgage Loan documents.

A “Lease Sweep Period” means a period commencing upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term (including any renewal terms) of any Lease Sweep Lease (as defined below), (ii) the earlier of (a) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised), or (b) the date the applicable tenant under a Lease Sweep Lease actually gives notice of its intention not to renew or extend, (iii) any Lease Sweep Lease (or material portion thereof) is surrendered, cancelled, or terminated prior to its then current expiration date (or the tenant gives notice that it intends to do any of the foregoing), (iv) any tenant under a Lease Sweep Lease discontinues its business in 25% or more of its premises or gives notice of its intent to do the same, (v) the occurrence and continuance of any monetary or material non-monetary default under any Lease Sweep Lease, or (vi) a tenant under a Lease Sweep Lease becomes subject to insolvency proceedings.

A “Lease Sweep Lease” means (i) the Krystal BioTech Inc lease, (ii) the Tobii Dynavox lease, (iii) the Allegheny County lease and (iv) any other lease to a tenant which covers 45,000 or more rentable square feet.

A “Rollover Reserve Cap Increase Period” means a period (i) commencing, during the continuance of a Lease Sweep Period, upon the lender’s determination that the debt yield (calculated for purposes of this definition so as to exclude income from the tenant that is the subject of the applicable Lease Sweep Period, on a prorated basis to the extent that such tenant’s demised premises are affected by the applicable Lease Sweep Period trigger) is at least 8.00%, but less than 9.00% (in the event that the borrowers subsequently lease up the affected premises (in part or in whole) in accordance with the terms of the 2100 Wharton Street Mortgage Loan documents during the continuance of the underlying Lease Sweep Period, the lender will recalculate the debt yield for purposes of determining the debt yield) and (ii) expiring upon the expiration or cure of the applicable Lease Sweep Period in accordance with the 2100 Wharton Street Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,976,854	Property Type – Subtype:	Mixed Use – Office / Industrial
% of IPB:	3.1%	Net Rentable Area (SF):	281,144
Loan Purpose:	Refinance	Location:	Colorado Springs, CO
Borrower:	Sapphire Childlaw, LLC	Year Built / Renovated:	1962 / 2019
Borrower Sponsor:	Shlomoh Rosenbaum	Occupancy:	83.1%
Interest Rate:	6.01000%	Occupancy Date:	5/1/2022
Note Date:	7/28/2022	4th Most Recent NOI (As of)(2):	$913,760 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of)(2):	$1,376,638 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$2,115,414 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,299,003 (TTM 4/30/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.3%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,430,288
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,175,671
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,254,616
Additional Debt:	No	UW NCF:	$3,001,587
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,200,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	5/17/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial	Cut-off Date Loan / SF:	$100
Taxes:	$42,150	$13,381	N/A	Maturity Date Loan / SF:	$84
Insurance:	$23,937	$4,559	N/A	Cut-off Date LTV:	58.0%
Replacement Reserves:	$0	$3,514	N/A	Maturity Date LTV:	49.3%
TI/LC:	$1,500,000	Springing	$1,000,000	UW NCF DSCR:	1.49x
Other:	$457,490	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	100.0%	Return of Equity	$17,657,104	63.1%
			Loan Payoff	8,056,701	28.8
			Upfront Reserves	2,023,577	7.2
			Closing Costs	262,619	0.9
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserve” below.

(2)	The increase in historical NOI was mainly due to increase in occupancy.

(3)	The increase in UW NOI from Most Recent NOI was primarily due to (a) WorkSpace Co LLC starting its lease in May 2022, (b) underwritten rent steps, and (c) underwritten real estate tax and insurance reimbursements.

The Loan. The Chidlaw Building mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 281,144 square foot mixed-use office and industrial property located in Colorado Springs, Colorado (the “Chidlaw Building Property”). The Chidlaw Building mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of approximately $27.98 million (the “Chidlaw Building Mortgage Loan”). The Chidlaw Building Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule. The Chidlaw Building Mortgage Loan accrues interest at a rate of 6.01000% per annum. In addition, the Chidlaw Building Mortgage Loan provides for springing recourse to the Chidlaw Building borrower and the guarantor, up to $7,000,000, in the event of a monetary default.

The Property. The Chidlaw Building Property is a 281,144 square foot mixed-use office/industrial property situated on 13.70-acres in Colorado Springs, Colorado. The Chidlaw Building Property was originally constructed in 1962 and renovated in 2019. The borrower acquired the Chidlaw Building Property in August 2018 for a purchase price of $8.35 million and subsequently invested approximately $12.14 million in capital improvements. Parking at the Chidlaw Building Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

consists of 1,057 spaces resulting in a parking ratio of 3.8 spaces per 1,000 square feet. According to the rent roll dated May 1, 2022, the Chidlaw Building Property is currently 83.1% leased to five tenants.

Major Tenants.

Spectrum Pacific West, LLC (93,077 square feet; 33.1% of NRA; 41.3% of underwritten base rent): Spectrum Pacific West, LLC (“Spectrum”) is a subsidiary of Charter Communications (NASDAQ: CHTR), a leading broadband connectivity company serving more than 32 million customers in 41 states through the Spectrum brand. Spectrum offers an advanced communications network with a full range of state-of the-art residential and business services including Spectrum Internet, Spectrum Television, Spectrum Mobile and Voice. Spectrum has been a tenant at the Chidlaw Building Property since November 1997, having renewed its lease several times, most recently in 2021, extending the lease through July 2028. Spectrum has two, five-year renewal options remaining and no termination options.

Jacobs Technology Inc (80,990 square feet; 28.8% of NRA; 35.7% of underwritten base rent): Jacobs Technology Inc. (“Jacobs Technology”) is a subsidiary of Jacobs Engineering, Inc., the prime contractor for the Missile Defense Agency’s Integrated Research Development for Enterprise Solutions contract providing integrated solutions to support concurrent test, training and operations at the Missile Defense Integration and Operations Center on Schriever Air Force Base. With approximately $14 billion in annual revenue and an employee count of approximately 55,000 in 2021, Jacobs Technology provides consulting, technical, scientific and project delivery for the government and private sectors across more than 50 countries. Jacobs Technology has been a tenant at the Chidlaw Building Property since September 2020 under a six-year, six-month lease expiring in February 2027, with no renewal options. Jacobs Technology has the right to terminate the space related to suite 10, totaling 8,376 square feet in the event the United States government does not renew its contract with Jacobs Technology.

Hero DVO, LLC (47,483 square feet; 16.9% of NRA; 14.8% of underwritten base rent): Hero DVO, LLC (“Hero DVO”) is a healthcare practice management company focused on managing and supporting high-quality dental, vision and orthodontic practices that specialize in pediatric patients. Hero DVO has been a tenant at the Chidlaw Building Property since October 2015 under a 14-year lease that expires in November 2029 with no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated May 17, 2022, there was no evidence of any recognized environmental conditions at the Chidlaw Building Property.

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
56.4%	71.6%	83.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Spectrum(4)	Ba2/BB+/BB+	93,077	33.1%	$15.00	$1,396,155	41.3%	7/31/2028
Jacobs Technology(5)	NR/NR/NR	80,990	28.8	14.89	1,205,552	35.7	2/28/2027
Hero DVO	NR/NR/NR	47,483	16.9	10.53	499,820	14.8	11/30/2029
WorkSpace Co LLC(6)	NR/NR/NR	9,506	3.4	22.50	213,885	6.3	7/31/2030
PCI Broadband	NR/NR/NR	2,471	0.9	25.00	61,775	1.8	12/31/2029
Occupied Collateral Total / Wtd. Avg.		233,527	83.1%	$14.46	$3,377,186	100.0%

Vacant Space		47,617	16.9%

Collateral Total		281,144	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent PSF includes rent steps of $384,401 taken through July 1, 2023.

(4)	In connection with the delayed opening of a coffee shop at the Chidlaw Building Property, Spectrum is entitled to a rent credit of $285 per day commencing on January 31, 2022. On July 20, 2022 the coffee shop opened for business; as such, Spectrum is entitled to a final rent credit of $48,450 for the month of August 2022. At loan closing, the Chidlaw Building borrower deposited $48,450 into a reserve related to Spectrum rent credit fund.

(5)	Jacobs Technology has the right to terminate the space related to suite 10, totaling 8,376 square feet (“Suite 10”), in the event the United States government does not renew its contract with Jacobs Technology on or after September 3, 2022 by providing at least 120 days’ written notice and payment of a termination fee equal to (a) the prorated portion of two months of the monthly base rent plus additional rent based on the Suite 10 space and (b) the unamortized portion of Suite 10 landlord’s contribution calculated through the expiration of the initial term on a straight line basis assuming an interest rate of 6% per annum.

(6)	WorkSpace Co LLC has a free rent period commencing on September 1, 2022, continuing for 2 months thereafter. At loan closing, the Chidlaw Building borrower deposited $65,356 into a reserve related to the Workspace rent abatement fund.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	47,617	16.9%	NAP	NAP	47,617	16.9%	NAP	NAP
2022 & MTM	0	0	0.0	0	0.0%	47,617	16.9%	$0	0.0%
2023	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2024	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2025	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2026	0	0	0.0	0	0.0	47,617	16.9%	$0	0.0%
2027	1	80,990	28.8	1,205,552	35.7	128,607	45.7%	$1,205,552	35.7%
2028	1	93,077	33.1	1,396,155	41.3	221,684	78.9%	$2,601,707	77.0%
2029	2	49,954	17.8	561,595	16.6	271,638	96.6%	$3,163,301	93.7%
2030	1	9,506	3.4	213,885	6.3	281,144	100.0%	$3,377,186	100.0%
2031	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
2032	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
2033 & Beyond	0	0	0.0	0	0.0	281,144	100.0%	$3,377,186	100.0%
Total	5	281,144	100.0%	$3,377,186	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022. Does not include any early termination options.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $384,401 through July 1, 2023 and exclude any gross up of vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

	Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,192,368	$1,556,307	$2,363,520	$2,617,640	$2,992,785	$10.65	58.6%
Vacant Income	0	0	0	0	702,351	$2.50	13.7
Contractual Rent Steps	0	0	0	0	384,401	$1.37	7.5
Gross Potential Rent	$1,192,368	$1,556,307	$2,363,520	$2,617,640	$4,079,537	$14.51	79.9%
Total Reimbursements	517,849	644,965	786,083	836,024	1,029,102	$3.66	20.1
Net Rental Income	$1,710,217	$2,201,272	$3,149,603	$3,453,664	$5,108,639	$18.17	100.0%
Other Income(3)	20,500	28,000	24,000	24,000	24,000	$0.09	0.5
(Vacancy/Credit Loss)(4)	0	0	0	0	(702,351)	($2.50)	(13.7)
Effective Gross Income	$1,730,717	$2,229,272	$3,173,603	$3,477,664	$4,430,288	$15.76	86.7%
Total Expenses	816,958	852,633	1,058,189	1,178,661	1,175,671	$4.18	26.5
Net Operating Income(5)	$913,760	$1,376,638	$2,115,414	$2,299,003	$3,254,616	$11.58	73.5%
Capital Expenditures	0	0	0	0	42,172	$0.15	1.0
TI/LC	0	0	0	0	210,858	$0.75	4.8
Net Cash Flow	$913,760	$1,376,638	$2,115,414	$2,299,003	$3,001,587	$10.68	67.8%

(1)	TTM reflects the trailing 12-month period ending April 30, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and vacancy/credit loss and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income represents parking income at the Chidlaw Building Property.

(4)	The underwritten economic vacancy is 13.7%. The Chidlaw Building Property was 83.1% physically occupied as of May 1, 2022.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income was primarily due to (a) WorkSpace Co LLC starting its lease in May 2022, (b) underwritten rent steps, and (c) underwritten real estate tax and insurance reimbursements.

The Market. The Chidlaw Building Property is located in Colorado Springs, Colorado, within the Colorado Springs metropolitan statistical area in El Paso County, Colorado. Sitting at over a mile above sea level, Colorado Springs is located at the base of Pike’s Peak, approximately 70 miles south of Denver. The local economy is established with military installations, attracting specialties in computer science, communications, and electronics. The area is also home to national organizations such as the US Olympic Committee and Junior Achievement. As of 2021, the Colorado Springs area’s top employers included Fort Carson Army Post, Peterson Air Force Base, Schriever Air Force Base, United States Air Force Academy, and Memorial Health Services. Approximately six miles southeast of Colorado Springs is the City of Colorado Spring Municipal Airport, also known as Colorado Springs Airport and connected to the Peterson Air Force Base to the north, serving as a public civil-military airport and is the second busiest commercial service airport in the state of Colorado.

The Chidlaw Building Property is located in East Colorado Springs within two miles of US Route 24 and Interstate 25, and approximately nine miles from the Colorado Springs Airport. Primary access to the Chidlaw Building Property is provided by East Bijou Street and retail developments to the north, Social Security Administration, Banking and Pharmacy services to the south, and UCHealth Memorial Hospital and Administrative services to the east and west. The neighborhood surrounding the Chidlaw Building Property is mainly comprised of retail, office and industrial uses along major arterials, and multifamily and single-family residential development on non-major thoroughfares. According to a third-party market research report, the estimate 2021 population within a one-, three- and five-mile radius was 13,798, 122,795 and 269,544, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $53,851, $62,473 and $71,198, respectively.

According to the appraisal, Chidlaw Building Property is located within the Colorado Springs office market and the Southeast Flex office submarket. As of the first quarter 2022, the Colorado Springs office market contained approximately 6.4 million square feet of office space inventory with a vacancy rate of 6.6% and an average asking rental rate of $11.97 per square foot. As of the first quarter 2022, the Colorado Springs office market reported approximately 2,400 square feet completed and negative net absorption of 70,616 square feet. Southeast Flex office submarket contained approximately 1.9 million square feet of office space with a vacancy rate of 2.6% and an average asking rental rate of $9.51 per square foot as of first quarter 2022. The Southeast Flex office submarket reported no new construction and positive net absorption of 7,391 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Chidlaw Building 2221 East Bijou Street Colorado Springs, CO	1962	83.1%(2)	281,144(2)	Various	Various	$14.46(2)	Various	Various
Garden of the Gods Campus 2424 Garden of the Gods Road Colorado Springs, CO	1983	45.1%	752,493	U.S. DOD	28,285	$18.00	Jul-2022	60
Platt Business Center 615 Wooten Road Colorado Springs, CO	1967	81.0%	240,000	Tri-Labs Venture	45,520	$6.95	Apr-22	36
Flex Industrial Property 3505-3525 North Stone Avenue Colorado Spring, CO	1970	100.0%	128,107	Virtual Energy	55,544	$7.50	Aug-21	36
Waterpark at Briarwood – Building III 10770 East Briarwood Avenue Centennial, CO	2000	100.0%	74,746	Quantum Corporation	74,746	$25.00	Jul-21	120
Citadel Terrace 685 Citadel Drive East, Suites 110D, 122, 125, 312, 701 Colorado Springs, CO	1983	85.0%	103,188	Confidential	10,727	$13.00	Nov-20	36
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated May 1, 2022.

The Borrower. The borrowing entity for the Chidlaw Building Mortgage Loan is Sapphire Childlaw, LLC, a single purpose entity with two independent directors. Legal counsel to the Chidlaw Building borrower delivered a non-consolidation opinion in connection with the origination of the Chidlaw Building Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Shlomoh Rosenbaum. Shlomoh Rosenbaum is the chairman and chief financial officer of Sapphire Investment Group, a New York-based investment firm with a market capitalization valued over $3 billion. Based in Lakewood, New Jersey, Shlomoh Rosenbaum has ownership interests in real estate properties located across New Jersey, Indiana, Connecticut, Colorado, Kentucky, Florida, and New York.

Property Management. The Chidlaw Building Property is managed by Cushman & Wakefield U.S., Inc. and Sapphire Investment Group LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1,500,000 for tenant improvement and leasing commissions, $65,356 for the Workspace rent abatement fund, $48,450 for a Spectrum rent credit fund, $238,600.60 for Workspace cotenant improvement obligations, $105,083.24 for Jacobs Technology tenant improvement obligations, approximately $42,150 for real estate taxes and approximately $23,937 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $13,381.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $4,559.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,514.30 for replacement reserves ($0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $17,571.50 for tenant improvement and leasing commissions at such time that the balance of the TI/LC reserves is less than $1,000,000, subject to a cap of $1,000,000.

Lockbox / Cash Management. The Chidlaw Building Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver letters to each tenant at the Chidlaw Building Property instructing them to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Chidlaw Building Property to be deposited into such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Trigger Event (as defined below). Upon the occurrence and during the continuance of a Cash Management Trigger Event, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Chidlaw Building Mortgage Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Chidlaw Building Mortgage Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Chidlaw Building Mortgage Loan.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below), (iv) a Critical Tenant Trigger Event, or (v) the closing of a permitted mezzanine loan in accordance with the Chidlaw Building Loan documents. A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, upon the cure of such event of default that has been accepted, or if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters, (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs, and (e) with respect to matters described in clause (v) above, the repayment in full of the permitted mezzanine loan.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property managers, (iii) a Cash Sweep DSCR Trigger Event (as defined below), or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, upon the cure of such event of default that has been accepted, or if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to the matters described in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters, or (d) with respect to the matters described in clause (iv) above, the date on which the critical tenant trigger event cure has occurred, or (d) with respect to matters described in clause (iv), the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

A “Critical Tenant Trigger Event” will occur (i) if, individually or collectively, Jacobs Technology and Spectrum or any other tenant occupying the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, the “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or if the applicable Critical Tenant Lease is otherwise terminated, (ii) on the date that is 12 months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant (or a guarantor of any Critical Tenant) occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs) or, (viii) if Charter Communications is downgraded below “BB” or the equivalent by a credit reporting agency, or is rated “BB” or the equivalent by a credit reporting agency and thereafter ceases to be rated by any credit reporting agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 10 – Chidlaw Building

A “Critical Tenant Trigger Event Cure” will occur (a) with respect to clause (i), (ii) or (iii) on the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, on the date the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, on the date the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-Tenanting Event has occurred or (f) with respect to clause (viii) above, on the date the credit rating of the related Critical Tenant is no longer less than “BB” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of the related Critical Tenant space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. Provided no event of default has occurred and is continuing, the Chidlaw Building Mortgage Loan documents permit an affiliate of the borrower to incur future mezzanine debt subject to certain conditions, including, among others, (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Chidlaw Building Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 58.1% and (b) the debt service coverage ratio is not less than 1.49x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BBCMS 2022-C17 certificates.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	246,606
Loan Purpose:	Refinance	Location:	Santa Clara, CA
Borrower:	3075Tech LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	MDY Properties, Inc.	Occupancy:	100.0%
Interest Rate:	5.10000%	Occupancy Date:	4/8/2022
Note Date:	4/8/2022	4th Most Recent NOI (As of)(2):	NAP
Maturity Date:	4/6/2032	3rd Most Recent NOI (As of)(2):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAP
Original Term:	120 months	Most Recent NOI (As of)(2):	NAP
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$15,228,360
Call Protection:	L(29),D(84),O(7)	UW Expenses:	$3,036,800
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,191,560
Additional Debt(1):	Yes	UW NCF:	$12,154,569
Additional Debt Balance(1):	$115,000,000	Appraised Value / Per SF:	$240,000,000 / $973
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/14/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$576
Taxes:	$116,072	$72,545	N/A	Maturity Date Loan / SF:	$576
Insurance:	$25,661	$9,870	N/A	Cut-off Date LTV:	59.2%
Replacement Reserves(3):	$0	Springing	$147,964	Maturity Date LTV:	59.2%
TI / LC Reserve(4):	$0	Springing	$1,479,636	UW NCF DSCR:	1.66x
Outstanding Completion Obligations Reserve:	$20,083,016	$0	N/A	UW NOI Debt Yield:	8.6%
TATILC Reserve:	$23,983,292	$0	N/A
Rent Concession Reserve:	$10,469,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$142,000,000	83.0%	Loan Payoff	$108,610,126	63.5%
Borrower Equity	29,137,619	17.0	Upfront Reserves	54,677,444	31.9
			Closing Costs	7,850,049	4.6
Total Sources	$171,137,619	100.0%	Total Uses	$171,137,619	100.0%

(1)	The 3075 Olcott Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $142.0 million (the “3075 Olcott Whole Loan”). The Financial Information in the chart above is based on the $142.0 million 3075 Olcott Whole Loan.
(2)	Historical financial information is not available as the 3075 Olcott Property (as defined below) was built in 2022.
(3)	On a monthly basis, the borrower is required to deposit approximately $4,110 for replacement reserves subject to a cap of approximately $147,964. Notwithstanding the foregoing, for so long as (x) the Amazon.com Services LLC (“AWS”) lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS and no less than 12 months remain under its lease term and (y) no Material Tenant Trigger Event (as defined herein) is continuing, the lender waives the monthly replacement reserve deposits requirement. A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant (as defined herein) giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the earlier of (x) the 3075 Olcott Whole Loan maturity date and (y) the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease, (v) a Material Tenant lease being terminated or no longer being in full force and effect, (vi) if a Material Tenant has an outstanding contractual right to terminate (or partially terminate) its lease, if, on or prior to the date that is the earlier of (x) nine months prior to the 3075 Olcott Whole Loan maturity date or (y) nine months prior to the first day that such termination (or partial termination) would take effect, such Material Tenant has not unconditionally and irrevocably waived such right to terminate (or partially terminate) its lease, (vii) a Material Tenant other than AWS “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 3075 Olcott Property or a portion thereof constituting 20% or more of the total net rentable square footage at the 3075 Olcott Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) unless (a) such Material Tenant or its guarantor maintains a credit rating of at least “BBB-” (or the equivalent) by each applicable rating agency, (b) more than two years remain on the term of the applicable Material Tenant lease and (c) more than two years remain on the term of the 3075 Olcott Whole Loan, (viii) AWS has “gone dark,” vacated, ceased to occupy or conduct business in the ordinary course and/or exercised a contraction option, in either case in excess of 50% or more of the total rentable square footage with respect to either (x) floors 1 through 4 or (y) floors 5 and 6 and expiring upon (a) with respect to clause (i) above, the date that (x) the applicable Material Tenant revokes or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

rescinds all termination or cancellation notices, (y) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (z) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 3075 Olcott Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space (or in connection with a partial termination, the applicable portion of the Material Tenant space) being leased to a replacement tenant, (f) with respect to clause (vi) above, the Material Tenant waives such right to terminate (or partially terminate) the applicable Material Tenant lease, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or a portion thereof constituting 20% or more of the total net rentable square footage leased by such Material Tenant at the 3075 Olcott Property, (h) with respect to clause (viii)(x) above, AWS re-commences its operations and the conduct of business on floors 1 through 4 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 1 through 4 at the 3075 Olcott Property or (i) with respect to clause (viii)(y) above, AWS re-commences its operations and the conduct of business on floors 5 and 6 at the 3075 Olcott Property such that it is no longer dark, and has not vacated or ceased to conduct business at 50% or more of the total rentable square footage on floors 5 and 6 at the 3075 Olcott Property. A “Material Tenant” means (i) AWS or (ii) any tenant at the 3075 Olcott Property that, together with its affiliates, either (a) leases no less than 25% of the total rentable square footage of the 3075 Olcott Property or (b) accounts for (or would account for) no less than 25% of the total in-place base rent at the 3075 Olcott Property.
(4)	On a monthly basis, the borrower is required to deposit $41,101 for rollover reserves subject to a cap of $1,479,636. Notwithstanding the foregoing, for so long as the AWS lease is in full force and effect and the entirety of the 3075 Olcott Property is leased to AWS, the lender will waive the monthly rollover reserve deposits requirement. The borrower is required to deposit with the lender all amounts paid to the borrower in connection with, among other things, any termination, surrender, cancellation or buy-out of any lease (in whole or in part) (including in connection with the exercise of any contraction option) (the “Extraordinary Lease Payments”), which the lender is required to disburse in accordance with the 3075 Olcott Whole Loan documents. Any Extraordinary Lease Payments remaining after the applicable premises have been re-tenanted and the applicable tenant is in occupancy and paying full, unabated rent, will be released to the borrower.

The Loan. The 3075 Olcott mortgage loan (the “3075 Olcott Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 246,606 square foot, Class A office property located in Santa Clara, California (the “3075 Olcott Property”). The 3075 Olcott Whole Loan consists of 10 pari passu notes and accrues interest at a rate of 5.10000% per annum. The 3075 Olcott Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-7, Note A-8 and Note A-10, with an aggregate original principal balance of $27,000,000, will be included in the BBCMS 2022-C17 securitization trust. The 3075 Olcott Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2022-C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2022-C2	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-4	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-5	$15,000,000	$15,000,000	BMO 2022-C2	No
A-6	$15,000,000	$15,000,000	BMO 2022-C2	No
A-7	$12,000,000	$12,000,000	BBCMS 2022-C17	No
A-8	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-9	$5,000,000	$5,000,000	BBCMS 2022-C16	No
A-10	$5,000,000	$5,000,000	BBCMS 2022-C17	No
Whole Loan	$142,000,000	$142,000,000

The Property. The 3075 Olcott Property is a Class A, newly constructed, six-story office building totaling 246,606 square feet located at 3075 Olcott Street in Santa Clara, California. The 3075 Olcott Property is situated on an approximately 2.73-acre site, approximately 6.3 miles northwest of San Jose and 43.7 miles southeast of San Francisco. Amenities include an expansive two-story lobby with wood, stone, and tile finishes, floor-to-ceiling glass curtain walls on all floors hitched to a louver system, a sports court area on the 4th floor featuring a basketball court and a putting green, and an outdoor deck on the 5th floor outfitted with a wine bar and collaborative seating. The 3075 Olcott Property contains 40,152 to 53,998 square foot floor plates, 14’-15’ floor-to-floor heights as well as a six-story parking garage providing 760 parking spaces with 24 electronic vehicle charging stations (approximately 3.1 spaces per 1,000 square feet) and bicycle parking for 38 bicycles.

The borrower sponsor acquired the land under the 3075 Olcott Property in 2015 for approximately $8.8 million and has invested approximately $164.3 million in capital improvements and approximately $54.5 million in other/soft costs. As of April 8, 2022, the 3075 Olcott Property was 100.0% leased to AWS, a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch), pursuant to a 246,606 square foot modified triple-net (“NNN”) lease through September 30, 2032, with two, five-year renewal options. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

COVID-19 Update. As of the date of this term sheet, the 3075 Olcott Property is not subject to any modification or forbearance requests. The first payment date of the 3075 Olcott Whole Loan was May 6, 2022. The borrower has reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of April 30, 2022.

Major Tenant.

AWS (246,606 square feet; 100.0% of NRA; 100.0% of underwritten base rent). AWS is a wholly-owned subsidiary of Amazon (NASDAQ: AMZN; A1/AA/AA- by Moody’s/S&P/Fitch). AWS is a cloud offering more than 200 fully featured services for a wide range of technologies, industries, and use cases available from data centers globally. This broad set of global cloud-based products includes computing, storage, databases, analytics, networking, mobile, developer tools, management tools, IoT, security, and enterprise applications. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Meta. The AWS lease has a limited guaranty from Amazon, which guarantees the greater of 50% of the then-remaining base rent and $2.5 million at any given time throughout the lease term. AWS leases floors 5-6 (85,995 square feet) on a 10.6-year lease that commenced in March 2022 and expires in September 2032 at an initial base rent of $45.60 PSF NNN with 3.0% annual rent steps throughout the lease term. In an amendment to the initial lease, AWS leased floors 1-4 (160,611 square feet) at an initial base rent of $43.80 PSF NNN with 3.0% annual rent steps throughout the lease term. AWS has two, five-year renewal options remaining.

AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 3075 Olcott Property was completed in 2022.
(2)	Current occupancy is as of April 8, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon.com Services LLC(4)	A1/AA/AA-	246,606	100.0%	$44.90	$11,073,775	100.0%	9/30/2032(5)
Occupied Collateral Total / Wtd. Avg.		246,606	100.0%	$44.90	$11,073,775	100.0%
Vacant Space		0	0.0%

Collateral Total		246,606	100.0%

(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $117,641 of contractual rent steps through June 2023 and are based on the assumption that the tenant will take occupancy in November 2022 and begin paying rent in September 2022.
(4)	AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
(5)	AWS has an option to accelerate the expiration date of its lease for floors 5 and 6 to the date which is 66 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $9,511,986.37. In addition, AWS has an option to accelerate the expiration date of its lease for floors 1 through 4 to the date which is 96 months after the commencement date of the term of the lease, if there is no event of default, no portion of the premises is sublet for a term that extends beyond such early termination date and the lease has not been assigned to an unrelated third party, by giving at least nine months’ notice, but no more than 12 months’ notice, and payment of a termination fee of $10,348,856.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	2	246,606	100.0	11,073,775	100.0	246,606	100.0%	$11,073,775	100.0%
2033 & Beyond	0	0	0.0	0	0.0	246,606	100.0%	$11,073,775	100.0%
Total	2	246,606	100.0%	$11,073,775	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	The options of AWS to accelerate the expiration date of its lease are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $117,641 of contractual rent steps through June 2023.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,956,134	$44.43	70.5%
Rent Steps(3)	117,641	0.48	0.8
Straight-Line Rent(4)	1,514,012	6.14	9.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$12,587,787	$51.04	81.0%
Total Reimbursements	2,951,356	11.97	19.0
Total Other Income	0	0.00	0.0
Net Rental Income	$15,539,143	$63.01	100.0%
(Vacancy/Credit Loss)	(310,783)	(1.26)	(2.0)
Effective Gross Income	$15,228,360	$61.75	98.0%
Total Expenses	3,036,800	12.31	19.9
Net Operating Income	$12,191,560	$49.44	80.1%
Total TI/LC, Capex/RR	36,991	0.15	0.2
Net Cash Flow	$12,154,569	$49.29	79.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent is based on the underwritten rent roll as of April 8, 2022. AWS is currently in occupancy of its space on floors 5-6 and expected to take occupancy of floors 1-4 in November 2022 following the completion of its buildout. Rent commencement is expected to begin in September 2022 for both floors 1-4 and floors 5-6. We cannot assure you AWS will take occupancy or begin paying rent as expected or at all.
(3)	Rent Steps totaling $117,641 are taken through June 2023.
(4)	Straight-Line Rent was underwritten for the investment grade rated tenant through the 3075 Olcott Whole Loan term.

The Market. The 3075 Olcott Property is located in Santa Clara, California on San Tomas Expressway. The transit-oriented site of the 3075 Olcott Property provides direct vehicular ingress/egress onto Bayshore Freeway, a highway with a daily traffic count of approximately 202,000 vehicles at its intersection with San Tomas Expressway, 0.4 miles north of the 3075 Olcott Property. Additionally, the 3075 Olcott Property has direct access to Highway 101 (two blocks north), Interstate 280 (five miles south), and Interstate 880 (four miles east), three of the Bay Area’s primary transportation arterials running

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

north/south and east/west, allowing for access to either the San Francisco Peninsula or greater East Bay. Located in Silicon Valley, the 3075 Olcott Property is blocks away from Nvidia’s and Intel’s headquarters. Irvine Company’s newly constructed Santa Clara Square is also a half mile away and offers many retail amenities including over 30 shops and restaurants.

Santa Clara Valley Transportation Authority (“VTA”) provides light rail service from Mountain View through San Jose with trains that link to Caltrain (nearest station 2.3 miles southeast of the 3075 Olcott Property), Bay Area Rapid Transit (nearest station 6.6 miles northwest of the 3075 Olcott Property) and San Jose International Airport (3.7 miles east of the 3075 Olcott Property). The Old Ironsides VTA station is located approximately 2.2 miles northwest of the 3075 Olcott Property. Additionally, Amtrak national passenger rail service and Union Pacific freight rail service provide access beyond the Bay Area. The 3075 Olcott Property is within proximity of three major international airports including San Jose International Airport (3.7 miles), San Francisco International Airport (30.5 miles), and Oakland International Airport (36.4 miles).

The 3075 Olcott Property is located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), with an estimated population of 2,006,458 in 2021. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. According to a third-party market research report, the 3075 Olcott Property is located within the Central Santa Clara office submarket. As of February 2022, the submarket reported a total inventory of approximately 5.3 million square feet with a 10.5% vacancy rate and an average asking rent of $62.06 PSF for 4- and 5-star office properties.

According to a third-party market research report, the estimated 2021 population within a one-, three- and five-mile radius of the 3075 Olcott Property was 4,799, 187,880 and 479,991, respectively and the estimated 2021 average household income within the same radii was approximately $168,341, $187,715 and $193,458, respectively.

The following table presents certain information relating to comparable office leases for the 3075 Olcott Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	AWS	$44.90(2)	Various(2)	Various(2)	Triple Net
The Quad-Portfolio Mountain View, CA	447,553	1997 / NAP	Google, Inc.	$51.00	Dec-2021	60	Triple Net
Sunnyvale Tech Campus Sunnyvale, CA	719,000	2007 / NAP	Facebook	$56.40	Dec-2021	126	Triple Net
Sunnyvale Pathline Park Sunnyvale, CA	701,118	2022 / NAP	Apple Inc	$45.00	May-2021	120	Triple Net
The Offices at Santana Row San Jose, CA	303,700	2019 / NAP	NetApp	$45.60	Apr-2021	132	Triple Net
Sunnyvale Cityline Sunnyvale, CA	133,966	2002 / NAP	Uber Technologies, Inc.	$72.00	Jun-2020	120	Net
Ameswell Mountain View Mountain View, CA	222,000	2021 / NAP	Google, Inc.	$67.80	Feb-2020	120	Triple Net
Moffett Towers II - Buildings III, IV, and V Sunnyvale, CA	1,087,689	2019 / NAP	Facebook	$52.20	Jan-2020	180	Triple Net
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 3075 Olcott Property are based on underwritten rent from the underwritten rent roll dated April 8, 2022. Rent PSF is inclusive of approximately $117,641 of contractual rent steps through June 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 11 – 3075 Olcott

The following table presents certain information relating to comparable office sales for the 3075 Olcott Property:

Comparable Office Sales(1)
Property / Location	Net Rentable Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
3075 Olcott Santa Clara, CA	246,606(2)	2022 / NAP	100.0%(2)
Coleman Highline Phase IV San Jose, CA	657,934	2021 / NAP	100.0%	Dec-2021	$780,000,000	$1,186
520 Almanor Avenue Sunnyvale, CA	231,000	2021 / NAP	98.0%	Jul-2021	$254,000,000	$1,100
LinkedIn HQ Sunnyvale, CA	287,644	1999 / NAP	100.0%	Jul-2021	$323,000,000	$1,123
750 Moffett Mountain View, CA	222,000	2021 / NAP	100.0%	Jul-2021	$283,000,000	$1,275
HQ@First Campus San Jose, CA	603,999	2010 / NAP	100.0%	Jul-2021	$535,000,000	$886
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 8, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,013,000	Title:	Fee
Cut-off Date Principal Balance:	$25,013,000	Property Type – Subtype:	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	282,129
Loan Purpose:	Refinance	Location:	Various
Borrower:	InCommercial Net Lease DST 6	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Erik Conrad	Occupancy:	100.0%
Interest Rate:	4.85000%	Occupancy Date:	6/10/2022
Note Date:	6/10/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	84 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.1%
Amortization Type:	Interest Only	UW Revenues:	$4,159,627
Call Protection:	L(24),YM1(54),O(6)	UW Expenses:	$1,342,025
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,817,602
Additional Debt:	No	UW NCF:	$2,688,039
Additional Debt Balance:	N/A	Appraised Value / Per SF(6):	$53,500,000 / $190
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$89
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$89
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV(6):	46.8%
Replacement Reserves(3):	$282,129	Springing	$282,129	Maturity Date LTV(6):	46.8%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Deferred Maintenance:	$4,600	$0	N/A	UW NOI Debt Yield:	11.3%
Specified Tenant Reserve(4):	$0	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$25,013,000	96.0%	Payoff Existing Debt	$23,671,259	90.9%
Borrower Sponsor Equity	1,031,607	4.0	Closing Costs	2,086,619	8.0
			Reserves	286,729	1.1
Total Sources	$26,044,607	100.0%	Total Uses	$26,044,607	100.0%

(1)	The borrower is required to make monthly payments of 1/12th of the real estate taxes payable during the next 12 months upon (i) an event of default, (ii) any lease is no longer in full force and effect, (iii) any tenant is no longer required to pay all taxes or fails to make timely payment of all taxes, (iv) the borrower fails to provide to the lender, upon request, evidence that all taxes have been paid or (v) the amortizing debt service coverage ratio based on the trailing three-month period is less than 1.30x.

(2)	The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default or (ii) failure by the borrower to provide evidence to the lender that each of the InCommercial Portfolio Properties (as defined below) are insured under a blanket policy.

(3)	If the Replacement Reserve Waiver Conditions (as defined below) are not met for any tenant during any time that the balance of the Replacement Reserve is below the $282,129 cap, then the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.17 per square foot multiplied by the aggregate square footage of all tenants for which the Replacement Reserve Waiver Condition is not satisfied. The “Replacement Reserve Waiver Condition” means, with respect to each tenant, (i) such tenant is responsible for, and is in fact completing, all repairs and maintenance obligations at its space, (ii) such tenant’s lease is in full force and effect, and (iii) such tenant maintains an investment grade rating of not less than Baa3/BBB- by Moody’s/S&P.

(4)	During a Specified Tenant Trigger Period (as defined below), the borrower is required to deposit into the specified tenant reserve, on a monthly basis, an amount equal to $0.29 per square foot multiplied by the aggregate square footage with respect to each applicable Specified Tenant (as defined below), up to an aggregate amount equal to one year of each applicable tenant’s rent. The “Specified Tenant Trigger Period” means (i) Kohl’s, Dollar General, or any corporate parent (each, a “Specified Tenant”) is in monetary default or material nonmonetary default under the applicable lease, (ii) a Specified Tenant fails to be in possession of, or fails to be open in, at least 75% of its space or goes dark in 25% or more of its space, (iii) a Specified Tenant gives notice that it is terminating two or more of its leases, (iv) any termination or cancellation of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of a Specified Tenant, or (vi) a Specified Tenant fails to maintain an investment grade rating of at least Ba2/BB/BB by Moody’s/S&P/Fitch.

(5)	Historical financials are not available due to the borrower acquiring the InCommercial Portfolio Properties between September 2021 and May 2022.

(6)	The Appraised Value reflects a portfolio premium of approximately 6.9% over the aggregate “as-is” value of the individual InCommercial Portfolio Properties. The sum of the values on an individual basis is $50,025,000, which represents a Cut-off Date LTV and Maturity Date LTV of 50.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

The Loan. The InCommercial Portfolio mortgage loan (the “InCommercial Portfolio Mortgage Loan”) has an original principal balance of $25,013,000 and is secured by first lien fee mortgages encumbering 22 single-tenant retail properties and one medical office property located in 11 states (the “InCommercial Portfolio Properties”). The InCommercial Portfolio Mortgage Loan has a seven-year interest-only term.

The Properties. The InCommercial Portfolio Properties consist of 22 single-tenant retail buildings and one medical office building, with an aggregate of 282,129 square feet. The InCommercial Portfolio Properties span across 11 states, primarily in the midwestern United States, with the largest concentrations in Missouri (three properties, 37.9% of NRA, 26.5% of underwritten base rent), Minnesota (five properties, 14.9% of NRA, 14.6% of underwritten base rent) and Iowa (four properties, 11.7% of NRA, 11.3% of underwritten base rent). The InCommercial Portfolio Properties are each 100.0% occupied by single tenants, which include Dollar General, Kohl’s Corporation, Family Dollar/Dollar Tree, Advance Auto Parts, Walgreens, and Renal Care Options. Investment grade tenants, or subsidiaries of investment grade companies, comprise 96.7% of the NRA and 91.6% of the underwritten base rent for the InCommercial Portfolio Properties. The borrower acquired the InCommercial Portfolio Properties between September 2021 and May 2022 for a combined purchase price of approximately $49.4 million, resulting in a loan-to-purchase ratio of 50.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

Portfolio Summary
Property Name / Location	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	UW NCF	% of UW NCF
Kohl’s - St. Joseph Saint Joseph, MO	Retail / Single Tenant	2006 / NAP	88,799	$5,066,000	20.3%	$9,925,000	19.8%	$501,368	18.7%
Walgreens - Birmingham Birmingham, AL	Retail / Single Tenant	2002 / NAP	13,650	2,636,000	10.5	5,400,000	10.8	298,506	11.1
Columbus Dialysis Clinic Columbus, GA	Office / Medical	1986 / 2020	9,280	2,099,000	8.4	4,050,000	8.1	214,166	8.0
Family Dollar/Dollar Tree - Hamilton Hamilton, MS	Retail / Single Tenant	2022 / NAP	10,500	982,000	3.9	1,780,000	3.6	100,647	3.7
Dollar General - Barren Springs Barren Springs, VA	Retail / Single Tenant	2017 / NAP	9,002	917,000	3.7	1,880,000	3.8	103,651	3.9
Family Dollar/Dollar Tree - Windsor Windsor, MO	Retail / Single Tenant	2022 / NAP	10,500	871,000	3.5	1,650,000	3.3	86,399	3.2
Advance Auto Parts - Hamilton Hamilton, OH	Retail / Single Tenant	2005 / NAP	7,000	804,000	3.2	1,680,000	3.4	81,912	3.0
Dollar General - Geneva Geneva, OH	Retail / Single Tenant	2016 / NAP	9,100	771,000	3.1	1,460,000	2.9	79,099	2.9
Advance Auto Parts - Van Buren Van Buren, AR	Retail / Single Tenant	2005 / NAP	7,000	769,000	3.1	1,560,000	3.1	87,005	3.2
Dollar General - Veguita Veguita, NM	Retail / Single Tenant	2018 / NAP	9,026	765,000	3.1	1,560,000	3.1	86,246	3.2
Dollar General - Fertile Fertile, MN	Retail / Single Tenant	2017 / NAP	9,002	764,000	3.1	1,560,000	3.1	85,812	3.2
Dollar General - Remer Remer, MN	Retail / Single Tenant	2017 / NAP	9,026	759,000	3.0	1,550,000	3.1	85,193	3.2
Dollar General - Roseville Roseville, IL	Retail / Single Tenant	2018 / NAP	9,100	751,000	3.0	1,540,000	3.1	84,212	3.1
Dollar General - Newhall Newhall, IA	Retail / Single Tenant	2018 / NAP	9,100	738,000	3.0	1,510,000	3.0	83,162	3.1
Dollar General - Frazee Frazee, MN	Retail / Single Tenant	2017 / NAP	7,489	735,000	2.9	1,500,000	3.0	82,427	3.1
Dollar General - Woodson Woodson, IL	Retail / Single Tenant	2017 / NAP	9,026	735,000	2.9	1,500,000	3.0	82,343	3.1
Dollar General - Sloan Sloan, IA	Retail / Single Tenant	2017 / NAP	9,002	733,000	2.9	1,500,000	3.0	82,679	3.1
Dollar General - Emily Emily, MN	Retail / Single Tenant	2017 / NAP	9,026	731,000	2.9	1,490,000	3.0	82,201	3.1
Dollar General - Bunker Bunker, MO	Retail / Single Tenant	2018 / NAP	7,545	698,000	2.8	1,430,000	2.9	78,710	2.9
Dollar General - Remsen Remsen, IA	Retail / Single Tenant	2018 / NAP	7,489	680,000	2.7	1,390,000	2.8	76,685	2.9
Dollar General - Dallas City Dallas City, IL	Retail / Single Tenant	2018 / NAP	7,489	680,000	2.7	1,390,000	2.8	76,469	2.8
Dollar General - Dayton Dayton, IA	Retail / Single Tenant	2017 / NAP	7,489	678,000	2.7	1,390,000	2.8	76,154	2.8
Dollar General - Winnebago Winnebago, MN	Retail / Single Tenant	2016 / NAP	7,489	651,000	2.6	1,330,000	2.7	72,993	2.7
Total			282,129	$25,013,000	100.0%	$53,500,000	100.0%	$2,688,039	100.0%
(1)	The Total Appraised Value reflects a portfolio premium of approximately 6.9% over the aggregate “as-is” value of the individual InCommercial Portfolio Properties. The sum of the values on an individual basis is $50,025,000. % of Appraised Value is calculated as a percentage of the $50,025,000 sum of individual values.

COVID-19 Update. As of the date of this term sheet, the InCommercial Portfolio Properties are open and operating. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the InCommercial Portfolio Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests. The first payment date of the InCommercial Portfolio Mortgage Loan was August 1, 2022.

Major Tenants.

Dollar General (135,400 square feet; 48.0% NRA; 47.1% of underwritten base rent): Dollar General (NYSE: DG; Baa2/BBB by Moody’s/S&P) is a chain of more than 18,000 stores in 47 states, offering basic household items such as food, health

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, and paper products. Dollar General is the single tenant at 16 of the InCommercial Portfolio Properties.

Kohl’s Corporation (88,799 square feet; 31.5% NRA; 20.3% of underwritten base rent): Kohl’s Corporation (“Kohl’s”) (NYSE: KSS; Baa2/BBB-/BBB- by Moody’s/S&P/Fitch) is a specialty department store offering exclusive and national brand apparel, shoes, accessories, beauty and home products. Kohl’s operates more than 1,100 stores across 49 states. Kohl’s is the single tenant at the Kohl’s - St. Joseph property and has a lease expiration of January 31, 2032. The lease contains five, five-year extension options and no early termination options.

Family Dollar/Dollar Tree (21,000 square feet; 7.4% NRA; 7.4% of underwritten base rent): Dollar Tree (NASDAQ: DLTR; Baa2/BBB by Moody’s/S&P) is an operator of discount variety stores that have served North America for over 63 years. Dollar Tree operates under the brands Dollar Tree and Family Dollar, with more than 16,000 stores across the 48 contiguous United States and five Canadian provinces, supported by more than 200,000 associates. More than 240 of the total store count are combination stores which include Family Dollar and Dollar Tree under one roof. Both of the InCommercial Portfolio Properties that are occupied by Family Dollar/Dollar Tree are combination stores, with leases that expire March 31, 2032, and contain no early termination options. The Family Dollar/Dollar Tree - Hamilton lease includes six, five-year renewal options and the Family Dollar/Dollar Tree - Windsor lease includes five, five-year renewal options.

The following table presents certain information relating to the historical occupancy of the InCommercial Portfolio Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	2019 Occupancy excludes the Columbus Dialysis Clinic property as the occupancy is unavailable prior to the commencement of the current Renal Care Options lease. All historical occupancies exclude the Family Dollar/Dollar Tree - Hamilton and Family Dollar/Dollar Tree - Windsor properties as they were built in 2022.

(2)	Current occupancy is based on the underwritten rent rolls as of June 10, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the InCommercial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Dollar General	Baa2/BBB/NR	16	135,400	48.0%	$10.23	$1,385,808	47.1%	Various(4)
Kohl’s	Baa2/BBB-/BBB-	1	88,799	31.5	6.71	595,674	20.3	1/31/2032
Family Dollar/Dollar Tree	Baa2/BBB/NR	2	21,000	7.4	10.38	217,875	7.4	3/31/2032
Advance Auto Parts	Baa2/BBB-/NR	2	14,000	5.0	13.21	184,905	6.3	Various(5)
Walgreens	Baa2/BBB/NR	1	13,650	4.8	22.71	310,000	10.5	1/31/2033(6)
Renal Care Options(7)	NR/NR/NR	1	9,280	3.3	26.59	246,780	8.4	10/18/2035

Occupied Collateral Total / Wtd. Avg.		23	282,129	100.0%	$10.42	$2,941,042	100.0%

Vacant Space		0	0	0.0%

Collateral Total		23	282,129	100.0%

(1)	Based on underwritten rent rolls as of June 10, 2022.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.

(4)	Dollar General leases 135,400 square feet across 16 properties, with lease sizes ranging from 7,489 square feet to 9,100 square feet and initial lease expiration dates ranging from November 30, 2031, to March 31, 2033.

(5)	Advance Auto Parts leases 14,000 square feet across two properties: (i) Advance Auto Parts - Hamilton, 7,000 square feet of space with an initial lease expiration date of December 31, 2031, and (ii) Advance Auto Parts - Van Buren, 7,000 square feet of space with an initial lease expiration date of September 30, 2032.

(6)	The Lease Exp. Date reflects the earliest termination option date as the lease expiration date. The Walgreens lease expires on January 31, 2083.

(7)	Renal Care Options is the single tenant at the Columbus Dialysis Clinic property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

The following table presents certain information relating to the tenant lease expirations at the InCommercial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	2	16,100	5.7	185,126	6.3	16,100	5.7%	$185,126	6.3%
2032	12	182,891	64.8	1,598,074	54.3	198,991	70.5%	$1,783,200	60.6%
2033 & Beyond	9	83,138	29.5	1,157,843	39.4	282,129	100.0%	$2,941,042	100.0%
Total	23	282,129	100.0%	$2,941,042	100.0%
(1)	Based on underwritten rent rolls as of June 10, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.

The following table presents certain information relating to the underwritten cash flows of the InCommercial Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$2,941,042	$10.42	67.9%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,941,042	$10.42	67.9%
Total Reimbursements	1,387,591	4.92	32.1
Net Rental Income	$4,328,634	$15.34	100.0%
(Vacancy/Credit Loss)	(169,007)	(0.60)	(3.9)
Effective Gross Income	$4,159,627	$14.74	96.1%
Total Expenses	$1,342,025	$4.76	32.3%
Net Operating Income	$2,817,602	$9.99	67.7%
Total TI/LC, Capex/RR	129,563	0.46	3.1
Net Cash Flow	$2,688,039	$9.53	64.6%
(1)	Historical financials are not available due to the borrower acquiring the InCommercial Portfolio Properties between September 2021 and May 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Based on the underwritten rent rolls dated June 10, 2022.

(4)	Rents in Place includes straight-line rent for the Advance Auto Parts tenant at the Advance Auto Parts - Van Buren property totaling $2,205.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 12 – InCommercial Portfolio

The Market. The InCommercial Portfolio Properties are geographically diverse with properties located in 11 different states.

Market Area Summary(1)
Property Name	City, State	UW Rental Rate PSF(2)	Market Rental Rate PSF	5-Mile Population(3)	5-Mile Median Household Income(3)
Kohl’s – St. Joseph	Saint Joseph, MO	$6.71	$7.00	60,493	$77,734
Walgreens – Birmingham	Birmingham, AL	$22.71	$23.00	173,604	$66,902
Columbus Dialysis Clinic	Columbus, GA	$26.59	$26.50	166,565	$65,339
Family Dollar/Dollar Tree – Hamilton	Hamilton, MS	$11.00	$11.00	2,786	$54,560
Dollar General – Barren Springs	Barren Springs, VA	$11.98	$12.00	3,551	$60,574
Family Dollar/Dollar Tree – Windsor	Windsor, MO	$9.75	$10.00	4,046	$59,974
Advance Auto Parts – Hamilton	Hamilton, OH	$13.50	$11.00	2,786	$72,961
Dollar General – Geneva	Geneva, OH	$9.96	$10.00	4,488	$69,872
Advance Auto Parts – Van Buren	Van Buren, AR	$12.60	$12.50	45,595	$58,280
Dollar General – Veguita	Veguita, NM	$9.96	$10.00	3,508(4)	$47,868(4)
Dollar General – Fertile	Fertile, MN	$9.98	$10.00	1,699	$75,136
Dollar General – Remer	Remer, MN	$9.89	$10.00	913	$61,452
Dollar General – Roseville	Roseville, IL	$9.71	$9.75	1,527	$64,346
Dollar General – Newhall	Newhall, IA	$9.54	$9.50	1,980	$88,324
Dollar General – Frazee	Frazee, MN	$11.53	$11.50	3,758	$77,955
Dollar General – Woodson	Woodson, IL	$9.58	$9.75	38,832	$75,524
Dollar General – Sloan	Sloan, IA	$9.58	$9.50	1,371	$87,341
Dollar General – Emily	Emily, MN	$9.52	$9.50	1,529	$73,918
Dollar General – Bunker	Bunker, MO	$10.87	$10.75	1,068	$56,821
Dollar General – Remsen	Remsen, IA	$10.67	$10.50	2,366	$89,784
Dollar General – Dallas City	Dallas City, IL	$10.68	$10.50	2,021	$61,103
Dollar General – Dayton	Dayton, IA	$10.64	$10.00	1,181	$62,333
Dollar General – Winnebago	Winnebago, MN	$10.22	$10.25	2,027	$65,251
(1)	Source: Appraisals.

(2)	Based on the underwritten rent rolls dated June 10, 2022.

(3)	5-mile Population and 5-mile Median Household Income as of 2021, except the Dollar General - Veguita property is as of 2022.

(4)	Source: Third-party market research report.

Partial Release. At any time on or after August 1, 2024, and prior to the InCommercial Portfolio Mortgage Loan maturity date, the borrower may obtain the release of any of the InCommercial Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays a portion of the InCommercial Portfolio Mortgage Loan equal to (a) with respect to any property that is dark, 110% of the allocated loan amount of the property being released or (b) with respect to any other property, 120% of the allocated loan amount of the property being released, and if such property is released prior to January 2, 2029, the payment of a yield maintenance premium pursuant to the InCommercial Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio for the remaining InCommercial Portfolio Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release and (y) 1.70x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining InCommercial Portfolio Properties for the 12 calendar months immediately preceding such release and (y) 10.75%, (v) the loan-to-value ratio for the remaining InCommercial Portfolio Properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0%, and (vi) the release is permitted under REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 13 – Bell Works

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	1,371,470
Loan Purpose:	Refinance	Location:	Holmdel, NJ
Borrower:	Somerset Holmdel Development I	Year Built / Renovated:	1962, 1964, 1982 / 2017
	Urban Renewal, L.P.	Occupancy:	90.5%
Borrower Sponsors:	Ralph Zucker and Jozef Straus	Occupancy Date:	2/1/2022
Interest Rate:	5.11000%	4th Most Recent NOI (As of):	$6,648,528 (12/31/2019)
Note Date:	4/8/2022	3rd Most Recent NOI (As of):	$11,557,609 (12/31/2020)
Maturity Date:	5/6/2032	2nd Most Recent NOI (As of):	$15,787,125 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of)(5):	$15,179,689 (TTM 2/28/2022)
Original Term:	120 months	UW Economic Occupancy:	88.7%
Original Amortization Term:	None	UW Revenues:	$37,490,628
Amortization Type:	Interest Only	UW Expenses:	$17,715,360
Call Protection(3):	L(28),D(89),O(3)	UW NOI(5):	$19,775,267
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$18,261,235
Additional Debt(2):	Yes	Appraised Value / Per SF:	$335,200,000 / $244
Additional Debt Balance(2):	$185,000,000	Appraisal Date:	1/31/2022
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$617,834	$308,917	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$24,583	N/A	Maturity Date LTV:	62.6%
TI / LC:	$8,500,000	Springing	$8,500,000	UW NCF DSCR:	1.68x
Other:	$6,778,984	Springing	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$210,000,000		100.0%	Loan Payoff	$170,604,822	81.2%
				Sponsor Equity	20,132,200	9.6
				Upfront Reserves	15,896,818	7.6
				Closing Costs	3,366,160	1.6
Total Sources	$210,000,000		100.0%	Total Uses	$210,000,000	100.0%
(1)	The financial information presented in the charts above is calculated based on the aggregate outstanding principal balance of the Bell Works Whole Loan (as defined below).

(2)	The Bell Works Mortgage Loan (as defined below) is part of the Bell Works Whole Loan, which is comprised of 13 pari passu promissory notes with an aggregate original balance of $210,000,000. The Bell Works Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“BCREI”).

(3)	Voluntary prepayment of the Bell Works Whole Loan is prohibited prior to the due date occurring in March 2032. Defeasance of the Bell Works Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 8, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Bell Works Whole Loan to be securitized. The assumed defeasance lockout period of 28 payments is based on the anticipated closing date of the BBCMS 2022-C17 securitization trust in September 2022. The actual lockout period may be longer.

(4)	Initial Other reserves consist of $6,778,984 deposited into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions. Additionally, the borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit will serve as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.

(5)	The increase from Most Recent NOI (As of) to UW NOI is primarily attributable to potential income from vacant space and contractual rent steps.

The Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a whole loan (the “Bell Works Whole Loan”) that is secured by the borrower’s fee interest in a 1,371,470 square foot office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan is comprised of 13 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000. The Bell Works Whole Loan was co-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Bell Works

originated by CREFI, BMO and BCREI and accrues interest at a fixed rate of 5.11000% per annum. The Bell Works Whole Loan has an initial term of 120 months and is interest-only for the full term. The Bell Works Mortgage Loan is evidenced by non-controlling Notes A-6 and A-7 with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000. The Bell Works Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B35 securitization. See “Pooling and Servicing Agreement —Servicing of Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Bell Works Whole Loan. The relationship between the holders of the Bell Works Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-2-2	$5,000,000	$5,000,000	CREFI(1)	No
A-3-1	$15,000,000	$15,000,000	BMO 2022-C2	No
A-3-2	$10,000,000	$10,000,000	CREFI(1)	No
A-4	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-5	$15,000,000	$15,000,000	BMO 2022-C2	No
A-6	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-7	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-8	$10,000,000	$10,000,000	BMO	No
A-9	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-10	$10,000,000	$10,000,000	BBCMS 2022-C16	No
A-11	$5,000,000	$5,000,000	BBCMS 2022-C16	No
Whole Loan	$210,000,000	$210,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Bell Works Property is a five-story Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 square feet. The Bell Works Property was built in phases in 1962, 1964, and 1982 and recently renovated in 2017. The Bell Works Property is comprised of office and ground floor retail spaces and features a multi-story glass auditorium in the center of the Bell Works Property. The Bell Works Property also features a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet. As of February 1, 2022, the Bell Works Property was 90.5% occupied by 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

COVID-19 Update. As of the date of this term sheet, the Bell Works Property was open and operational. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 Pandemic. As of the date of this term sheet, the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan was June 6, 2022.

Major Tenants.

iCIMS, Inc. (331,378 square feet; 24.2% of NRA; 25.1% of underwritten base rent). iCIMS, Inc. (“iCIMS”) is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 square feet and has expanded its space at the Bell Works Property by an additional 72,388 square feet in both August 2019 and February 2021. iCIMS current lease expires in November 2032, subject to one, two-year extension option followed by two, five-year extension options. iCIMS is currently “dark” in approximately 75,000 square feet of its demised premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such space to the extent that (w) iCIMS has not alleged in writing any default by the borrower with respect to such space (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (x) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (y) iCIMS has not requested in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 13 – Bell Works

writing any reduction in rent with respect to such space, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

Guardian Life Insurance Company of America (91,319 square feet; 6.7% of NRA; 8.9% of underwritten base rent). Guardian Life Insurance Company of America (“Guardian”) (S&P: AA+) was founded in 1860 in New York City, where it is still headquartered. Guardian is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives. Guardian’s lease at the Bell Works Property commenced in January 2018 and expires in December 2032, subject to three, five-year extension options.

Jersey Central Power & Light Company (69,870 square feet; 5.1% of NRA; 5.8% of underwritten base rent). Jersey Central Power & Light Company (“JCP&L”) (Moody’s/S&P/Fitch: A3/BBB/BBB) is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. JCP&L has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027, subject to two, five-year extension options.

Environmental. According to the Phase I environmental report dated as of February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Bell Works Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
65.9%	76.6%	85.9%	90.5%
(1)	As provided by the borrowers and represents average annual occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated February 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 13 – Bell Works

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Bell Works Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
iCIMS(4)	NR/NR/NR	331,378	24.2%	$24.96	$8,271,612	25.1%	11/30/2032
Guardian(5)	NR/AA+/NR	91,319	6.7	$32.00	2,922,027	8.9	12/31/2032
JCP&L	A3/BBB/BBB	69,870	5.1	$27.51	1,921,789	5.8	12/31/2027
WorkWave LLC	NR/NR/NR	71,667	5.2	$26.50	1,899,176	5.8	5/27/2029
International Flavors & Fragrances, L.P.	Baa3/BBB/BBB	60,104	4.4	$30.68	1,844,047	5.6	9/30/2033
Cisco Systems	A1/AA-/NR	49,998	3.6	$26.24	1,312,182	4.0	12/31/2023
Santander Bank, N.A.(6)	A2/A+/NR	38,954	2.8	$31.00	1,207,574	3.7	4/30/2028
Central Reach	NR/NR/NR	26,615	1.9	$36.00	958,140	2.9	10/31/2032
Vonage	NR/NR/NR	25,517	1.9	$33.50	854,820	2.6	4/30/2027
Spirent Communications(7)	NR/NR/NR	34,389	2.5	$23.89	821,563	2.5	2/28/2030
Largest Tenants		799,811	58.3%	$27.52	$22,012,929	66.7%
Remaining Tenants		440,996	32.2	$24.92	10,990,333	33.3
Total Occupied		1,240,807	90.5%	$26.60	$33,003,261	100.0%
Vacant Space		130,663	9.5
Total / Wtd. Avg.		1,371,470	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

(4)	iCIMS has one, two-year extension option followed by two, five-year extension options.

(5)	Guardian has three, five-year extension options, JCP&L, WorkWave LLC, International Flavors & Fragrances, L.P., Cisco Systems, Santander Bank N.A. and Central Reach all have two, five-year extension options. Vonage has two, two-year extension options.

(6)	Santander Bank, N.A. may terminate its lease effective August 31, 2024 with 12 months’ prior notice and subject to the payment of a termination fee.

(7)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027, with nine months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 13 – Bell Works

The following table presents certain information relating to the tenant lease expirations of the Bell Works Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	130,663	9.5%	NAP	NAP	130,663	9.5%	NAP	NAP
MTM	2	1,662	0.1	$0	0.0%	132,325	9.6%	$0	0.0%
2022	18	42,134	3.1	1,218,576	3.7	174,459	12.7%	$1,218,576	3.7%
2023	15	78,933	5.8	2,394,956	7.3	253,392	18.5%	$3,613,531	10.9%
2024	12	23,561	1.7	865,476	2.6	276,953	20.2%	$4,479,008	13.6%
2025	8	44,562	3.2	1,316,138	4.0	321,515	23.4%	$5,795,145	17.6%
2026	10	41,427	3.0	1,309,163	4.0	362,942	26.5%	$7,104,309	21.5%
2027	6	99,957	7.3	2,923,188	8.9	462,899	33.8%	$10,027,497	30.4%
2028	6	87,830	6.4	2,353,695	7.1	550,729	40.2%	$12,381,192	37.5%
2029	14	146,993	10.7	4,008,535	12.1	697,722	50.9%	$16,389,726	49.7%
2030	10	118,084	8.6	2,571,170	7.8	815,806	59.5%	$18,960,896	57.5%
2031	0	0	0.0	0	0.0	815,806	59.5%	$18,960,896	57.5%
2032	5	470,976	34.3	12,198,319	37.0	1,286,782	93.8%	$31,159,215	94.4%
2033 & Beyond	3	84,688	6.2	1,844,047	5.6	1,371,470	100.0%	$33,003,261	100.0%
Total	109	1,371,470	100.0%	$33,003,261	100.0%
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated February 1, 2022.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $964,855 of contractual rent steps through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate effective August 31, 2024.

The following table presents certain information relating to the underwritten cash flows of the Bell Works Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36	76.3%
Contractual Rent Steps(5)	0	0	0	0	964,855	$0.70	2.3
Potential Income from Vacant Space	0	0	0	0	4,503,866	$3.28	10.7
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	$1.56	5.1
Other Income(6)	568,329	341,475	959,018	996,252	1,330,546	$0.97	3.2
Event Revenue (net)(7)	8,314	37,558	158,948	226,082	1,023,000	$0.75	2.4
Gross Potential Rent	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62	100.0%
Vacancy & Credit Loss	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	(3.28)	(10.7)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34	89.3%
Real Estate Taxes	2,079,066	2,718,393	2,988,992	3,516,964	3,707,005	$2.70	9.9
Insurance	667,837	774,217	893,360	900,110	858,262	$0.63	2.3
Management Fee	728,324	861,280	1,089,879	1,109,805	1,312,172	$0.96	3.5
Other Operating Expenses	10,192,501	9,128,333	10,922,065	11,050,751	11,837,921	$8.63	31.6
Total Expenses	$13,667,728	$13,482,223	$15,894,296	$16,577,630	$17,715,360	$12.92	47.3%
Net Operating Income(2)	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42	52.7%
Replacement Reserves	0	0	0	0	295,000	$0.22	0.8
TI / LC	0	0	0	0	1,219,032	$0.89	3.3
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32	48.7%
(1)	TTM represents the trailing 12 months ending February 28, 2022.

(2)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of February 1, 2022.

(5)	Underwritten Contractual Rent Steps totaling $964,855 are underwritten through March 1, 2023. Rent steps for Santander Bank, N.A. are underwritten through September 2023, as the tenant has an option to terminate its lease effective August 31, 2024.

(6)	Other Income includes overtime HVAC reimbursements and net income from co-working space.

(7)	Event Revenue (net) includes net event revenue, access control fees, and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 13 – Bell Works

The Market. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. According to the appraisal, as of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the professional & business services and education & health services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

The Bell Works Property is located in the Central New Jersey Office submarket. According to the appraisal, as of the third quarter of 2021, the submarket had an inventory of 84,070,150 square feet, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 per square foot. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 square feet of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 per square foot.

According to the appraisal, the 2021 population and average household income within a one-, three- and five-mile radius of the Bell Works Property was 1,658, 26,186, and 127,105 and $254,706, $238,948 and $169,488, respectively.

The following table presents certain information relating to comparable office leases for the Bell Works Property:

Comparable Office Leases(1)
Property Names	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Bell Works	iCIMS, Inc.	Holmdel / NJ	331,378(2)	December 2017(2)	180(2)	$24.96(2)
West Windsor Commons	Bristol Myers Squibb	West Windsor / NJ	117,828	November 2020	90	$35.00
Princeton Forrestal Center	Croda International	Plainsboro / NJ	61,696	April 2020	138	$31.50
250 Industrial Way West	Tyco Submarine Systems	Eatontown / NJ	138,163	October 2019	120	$29.26
The Offices at Metropark	IBM	Edison / NJ	155,000	June 2019	64	$41.00
(1)	Source: Appraisal.

(2)	Tenant Leased Space (SF), Lease Sign Date, Lease Term (months) and Base Rent Per SF for the Bell Works Property is based on underwritten rent from the underwritten rent roll dated February 1, 2022. Base Rent Per SF is inclusive of contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 14 – KB Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	283,488
Loan Purpose(2):	Acquisition	Location:	Various
Borrower:	KB Diversified Healthcare 60, DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	92.8%
Interest Rate:	5.06000%	Occupancy Date:	Various
Note Date:	5/19/2022	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(8):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(8):	NAV
Original Term:	120 months	Most Recent NOI (As of)(8):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$9,334,318
Call Protection:	L(27),D(90),O(3)	UW Expenses:	$2,610,997
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,723,321
Additional Debt(1):	Yes	UW NCF:	$6,666,623
Additional Debt Balance(1):	$55,000,000	Appraised Value / Per SF(9):	$139,000,000 / $490
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/15/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$282
Taxes(3):	$141,309	$30,220	N/A	Maturity Date Loan / SF:	$282
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV(9):	57.6%
Replacement Reserves(5):	$600,000	Springing	$600,000	Maturity Date LTV(9):	57.6%
TI / LC Reserve(6):	$4,500,000	Springing	$4,500,000	UW NCF DSCR:	1.62x
Other(7):	$133,915	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$80,000,000	55.8%	Purchase Price(2)	$132,375,000	92.4%
Borrower Sponsor Equity	63,326,923	44.2	Closing Costs	5,576,699	3.9
			Reserves	5,375,224	3.8
Total Sources	$143,326,923	100.0%	Total Uses	$143,326,923	100.0%

(1)	The KB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $80,000,000. The financial information presented in the charts above is based on the $80,000,000 KB Portfolio Whole Loan (as defined below).

(2)	A borrower sponsor-affiliate acquired six of the KB Portfolio Properties between July 2021 and February 2022 and subsequently sold each of the six properties to the borrower at the origination of the KB Portfolio Whole Loan. The remaining four KB Portfolio Properties were acquired from multiple third-party sellers at the origination of the KB Portfolio Whole Loan.

(3)	Initial and monthly tax escrows represent taxes due for all KB Portfolio Properties for which the respective tenants do not currently pay taxes directly. So long as no Cash Sweep Period (as defined below) is continuing, the borrower will not be required to escrow annual estimated taxes with respect to any individual property where (i) a tenant is obligated to pay all taxes directly with respect to such individual property, (ii) the borrower has provided satisfactory evidence to the lender of the tenant’s full compliance with such obligation, and (iii) the tenant’s lease remains in full force and effect. The single tenants at the Waystar Building, Fresenius Kidney Care, and Auburn Medical properties satisfy all requirements in the preceding sentence; and therefore, the borrower is not currently required to escrow annual estimated taxes with respect to these three KB Portfolio Properties.

(4)	The borrower is required to escrow, on a monthly basis, 1/12th of the premiums payable during the next 12 months upon (i) an event of default under the KB Portfolio Whole Loan documents, (ii) failure by the borrower to provide evidence to the lender that the KB Portfolio Properties are insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

(5)	Monthly escrows for replacement reserves equal to $4,725 (approximately $0.20 per square foot annually) will commence on the next ensuing payment date after the balance of the replacement reserve falls below $400,000 and continue until the balance is at least $600,000. Following the balance of the replacement reserve reaching the $600,000, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $400,000.

(6)	Monthly escrows for TI/LC reserves equal to $35,436 (approximately $1.50 per square foot annually) will commence on the next ensuing payment date after the balance of the TI/LC reserve falls below $2,500,000 and continue until the balance is at least $4,500,000. Following the balance of the replacement reserve reaching the $4,500,000, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $2,500,000.

(7)	Other reserves are comprised of $113,915 for the pro rata share of annual CAM expenses related to a reciprocal easement agreement at the Walgreens - Las Vegas property and $20,000 for the pro rata share of annual CAM expenses related to a condominium association at the Tower Health property.

(8)	Historical financials are not available due to the borrower or a borrower sponsor-affiliate acquiring the KB Portfolio Properties (as defined below) from multiple sellers between July 2021 and May 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 14 – KB Portfolio

(9)	The Appraised Value reflects a portfolio premium of approximately 7.5% over the aggregate “as-is” value of the individual KB Portfolio Properties. The sum of the values on an individual basis is $129,290,000, which represents a Cut-off Date LTV and Maturity Date LTV of 61.9%.

The Loan. The KB Portfolio mortgage loan (the “KB Portfolio Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $80,000,000 (the “KB Portfolio Whole Loan”), which is secured by first lien fee mortgages encumbering eight medical office properties, one CBD office property, and one single-tenant retail property located in eight states (the “KB Portfolio Properties”). The KB Portfolio Mortgage Loan, which is evidenced by the non-controlling Note A-2 and non-controlling Note A-4, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2022-C17 securitization trust. The KB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2022-C2	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C17	No
A-3	$15,000,000	$15,000,000	BMO 2022-C2	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C17	No
Total	$80,000,000	$80,000,000

The Properties. The KB Portfolio Properties consist of eight medical office buildings, one CBD office building, and one single-tenant retail building, with an aggregate of 283,488 square feet. The KB Portfolio Properties span across eight states and nine metropolitan areas. The KB Portfolio Properties have a combined 92.8% occupancy, with seven of the KB Portfolio Properties occupied by single tenants. The three multi-tenant properties include New Orleans MOB, Carmichael MOB and Port Arthur Dialysis. Three properties that represent approximately 46.4% of underwritten base rent are 100.0% leased to investment grade tenants or subsidiaries of investment grade companies. The borrower acquired the KB Portfolio Properties for a combined purchase price of $132.4 million, resulting in a loan-to-purchase ratio of 60.4%.

Portfolio Summary
Property Name / Location	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	UW NCF	% of UW NCF
Walgreens - Las Vegas Las Vegas, NV	Retail / Single Tenant	2015 / NAP	18,100	$31,736,000	39.7%	$50,000,000	38.7%	$2,485,407	37.3%
Waystar Building Louisville, KY	Office / CBD	2009 / 2014	128,710	18,100,000	22.6	30,200,000	23.4	1,612,650	24.2
Fresenius Kidney Care Arleta, CA	Office / Medical	1965 / 2019	10,075	5,544,000	6.9	8,960,000	6.9	497,982	7.5
Tower Health Womelsdorf, PA	Office / Medical	2021 / NAP	11,000	4,500,000	5.6	7,600,000	5.9	381,178	5.7
New Orleans MOB New Orleans, LA	Office / Medical	1990 / 2012	21,619	4,393,000	5.5	7,100,000	5.5	424,376	6.4
Penn State Health Temple, PA	Office / Medical	1955 / 2020	14,200	4,200,000	5.3	6,800,000	5.3	247,888	3.7
Carmichael MOB Hudson, WI	Office / Medical	2004 / NAP	26,517	3,898,000	4.9	6,300,000	4.9	428,900	6.4
Port Arthur Dialysis Port Arthur, TX	Office / Medical	1978 / NAP	38,466	2,809,000	3.5	4,540,000	3.5	156,848	2.4
Auburn Medical Auburn, NH	Office / Medical	2017 / NAP	7,704	2,784,000	3.5	4,500,000	3.5	247,572	3.7
Berkley Eye Institute, PA Humble, TX	Office / Medical	2019 / NAP	7,097	2,036,000	2.5	3,290,000	2.5	183,824	2.8
Total				$80,000,000	100.0%	$139,000,000	100.0%	$6,666,623	100.0%

(1)	The Total Appraised Value reflects a portfolio premium of approximately 7.5% over the aggregate “as-is” value of the individual KB Portfolio Properties. The sum of the values on an individual basis is $129,290,000. % of Appraised Value is calculated as a percentage of the $129,290,000 sum of individual values.

Walgreens - Las Vegas. The Walgreens - Las Vegas property consists of air rights, the borrower’s rights under a 99-year reciprocal easement and cost-sharing agreement and interior items of an 18,100 square foot ground floor retail space within a larger two-story, 37,499 square foot retail building located on the north end of the Las Vegas Strip in Las Vegas, Nevada. The remaining non-collateral includes the physical structure of the entire building and the second floor retail space, surface parking and parking garage. Constructed in 2015, the Walgreens - Las Vegas property is 100.0% occupied by Walgreens. The Walgreens - Las Vegas property benefits from a location at the hard corner intersection of South Las Vegas Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – KB Portfolio

and Sahara Avenue, just south of the STRAT hotel, casino and skypod, which has recently undergone a $110 million renovation, and just north of the SAHARA Las Vegas hotel and casino, which has recently begun a $150 million renovation. Pursuant to a 2014 reciprocal easement agreement, the Walgreens - Las Vegas property will have perpetual access to (i) the 22 surface level parking spaces and the 154-space parking garage and (ii) the surface level pedestrian ingress and egress access points. For more information regarding the reciprocal easement and cost-sharing agreement and the protections and rights it grants to the related borrower please see the “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates” in the Preliminary Prospectus.

Waystar Building. The Waystar Building property consists of a 128,710 square foot, 11-story mid-rise office building located on the west side of downtown Louisville, Kentucky, at the intersection of South 9th Street and West Market Street situated on 0.54 acres. The building improvements were constructed in 2009 and renovated in 2014. The first floor contains a conference center and a cafeteria. Parking is provided by a basement parking garage that accommodates 14 vehicles, and there are numerous surrounding public parking lots and garages as well. The Waystar Building property is 100.0% leased to Waystar Technologies, Inc. (“Waystar”). A cell tower leased to Verizon Wireless is also located on the Waystar Building property. Interstates 64 and 65 are the nearest major thoroughfares, located within two miles of the Waystar Building property.

Fresenius Kidney Care. The Fresenius Kidney Care property consists of a 10,075 square foot medical office building located in Arleta, California. Situated on 0.62 acres, the Fresenius Kidney Care property was constructed in 1965 and fully renovated in 2019. The Fresenius Kidney Care property is 100% leased to Fresenius Kidney Care. Parking is provided by a 37-space surface parking lot (approximately 3.67 parking spaces per 1,000 square feet of NRA). The Fresenius Kidney Care property is located on the northern side of Osborne Street just north of the intersection of Woodman Avenue and Osborne Street, which is a main commercial district in the neighborhood. Local and regional access is provided by the 5 Freeway approximately one mile northeast and the 405 Freeway approximately two miles to the west.

COVID-19 Update. As of the date of this term sheet, the KB Portfolio Properties are open and operating. As of the date of this term sheet, no tenants are receiving any rent deferrals or abatements due to the COVID-19 pandemic, and the KB Portfolio Whole Loan is not subject to any forbearance, modification, or debt service relief requests. The first payment date of the KB Portfolio Whole Loan was July 1, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Walgreens, Waystar and Fresenius Kidney Care.

Walgreens (18,100 square feet; 6.4% NRA; 35.8% of underwritten base rent): Walgreens is a chain of pharmacy and convenience stores owned by Walgreens Boots Alliance (“WBA”) (rated Baa2/BBB by Moody’s/S&P). Walgreens sells prescription and non-prescription drugs, as well as an assortment of retail products including health and wellness, beauty, personal care, and consumables and general merchandise. WBA is an integrated healthcare, pharmacy and retail company with a presence in nine countries through its portfolio of consumer brands that include Walgreens, Boots, and Duane Reade, among others. WBA’s retail footprint totals over 13,000 locations across the United States, Europe and Latin America. WBA employs more than 315,000 team members, including nearly 35,000 pharmacists. Walgreens has leased the entire Walgreens - Las Vegas property since it was constructed in 2015, under a lease that can be terminated by Walgreens on March 31, 2040, and every five years thereafter until the final lease maturity of March 31, 2090.

Waystar (128,710 square feet; 45.4% NRA; 23.4% of underwritten base rent): Waystar (rated B3/B-/B- by Moody’s/S&P/Fitch), formerly ZirMed, Inc., is a privately-held technology company that provides healthcare information and software solutions to health systems and hospitals throughout the United States. Waystar utilizes its cloud-based platform to help healthcare providers across all care settings streamline workflows and improve financial performance. With over 20 years in the industry, Waystar’s platform is used by more than half a million providers, 1,000 health systems and hospitals, and 5,000 payers and health plans and integrates with all major hospital information and practice management systems. Waystar has leased the entire Waystar Building property since 2014, through a 20-year lease that expires in January 2034. The lease contains three, five-year extension options and no early termination options.

Fresenius Kidney Care (10,075 square feet; 3.6% NRA; 6.9% of underwritten base rent): As a subsidiary of Fresenius Medical Care, Fresenius Kidney Care serves patients through a nationwide network of dialysis centers. Fresenius Medical Care (rated Baa3/BBB/BBB- by Moody’s/S&P/ Fitch) provides renal care services through a global network of 4,153 dialysis clinics in approximately 150 countries and cares for more than 345,000 patients. In addition to providing dialysis services, Fresenius Medical Care is a supplier of dialysis products, including dialysis machines, dialyzers, and related disposables,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – KB Portfolio

with 42 production sites on all continents. Fresenius Kidney Care has leased the entire Fresenius Kidney Care property since May 2019, through a 15-year lease that expires in May 2034. The lease contains three, five-year renewal options and no early termination options.

The following table presents certain information relating to the historical occupancy of the KB Portfolio Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%	92.8%

(1)	Historical occupancies reflect only the seven single-tenant KB Portfolio Properties, as the information was unavailable for the three multi-tenant properties, New Orleans MOB, Carmichael MOB and Port Arthur Dialysis. 2019 and 2020 occupancies exclude the Tower Health and Berkley Eye Institute, PA properties as the current single-tenant leases commenced in 2021.

(2)	Current occupancy is based on the underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – KB Portfolio

The following table presents certain information relating to the largest tenants based on underwritten base rent of the KB Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Walgreens	Walgreens - Las Vegas	Baa2/BBB/NR	18,100	6.4%	$143.65	$2,600,004	35.8%	3/31/2040(4)
Waystar Technologies, Inc.	Waystar Building	B3/B-/B-	128,710	45.4	13.24	1,704,000	23.4	1/31/2034
Fresenius Kidney Care	Fresenius Kidney Care	Baa3/BBB/BBB-	10,075	3.6	50.12	505,006	6.9	5/31/2034
Tower Health Medical Group	Tower Health	NR/BB-/B+	11,000	3.9	38.32	421,479	5.8	9/30/2036
East Jefferson General Hospital	New Orleans MOB	NR/NR/NR	15,547	5.5	21.00	326,487	4.5	7/31/2024
Major Tenants			183,432	64.7%	$30.29	$5,556,976	76.5%

Other Tenants			79,696	28.1%	$21.45	$1,709,681	23.5%

Occupied Collateral Total / Wtd. Avg.			263,128	92.8%	$27.62	$7,266,657	100.0%

Vacant Space			20,360	7.2%

Collateral Total			283,488	100.0%

(1)	Based on underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include (i) rent steps of approximately $18,599 through April 2023, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.

(4)	The Lease Exp. Date reflects the earliest termination option date as the lease expiration date. The Walgreens lease expires on March 31, 2090.

The following table presents certain information relating to the tenant lease expirations at the KB Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	20,360	7.2%	NAP	NAP	20,360	7.2%	NAP	NAP
2022	0	0	0.0	$0	0.0%	20,360	7.2%	$0	0.0%
2023	2	4,450	1.6	75,939	1.0	24,810	8.8%	$75,939	1.0%
2024	2	17,637	6.2	360,930	5.0	42,447	15.0%	$436,869	6.0%
2025	4	19,788	7.0	375,305	5.2	62,235	22.0%	$812,174	11.2%
2026	1	1,852	0.7	40,463	0.6	64,087	22.6%	$852,637	11.7%
2027	1	1,486	0.5	23,033	0.3	65,573	23.1%	$875,670	12.1%
2028	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2029	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2030	0	0	0.0	0	0.0	65,573	23.1%	$875,670	12.1%
2031	1	2,763	1.0	52,138	0.7	68,336	24.1%	$927,808	12.8%
2032	1	7,704	2.7	297,550	4.1	76,040	26.8%	$1,225,357	16.9%
2033 & Beyond	8	207,448	73.2	6,041,300	83.1	283,488	100.0%	$7,266,657	100.0%
Total	20	283,488	100.00%	$7,266,657	100.0%
(1)	Based on underwritten rent rolls as of April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include (i) rent steps of approximately $18,599 through April 2023, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – KB Portfolio

The following table presents certain information relating to the underwritten cash flows of the KB Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,190,069	$25.36	71.4%
Rent Steps(4)	76,589	0.27	0.8
Vacant Income	245,478	0.87	2.4
Gross Potential Rent	$7,512,135	$26.50	74.6%
Total Reimbursements	2,553,502	9.01	25.4
Net Rental Income	$10,065,637	$35.51	100.0%
Other Income(5)	33,000	0.12	0.3
(Vacancy/Credit Loss)	(764,319)	(2.70)	(7.6)
Effective Gross Income	$9,334,318	$32.93	92.7%
Total Expenses	$2,610,997	$9.21	28.0%
Net Operating Income	$6,723,321	$23.72	72.0%
Total TI/LC, Capex/RR(6)	56,698	$0.20	0.6
Net Cash Flow	$6,666,623	$23.52	71.4%
(1)	Historical financials are not available due to the borrower or a borrower sponsor-affiliate acquiring the KB Portfolio Properties from multiple sellers between July 2021 and May 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Based on the underwritten rent rolls dated April 1, 2022, for the New Orleans MOB, Carmichael MOB and Port Arthur Dialysis properties and as of May 19, 2022, for all other KB Portfolio Properties.

(4)	Underwritten Rent Steps include (i) rent steps through April 2023 totaling approximately $18,599, (ii) a mark-to-market rent reduction of $10,325 for Kristoffer A Norbo DDS, MSD, PC at the New Orleans MOB property, and (iii) straight-line rent for Fresenius Kidney Care totaling $45,255 and St. Joseph Regional Health Network (Penn State Health) totaling $23,060.

(5)	Other Income represents income from a cell tower lease with Verizon Wireless at the Waystar Building property.

(6)	Total TI/LC, Capex/RR includes a credit of $425,471 (approximately $1.50 per square foot) associated with the upfront TI/LC reserve deposit in the amount of $4,500,000 (approximately $15.87 per square foot).

The Market. The KB Portfolio Properties are located in Nevada, Kentucky, Pennsylvania, California, Texas, Louisiana, Wisconsin and New Hampshire. The top two properties, which generate 59.2% of the KB Portfolio underwritten base rent, consist of the Walgreens - Las Vegas property (35.8% of underwritten base rent) and the Waystar Building property (23.4% of underwritten base rent). No other property represents more than approximately 6.9% of the underwritten base rent.

The Walgreens - Las Vegas property is located in the downtown area of Las Vegas at the north end of the Las Vegas Strip, with immediate property uses including retail, hospitality and gaming. The Walgreens - Las Vegas property is part of the Central East Las Vegas Retail submarket, which as of the first quarter of 2022 consisted of approximately 15.96 million square feet of retail inventory with average NNN market rent of $23.99 per square foot and average vacancy of 8.4%, according to a third-party market research report.

The Waystar Building property is located on the western edge of the downtown Louisville, Kentucky central business district. The surrounding area is urban with several commercial properties in immediate proximity. The Waystar Building property is part of the Louisville CBD office submarket, which as of the first quarter of 2022 consisted of approximately 16.95 million square feet of office inventory with average gross asking rent of $17.86 per square foot and average vacancy of 8.8%, according to a third-party market research report. Currently, there are no projects proposed or under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 14 – KB Portfolio

The following table presents certain information relating to the market areas for the KB Portfolio Properties:

Market Area Summary(1)
	2021 Total Population			2021 Median Household Income
Property Location	1-Mile Radius	3-Mile Radius	5-Mile Radius	1-Mile Radius	3-Mile Radius	5-Mile Radius
Walgreens - Las Vegas Las Vegas, NV	13,515	180,406	499,781	$40,820	$35,326	$39,523
Waystar Building Louisville, KY	10,999	112,497	256,613	$18,482	$31,495	$40,181
Fresenius Kidney Care Arleta, CA	55,099	335,443	725,503	$59,243	$58,833	$63,280
Tower Health Womelsdorf, PA	3,233	10,659	18,347	$60,932	$65,016	$71,296
New Orleans MOB New Orleans, LA	10,970	79,104	250,337	$107,461	$66,375	$51,344
Penn State Health Temple, PA	8,177	37,725	145,586	$62,846	$63,191	$49,059
Carmichael MOB Hudson, WI	4,779	21,780	37,645	$76,158	$88,704	$99,315
Port Arthur Dialysis Port Arthur, TX	13,469	46,557	68,037	$41,225	$42,921	$46,010
Auburn Medical Auburn, NH	1,321	25,801	111,205	$101,516	$82,019	$62,958
Berkley Eye Institute, PA Humble, TX	12,893	75,607	136,335	$103,368	$102,482	$101,056
(1)	Source: Third-party market data provider.

Partial Release. With respect to the Port Arthur Dialysis property, in the event there is (i) any enforced removal of the improvements at the Port Arthur Dialysis property or (ii) the successful assertion of any reversionary interest in the Port Arthur Dialysis property (a “Port Arthur Trigger Event”), the borrower will be required to release the Port Arthur Dialysis property provided that, among other things, (i) the borrower provides the lender with notice of a Port Arthur Trigger Event within five business days of its occurrence, (ii) the Port Arthur Dialysis property is conveyed to an entity that is not the borrower, (iii) the borrower pays an amount equal to 120% of the allocated loan amount for the Port Arthur Dialysis property plus any shortfall amount required to comply with REMIC requirements, (iv) the borrower pays any applicable yield maintenance premium and (v) the release is permitted under the REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 15 – Village Crossroads

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,800,000	Title:	Fee
Cut-off Date Principal Balance:	$23,760,237	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.6%	Net Rentable Area (SF):	174,576
Loan Purpose:	Refinance	Location:	Lady Lake, FL
Borrower(1):	SRK Lady Lake 21 SPE LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors(1):	Clarke H. Narins, Arthur M. Gellman and George I. Gellman	Occupancy:	87.0%
Interest Rate:	5.98000%	Occupancy Date:	5/6/2022
Note Date:	6/30/2022	4th Most Recent NOI (As of):	$3,000,407 (12/31/2019)
Maturity Date:	7/1/2032	3rd Most Recent NOI (As of):	$2,850,160 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,969,396 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,028,568 (TTM 3/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,765,430
Call Protection:	L(26),D(91),O(3)	UW Expenses:	$1,077,297
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,688,133
Additional Debt:	No	UW NCF:	$2,419,446
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,600,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	5/18/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$328,736	$36,526	N/A	Maturity Date Loan / SF:	$116
Insurance:	$31,254	$12,687	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$6,212	$6,212	N/A	Maturity Date LTV:	46.3%
Major Tenant Reserve(2):	$0	Springing	N/A	UW NCF DSCR:	1.42x
Co-Tenancy Reserve(3):	$0	Springing	(3)	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,800,000	97.1%	Loan Payoff	$23,740,966	96.8%
Borrower Sponsor Equity	718,044	2.9	Closing Costs	410,877	1.7
			Upfront Reserves	366,202	1.5
Total Sources	$24,518,044	100.0%	Total Uses	$24,518,044	100.0%
(1)	The Village Crossroads Mortgage Loan (as defined below) is recourse to the borrower and nonrecourse carve-out guarantors up to a maximum amount of $5,950,000.
(2)	During a Major Trigger Period (as defined below), the borrower is required to deposit all excess cash flow into a major tenant reserve to be used for tenant improvements and leasing commissions related to the applicable major tenant premises. A “Major Tenant Trigger Period” means (i) any bankruptcy or similar insolvency of Best Buy, Bed Bath & Beyond, JoAnn Stores and PetSmart (each, a “Major Tenant”), (ii) any Major Tenant has vacated its premises (or has notified of its intention to do so), (iii) any Major Tenant has gone dark (or has notified of its intention to do so), (iv) any Major Tenant has notified of its intention not to renew its lease, (v) any Major Tenant lease is terminated for any reason without prior written consent of the lender, or (vi) any Major Tenant ceases paying its rent obligations.
(3)	Within 30 days of the occurrence of any event that permits Bed Bath & Beyond to pay reduced rent due to the applicability of any co-tenancy provisions (or other similar provisions) under such Bed Bath & Beyond lease, the borrower shall deposit a letter of credit with the lender, in an amount equal to, on its date of issuance, the aggregate amount of scheduled annual base rent with respect to Bed Bath & Beyond (calculated without any reduction in such rent based on the application of any “co-tenancy” provisions or other similar provisions), which letter of credit (and the proceeds of any draw thereof) shall be held by the lender as additional collateral for the Village Crossroads Mortgage Loan.

The Loan. The Village Crossroads mortgage loan (the “Village Crossroads Mortgage Loan”) has an original principal balance of $23,800,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 174,576 square foot anchored retail property located in Lady Lake, Florida (the “Village Crossroads Property”). The Village Crossroads Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Village Crossroads Property consists of a 174,576 square foot anchored retail center situated on 21.55 acres in Lady Lake, Florida. The Village Crossroads Property was developed in 2008 and is comprised of five, single-story retail buildings. The Village Crossroads Property has a total of 1,023 surface parking spaces, resulting in a ratio of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 15 – Village Crossroads

approximately 5.86 spaces per 1,000 square feet. As of May 6, 2022, the Village Crossroads Property was 87.0% leased to 25 tenants and 92.5% occupied (including one tenant that has been month-to-month since 2019, but has been underwritten as vacant). Anchor tenants at the Village Crossroads Property include Best Buy, Bed Bath & Beyond, JoAnn Stores and PetSmart, while remaining tenants are comprised of a junior anchor shoe store and various other in-line retail tenants. Additionally, two outparcels located within the shopping center are ground leased to Longhorn and Arby’s, with the tenants owning their respective buildings. Tenants representing approximately 85.8% of the net rentable area have occupied their space at the Village Crossroads Property for 10 years or more.

The Village Crossroads Property is located along the North US Highway 27/441, which averages 29,500 vehicles daily. The major economic driver in the immediate area is The Villages, which is a 55+ adult, master-planned retirement community covering an area of approximately 32 square miles. According to the appraisal, The Villages was the fastest growing metropolitan area in the United States by population between 2010 and 2020, growing 39%. The Villages contains a variety of restaurants, shopping, recreational activities, and more than 50 golf courses. The Village Crossroads Property is located along the eastern border of The Villages. Additional surrounding retail centers include a Home Depot and Sam’s Club to the north and the Lady Lake Crossing shopping center to the east.

COVID-19 Update. As of the date of this term sheet, the Village Crossroads Property is open and operating. No tenants are currently receiving rent deferrals or abatements due to the COVID-19 pandemic; however, two tenants totaling 5.9% of the NRA are currently repaying previous deferred rent. As of the date of this term sheet, the Village Crossroads Mortgage Loan is not subject to any forbearance, modification or debt service relief requests and is current on its debt service payments.

Major Tenants.

Best Buy Stores, L.P. (30,000 square feet, 17.2% of NRA, 14.2% of underwritten base rent): Best Buy Stores, L.P. (“Best Buy”) (rated A3/BBB+ by Moody’s/S&P) is an American multinational consumer electronics retailer that is headquartered in Richfield, Minnesota. Best Buy has over 1,000 retail locations. Best Buy is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of January 31, 2024, with three, five-year renewal options remaining and no early termination options.

Bed Bath & Beyond, Inc. (28,001 square feet, 16.0% of NRA, 12.3% of underwritten base rent): Bed Bath & Beyond, Inc. (“Bed Bath & Beyond”) (rated Caa3/B- by Moody’s/S&P) is a retail company that sells merchandise in the home, baby, beauty, and wellness markets. Bed Bath & Beyond has a total of 953 stores in all 50 states, the District of Columbia, Puerto Rico and Canada. Bed Bath & Beyond is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of January 31, 2029, with four, five-year renewal options remaining and no early termination options.

JoAnn Stores, Inc. (21,600 square feet, 12.4% of NRA, 8.8% of underwritten base rent): JoAnn Stores, Inc. (“JoAnn Stores”) (rated B- by S&P) is a fabric and craft specialty retailer with 850 stores in 49 states. JoAnn Stores offer a variety of merchandise used in sewing, crafting and home decorating projects. JoAnn Stores is an original tenant at the Village Crossroads Property commencing in 2008 and has a lease expiration of November 30, 2028, with two, five-year renewal options and no early termination options.

PetSmart, Inc. (20,373 square feet, 11.7% of NRA, 9.7% of underwritten base rent): PetSmart, Inc. (“PetSmart”) (rated B3/B by Moody’s/S&P) is a specialty pet retailer a broad range of pet food and products, as well as services such as dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp and pet adoption. Petco operates over 1,650 stores in the United States, Canada, and Puerto Rico. Additionally, PetSmart locations offer 200 in-store PetSmart PetsHotel dog and cat boarding facilities. PetSmart is an original tenant at the Village Crossroads Property commencing in 2008 and has a current lease expiration of September 30, 2023, with two, five-year renewal options and no early termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
91.8%	93.0%	94.4%	87.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the May 6, 2022, underwritten rent roll, which excludes one tenant representing approximately 5.5% of the NRA that has been month-to-month since 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 15 – Village Crossroads

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Best Buy	A3/BBB+/NR	30,000	17.2%	$14.00	$420,000	14.2%	1/31/2024
Bed Bath & Beyond	Caa3/B-/NR	28,001	16.0	$13.00	364,000	12.3	1/31/2029
JoAnn Stores	NR/B-/NR	21,600	12.4	$12.00	259,200	8.8	11/30/2028
PetSmart	B3/B/NR	20,373	11.7	$14.00	285,222	9.7	9/30/2023
Richco Shoes Inc	NR/NR/NR	8,500	4.9	$17.48	148,572	5.0	11/30/2025
Major Tenants		108,474	62.1%	$13.62	$1,476,994	50.1%

Other Tenants		43,419	24.9%	$33.93	$1,473,384	49.9%

Occupied Collateral Total		151,893	87.0%	$19.42	$2,950,378	100.0%

Vacant Space		22,683	13.0%

Collateral Total		174,576	100.0%

(1)	Based on underwritten rent roll dated May 6, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF include rent steps through April 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	22,683	13.0%	NAP	NAP	22,683	13.0%	NAP	NAP
2022 & MTM	1	2,110	1.2	$48,708	1.7%	24,793	14.2%	$48,708	1.7%
2023	3	22,140	12.7	470,630	16.0	46,933	26.9%	$519,338	17.6%
2024	5	40,423	23.2	715,586	24.3	87,356	50.0%	$1,234,924	41.9%
2025	4	12,538	7.2	241,666	8.2	99,894	57.2%	$1,476,590	50.0%
2026	3	5,696	3.3	150,924	5.1	105,590	60.5%	$1,627,514	55.2%
2027	3	10,923	6.3	279,312	9.5	116,513	66.7%	$1,906,826	64.6%
2028	3	24,356	14.0	506,476	17.2	140,869	80.7%	$2,413,302	81.8%
2029	2	31,000	17.8	446,128	15.1	171,869	98.4%	$2,859,430	96.9%
2030	0	0	0.0	$0	0.0	171,869	98.4%	$2,859,430	96.9%
2031	1	2,707	1.6	90,948	3.1	174,576	100.0%	$2,950,378	100.0%
2032	0	0	0.0	0	0.0	174,576	100.0%	$2,950,378	100.0%
2033 & Beyond	0	0	0.0	0	0.0	174,576	100.0%	$2,950,378	100.0%
Total	25	174,576	100.0%	$2,950,378	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through April 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 15 – Village Crossroads

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,210,158	$3,087,697	$3,214,204	$3,225,594	$2,927,378	$16.77	66.9%
Rent Steps(3)	0	0	0	0	23,000	0.13	0.5
Vacant Income	0	0	0	0	485,958	2.78	11.1
Gross Potential Rent	3,210,158	$3,087,697	$3,214,204	$3,225,594	$3,436,337	$19.68	78.5%
Total Reimbursements	819,047	810,793	819,824	831,911	939,300	5.38	21.5
Other Income	395	360	360	360	0	0.00	0.0
Net Rental Income	$4,029,600	$3,898,850	$4,034,388	$4,057,865	$4,375,637	$25.06	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(610,206)	(3.50)	(13.9)
Effective Gross Income	$4,029,600	$3,898,850	$4,034,388	$4,057,865	$3,765,430	$21.57	86.1%

Total Expenses	$1,029,193	$1,048,690	$1,064,992	$1,029,297	$1,077,297	$6.17	28.6%

Net Operating Income	$3,000,407	$2,850,160	$2,969,396	$3,028,568	$2,688,133	$15.40	71.4%

Capital Expenditures	0	0	0	0	74,542	0.43	2.0
TI/LC	0	0	0	0	194,145	1.11	5.2

Net Cash Flow	$3,000,407	$2,850,160	$2,969,396	$3,028,568	$2,419,446	$13.86	64.3%
(1)	TTM represents the trailing 12-month period ending March 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include rent steps through April 2023.

The Market. The Village Crossroads Property is located in Lady Lake, Lake County, Florida, which is located east of Interstate 75 in between Orlando to the southeast and Ocala to the north. Lady Lake is located within the Orlando-Kissimmee-Sanford, FL metropolitan statistical area (“Orlando MSA”), also known as Greater Orlando, which is made up of four main counties: Orange, Osceola, Lake and Seminole. Historically known for its tourism industry and warm climate, the Orlando MSA’s largest employment section is leisure and hospitality, with the economy recently showing an increasing focus on the agriculture, biotechnology and life sciences industries, according to the appraisal. According to a third-party market research report, as of 2021, the population within a one-mile, three-mile and five-mile radius totaled 6,171, 35,501 and 83,701 people, respectively, and median household income for the same radii was $44,552, $51,195 and $56,623, respectively.

According to the third-party market research report, the Village Crossroads Property is situated within the Orlando retail market. As of the first quarter of 2022, the Orlando retail market contained total inventory of approximately 150.7 million square feet with a 3.7% vacancy rate and average annual rental rates of $25.36 per square foot. As of the first quarter of 2022, the Lake County retail submarket contained total inventory of approximately 20.2 million square feet with a 3.3% vacancy rate and average annual rental rates of $20.60 per square foot. In the previous 12 months, market retail rents have increased by 7.3% year-over-year, representing the highest rate of annual rent growth observed in the past five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

No. 15 – Village Crossroads

The appraiser identified six comparable retail rentals to the Village Crossroads Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Village Crossroads 514-590 North US Highway 27/441 Lake Lady, FL	2008/NAP	174,576(2)	Various	Various(2)	$19.42(2)(3)	Various(2)	Various(2)	Various
Hobby Lobby 350 E Altamonte Drive Altamonte Springs, FL	1993/2020	43,767	Hobby Lobby	43,767	$14.00	Jan-2020	10.0	NNN
Boyd Market Center 2800 SW 24th Ave Ocala, FL	2001/NAP	102,066	Conn’s HomePlus	34,066	$15.00	Jan-2021	10.0	NNN
Lake Lady Commons 621 N US Highway 441 Lady Lake, FL	2020/NAP	81,850	Total Wine & More	14,978	$18.00	Nov-2020	10.0	NNN
Gainesville Plaza 2601 NW 13th Street Gainesville. FL	1971/2014	162,189	Five Below	10,470	$16.50	Sep-2020	10.0	NNN
Spanish Plaines Center 1566 Bella Cruz Drive Lake Lady, FL	2001/NAV	172,416	NAV	2,400	$25.00	Jun-2021	5.0	NNN
Rolling Acres Plaza 600 N US Highway 441 Lake Lady, FL	2005/NAV	172,139	NAV	3,400	$34.00	May-2022	5.0	NNN

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 6, 2022.
(3)	Rent PSF includes rent steps through April 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2022-C17

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Assistant Vice President
Barclays CMBS Trading
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David Kung	david.kung@barclays.com	(212) 528-7374
Director

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Director
Barclays Securitized Products Syndicate
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Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
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Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
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Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
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Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director
BMO CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(203) 451-4151
Managing Director

David Schell	david.schell@bmo.com	(201) 723-4872
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(646) 658-3932
Managing Director
KeyBank CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President